                                                                                                                                                 EXHIBIT 10.1

AMENDED AND RESTATED CREDIT AGREEMENT

between

GERBER SCIENTIFIC, INC.

The Banks Listed Herein

and

WACHOVIA BANK, N.A.,

as the Agent

Dated as of March 14, 2001

TABLE OF CONTENTS

CREDIT AGREEMENT

ARTICLE I DEFINITIONS *

SECTION 1.01. Definitions *

SECTION 1.02. Accounting Terms and Determinations *

SECTION 1.03. References *

SECTION 1.04. Use of Defined Terms *

SECTION 1.05. Terminology *

ARTICLE II THE CREDITS *

SECTION 2.01. Commitments to Lend *

SECTION 2.02. Method of Borrowing Loans. *

SECTION 2.03. The Notes. *

SECTION 2.04. Maturity of Loans. *

SECTION 2.05. Interest Rates. *

SECTION 2.06. Fees *

SECTION 2.07. Optional Termination or Reduction of Commitments *

SECTION 2.08. Mandatory Reduction and Termination of Commitments. *

SECTION 2.09. Voluntary Prepayments. *

SECTION 2.10. Mandatory Prepayments. *

SECTION 2.11. General Provisions as to Payments. *

SECTION 2.12. Computation of Interest and Fees *

ARTICLE III CONDITIONS TO EFFECTIVENESS AND BORROWINGS *

SECTION 3.01. Conditions to Effectiveness *

SECTION 3.02. Conditions to All Borrowings *

ARTICLE IV REPRESENTATIONS AND WARRANTIES *

SECTION 4.01. Corporate Existence and Power *

SECTION 4.02. Corporate and Governmental Authorization; No Contravention *

SECTION 4.03. Binding Effect *

SECTION 4.04. Financial Information. *

SECTION 4.05. No Litigation *

SECTION 4.06. Compliance with ERISA. *

SECTION 4.07. Compliance with Laws; Payment of Taxes *

SECTION 4.08. Subsidiaries *

SECTION 4.09. Investment Company Act *

SECTION 4.10. Public Utility Holding Company Act *

SECTION 4.11. Ownership of Property; Liens *

SECTION 4.12. No Default *

SECTION 4.13. Full Disclosure *

SECTION 4.14. Environmental Matters *

SECTION 4.15. Capital Stock *

SECTION 4.16. Margin Stock *

SECTION 4.17. Insolvency *

SECTION 4.18. Insurance *

ARTICLE V COVENANTS *

SECTION 5.01. Information *

SECTION 5.02. Inspection of Property, Books and Records *

SECTION 5.03. Maintenance of Existence *

SECTION 5.04. Dissolution *

SECTION 5.05. Consolidations, Mergers and Sales of Assets *

SECTION 5.06. Use of Proceeds *

SECTION 5.07. Compliance with Laws; Payment of Taxes *

SECTION 5.08. Insurance *

SECTION 5.09. Change in Fiscal Year *

SECTION 5.10. Maintenance of Property *

SECTION 5.11. Environmental Notices *

SECTION 5.12. Environmental Matters *

SECTION 5.13. Environmental Release *

SECTION 5.14. Transactions with Affiliates *

SECTION 5.15. Restricted Payments *

SECTION 5.16. Loans or Advances *

SECTION 5.17. Investments *

SECTION 5.18. Liens *

SECTION 5.19. Restrictions on Ability of Subsidiaries to Pay Dividends *

SECTION 5.20. Minimum Consolidated Net Worth *

SECTION 5.21. Leverage Ratio *

SECTION 5.22. Consolidated Fixed Charges Coverage Ratio *

SECTION 5.23. Subsidiary Debt *

SECTION 5.24. Domestic Subsidiaries to be Guarantors *

SECTION 5.25. Certain Covenants Pertaining to Intercompany Debt *

SECTION 5.26. Collateral. *

ARTICLE VI DEFAULTS *

SECTION 6.01. Events of Default *

SECTION 6.02. Notice of Default *

SECTION 6.03. Application of Proceeds. *

ARTICLE VII THE AGENT *

SECTION 7.01. Appointment; Powers and Immunities *

SECTION 7.02. Reliance by Agent *

SECTION 7.03. Defaults *

SECTION 7.04. Rights of Agent as a Bank and its Affiliates *

SECTION 7.05. Indemnification *

SECTION 7.06. CONSEQUENTIAL DAMAGES *

SECTION 7.07. Payee of Note Treated as Owner *

SECTION 7.08. Nonreliance on Agent and Other Banks *

SECTION 7.09. Failure to Act *

SECTION 7.10. Resignation or Removal of Agent *

SECTION 7.11. Provisions Applicable to Collateral Agent. *

ARTICLE VIII CHANGE IN CIRCUMSTANCES; COMPENSATION *

SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair *

SECTION 8.02. Illegality *

SECTION 8.03. Increased Cost and Reduced Return. *

SECTION 8.04. Base Rate Loans Substituted for Affected Fixed Rate Loans *

SECTION 8.05. Compensation *

SECTION 8.06. Failure to Pay in Foreign Currency *

SECTION 8.07. Judgment Currency *

ARTICLE IX MISCELLANEOUS *

SECTION 9.01. Notices *

SECTION 9.02. No Waivers *

SECTION 9.03. Expenses; Documentary Taxes *

SECTION 9.04. Indemnification *

SECTION 9.05. Setoff; Sharing of Setoffs. *

SECTION 9.06. Amendments and Waivers. *

SECTION 9.07. No Margin Stock Collateral *

SECTION 9.08. Successors and Assigns. *

SECTION 9.09. Confidentiality *

SECTION 9.10. Representation by the Banks *

SECTION 9.11. Obligations Several *

SECTION 9.12. Georgia Law *

SECTION 9.13. Severability *

SECTION 9.14. Interest *

SECTION 9.15. Interpretation *

SECTION 9.16. Waiver of Jury Trial; Consent to Jurisdiction *

SECTION 9.17. Counterparts *

SECTION 9.18. Source of Funds - ERISA *
EXHIBIT A-1 Form of Amended and Restated Dollar Loan Note

EXHIBIT A-2 Form of Amended and Restated Foreign Currency Loan Note

EXHIBIT B Form of Opinion of Counsel for the Borrower and the Guarantors

EXHIBIT C Form of Opinion of Special Counsel for the Agent

EXHIBIT D Form of Notice of Borrowing

EXHIBIT E Form of Assignment and Acceptance

EXHIBIT F Form of Compliance Certificate

EXHIBIT G Form of Closing Certificate

EXHIBIT H Form of Officer's Certificate

EXHIBIT I Form of Amended and Restated Subsidiary Guaranty

EXHIBIT J Form of Amended and Restated Contribution Agreement

EXHIBIT K Form of Amended and Restated Stock Pledge Agreement

EXHIBIT L Form of Amended and Restated Intercompany Note Pledge Agreement

EXHIBIT M Form of Mortgage

EXHIBIT N Form of Security Agreement

EXHIBIT O Form of Hazardous Materials Indemnity Agreement

EXHIBIT P Form of UK Holdco Subordinated Indemnification Agreement

Schedule 1.01 Material Subsidiaries

Schedule 4.08 Subsidiaries

Schedule 4.14 Environmental Matters

Schedule 5.16 Existing Loans and Advances

Schedule 5.17 Existing Investments

Schedule 5.18 Existing Liens

Schedule 5.23 Existing Subsidiary Debt

Schedule 5.26 Schedule of Designated Real Property

APPENDIX 1 Form of GVCC Joinder Agreement

APPENDIX 2 Form of opinion of counsel to GVCC regarding GVCC Joinder Agreement

AMENDED AND RESTATED CREDIT AGREEMENT

AMENDED AND RESTATED CREDIT AGREEMENT dated as of March 14, 2001, between GERBER SCIENTIFIC, INC., a Connecticut corporation, the BANKS listed on the signature pages hereof and WACHOVIA BANK, N.A., as Agent.

This Amended and Restated Credit Agreement is an amendment and restatement of the Credit Agreement by and among the Borrower, WACHOVIA BANK, N.A, as Agent (the "Agent") and WACHOVIA BANK, N.A., FLEET NATIONAL BANK, ABN AMRO BANK N.V., FIRST UNION NATIONAL BANK, HARRIS TRUST AND SAVINGS BANK, BNP PARIBAS (as successor to Banque Nationale De Paris), THE CHASE MANHATTAN BANK, MELLON BANK, N.A. and CITIZENS BANK OF MASSACHUSETTS (collectively, the "Banks"), dated as of May 15, 1998, as amended by First Amendment to Credit Agreement dated as of August 15, 2000 (collectively, the "Original Agreement"), which is superseded hereby;

The parties hereto agree as follows:

  DEFINITIONS
      Definitions

      . The terms as defined in this Section 1.01 shall, for all purposes of this Agreement and any amendment hereto (except as herein otherwise expressly provided or unless the context otherwise requires), have the meanings set forth herein:

      "Additional Amounts" has the meaning set forth in Section 2.11(d).

      "Adjusted IBOR Rate" has the meaning set forth in Section 2.05(d).

      "Adjusted London Interbank Offered Rate" has the meaning set forth in Section 2.05(c).

      "Affiliate" of any relevant Person means (i) any Person that directly, or indirectly through one or more intermediaries, controls the relevant Person (a "Controlling Person"), (ii) any Person (other than the relevant Person or a Subsidiary of the relevant Person) which is controlled by or is under common control with a Controlling Person, or (iii) any Person (other than a Subsidiary of the relevant Person) of which the relevant Person owns, directly or indirectly, 20% or more of the common stock or equivalent equity interests. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

      "Agent" means Wachovia Bank, N.A., a national banking association organized under the laws of the United States of America, in its capacity as agent for the Banks hereunder, and its successors and permitted assigns in such capacity, which term shall also include Wachovia Bank, N.A., in its capacity as Collateral Agent for the Secured Parties, so long as it serves in such capacity, and its successors and permitted assigns in such capacities.

      "Agreement" means this Amended and Restated Credit Agreement, together with all amendments and supplements hereto.

      "Applicable Margin" has the meaning set forth in Section 2.05(a).

      "Approved Gerber Coburn Sale" means (x) a sale of all or substantially all of the assets or stock of Stereo Optical, subject to the provisions of Sections 2.08(b) and 2.10(c), provided that the Net Cash Proceeds of Asset Dispositions from such sale are not less than $5,000,000; and (y) a sale of all or substantially all of the assets or stock of Gerber Coburn and its Subsidiaries, subject to the provisions of Sections 2.08(b) and 2.10(c), and provided that the total consideration received at the time of the sale is not less than $55,000,000 and the Net Cash Proceeds of Asset Dispositions from such sale are not less than $50,000,000 (provided that such minimum amounts shall be reduced by the amounts received from the sale of Stereo Optical, if it previously has been sold separately), as permitted pursuant to the terms and conditions contained in the Consent and Waiver dated as of February 22, 2001 by and among the Borrower, the Agent and each of the Banks, and the Consent and Reaffirmation of Guarantors at the end thereof executed by each of the Guarantors.

      "Arranger" means Wachovia Securities, Inc.

      "Arranger's Letter Agreement" means that certain letter agreement, dated as of January 16, 2001, between the Borrower, the Arranger and the Agent relating to the structure of the Loans, and certain fees from time to time payable by the Borrower to the Arranger and to the Agent, together with all amendments and supplements thereto.

      "Asset Disposition" means any disposition, whether by sale, lease, assignment or other transfer of any of the assets of the Borrower or its Subsidiaries, including, without limitation, pursuant to an Approved Gerber Coburn Sale or any Sale-Leaseback Transaction, but excluding sales of inventory in the ordinary course of business.

      "Assignee" has the meaning set forth in Section 9.08(c).

      "Assignment and Acceptance" means an Assignment and Acceptance executed in accordance with Section 9.08(c) in the form attached hereto as Exhibit E.

      "Authority" has the meaning set forth in Section 8.02.

      "Bank" means each bank listed on the signature pages hereof as having a Commitment, and its successors and assigns.

      "Bank Financial Consultant" means FTI/Policano & Manzo, which has been engaged by counsel for the Agent to advise the Agent and the Banks with respect to any matters pertaining to the Borrower, its Subsidiaries, its property and assets, its operations, its financial performance, or any other matter related to the credit facility described in this Agreement.

      "Base Rate" means for any Base Rate Loan for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, or (ii) one-half of one percent above the Federal Funds Rate. For purposes of determining the Base Rate for any day, changes in the Prime Rate or the Federal Funds Rate shall be effective on the date of each such change.

      "Base Rate Loan" means a Loan made in Dollars which bears or is to bear interest at a rate based upon the Base Rate, and is to be made as a Base Rate Loan pursuant to the applicable Notice of Borrowing, Section 2.02(f), or Article VIII, as applicable.

      "Borrower" means Gerber Scientific, Inc., a Connecticut corporation, and its successors and its permitted assigns.

      "Borrowing" means a borrowing hereunder consisting of Loans made to the Borrower. A Borrowing is a "Base Rate Borrowing" if such Loans are Base Rate Loans or a "Euro-Dollar Borrowing" if such Loans are Euro-Dollar Loans. A Borrowing is a "Foreign Currency Borrowing" if such Loans are Foreign Currency Loans.

      "Capital Stock" means any nonredeemable capital stock of the Borrower or any Consolidated Subsidiary (to the extent issued to a Person other than the Borrower or a Subsidiary), whether common or preferred.

      "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Sec. 9601 et. seq. and its implementing regulations and amendments.

      "CERCLIS" means the Comprehensive Environmental Response, Compensation, and Liability Information System established pursuant to CERCLA.

      "Change of Law" shall have the meaning set forth in Section 8.02.

      "Closing Certificate" has the meaning set forth in Section 3.01(f).

      "Closing Date" means March 14, 2001.

      "Code" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code.

      "Co-Collateral Agent" has the meaning set forth in Section 7.11(f). References to the Collateral Agent shall include the Co-Collateral Agent, unless the context otherwise requires.

      "Collateral" means (i) the Pledged Stock, (ii) the Intercompany Notes, (iii) all of the personal property described in the Security Agreement and (iv) all of the Designated Real Property.

      "Collateral Agent" has the meaning set forth in Section 7.11.

      "Collateral Disclosure Certificates" means the forms of Collateral Disclosure Certificates furnished to the Borrower and each Guarantor for completion and delivery to the Collateral Agent and its counsel pertaining to disclosure of information regarding the Collateral and related information.

      "Commitment" means, with respect to each Bank, (i) the amount set forth opposite the name of such Bank on the signature pages hereof, and (ii) as to any Bank which enters into any Assignment and Acceptance (whether as transferor Bank or as Assignee thereunder), the amount of such Bank's Commitment after giving effect to such Assignment and Acceptance, in each case as such amount may be reduced from time to time pursuant to Section 2.07 or 2.08.

      "Compliance Certificate" has the meaning set forth in Section 5.01(d).

      "Consolidated Capital Expenditures" means at any date, on a consolidated basis in accordance with GAAP for the Borrower and its Consolidated Subsidiaries, calculated at the end of each Fiscal Quarter for the Fiscal Quarter most recently ended and the immediately preceding 3 Fiscal Quarters (and with respect to any Consolidated Subsidiary acquired during such 4 Fiscal Quarter period, such Consolidated Subsidiary shall be included on a pro forma, historical basis as if it had been a Consolidated Subsidiary during such entire 4 Fiscal Quarter period), the sum of all capital expenditures paid in cash during such 4 Fiscal Quarter period by the Borrower and its Consolidated Subsidiaries.

      "Consolidated Dividends" means at any date, on a consolidated basis in accordance with GAAP for the Borrower and its Consolidated Subsidiaries, calculated at the end of each Fiscal Quarter for the Fiscal Quarter most recently ended and the immediately preceding 3 Fiscal Quarters the sum of all dividends and other distributions paid during such period in respect of any Capital Stock and Redeemable Preferred Stock (other than dividends paid or payable in the form of additional Capital Stock).

      "Consolidated EBITDA" means at any date the sum of the following, on a consolidated basis in accordance with GAAP for the Borrower and its Consolidated Subsidiaries, calculated at the end of each Fiscal Quarter for the Fiscal Quarter most recently ended and the immediately preceding 3 Fiscal Quarters (and (1) with respect to any Consolidated Subsidiary acquired during such 4 Fiscal Quarter period, such Consolidated Subsidiary shall be included on a pro forma, historical basis as if it had been a Consolidated Subsidiary during such entire 4 Fiscal Quarter period, and (2) from and after an Approved Gerber Coburn Sale, Gerber Coburn shall be excluded from such calculations in the Fiscal Quarter of the sale and the immediately preceding 3 Fiscal Quarters): (i) Consolidated Net Income; plus (ii) Consolidated Interest Expense; plus (iii) Consolidated Taxes; plus (iv) depreciation expense; plus (v) amortization expense; plus (vi) other non-cash charges.

      "Consolidated EBITDAR" means at any date the sum of the following: (i) Consolidated EBITDA (but without the "pro forma" adjustment for Gerber Coburn EBITDA contemplated in clause (2) of the definition of Consolidated EBITDA); plus (ii) Consolidated Net Rental Expense.

      "Consolidated Fixed Charges Coverage Ratio" means, at any date, the ratio of: (i) the sum of (a) Consolidated EBITDAR, less (b) Consolidated Capital Expenditures; to (ii) the sum of (a) Consolidated Interest Expense, plus (b) Consolidated Dividends, plus (c) Consolidated Taxes, plus (d) Consolidated Net Rental Expense.

      "Consolidated Interest Expense" means at any date, on a consolidated basis in accordance with GAAP for the Borrower and its Consolidated Subsidiaries, calculated at the end of each Fiscal Quarter for the Fiscal Quarter most recently ended and the immediately preceding 3 Fiscal Quarters (and with respect to any Consolidated Subsidiary acquired during such 4 Fiscal Quarter period, such Consolidated Subsidiary shall be included on a pro forma, historical basis as if it had been a Consolidated Subsidiary during such entire 4 Fiscal Quarter period), interest, whether expensed or capitalized, in respect of Debt of the Borrower or any of its Consolidated Subsidiaries outstanding during such 4 Fiscal Quarter period.

      "Consolidated Net Income" means, for any period, the Net Income of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis (and with respect to any Consolidated Subsidiary acquired during such 4 Fiscal Quarter period, such Consolidated Subsidiary shall be included on a pro forma, historical basis as if it had been a Consolidated Subsidiary during such entire 4 Fiscal Quarter period), but excluding (i) extraordinary items and (ii) any equity interests of the Borrower or any Subsidiary in the unremitted earnings of any Person that is not a Subsidiary.

      "Consolidated Net Rental Expense" means, for any period, on a consolidated basis in accordance with GAAP for the Borrower and its Subsidiaries, calculated at the end of each Fiscal Quarter for the Fiscal Quarter most recently ended and the immediately preceding 3 Fiscal Quarters (and with respect to any Consolidated Subsidiary acquired during such 4 Fiscal Quarter period, such Consolidated Subsidiary shall be included on a pro forma, historical basis as if it had been a Consolidated Subsidiary during such entire 4 Fiscal Quarter period), rental expense under operating leases, net of any rents received on account of sublease rentals.

      "Consolidated Net Worth" means, at any time, the shareholders' equity of the Borrower and its Consolidated Subsidiaries, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries prepared in accordance with GAAP, but excluding any Redeemable Preferred Stock of the Borrower or any of its Consolidated Subsidiaries.

      "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of the Borrower in its consolidated financial statements as of such date.

      "Consolidated Taxes" means at any date, on a consolidated basis in accordance with GAAP for the Borrower and its Consolidated Subsidiaries, calculated on a consolidated basis at the end of each Fiscal Quarter for the Fiscal Quarter most recently ended and the immediately preceding 3 Fiscal Quarters (and with respect to any Consolidated Subsidiary acquired during such 4 Fiscal Quarter period, such Consolidated Subsidiary shall be included on a pro forma, historical basis as if it had been a Consolidated Subsidiary during such entire 4 Fiscal Quarter period), all income tax expense or benefit of the Borrower or any of its Consolidated Subsidiaries during such 4 Fiscal Quarter period.

      "Consolidated Total Debt" means, without duplication, all of the following types of Debt of the Borrower and its Consolidated Subsidiaries: (i) obligations for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, (ii) obligations as lessee under capital leases, (iii) obligations to reimburse any bank or other Person in respect of amounts paid under a letter of credit (other than a trade letter of credit) or similar instrument, (iv) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation), and (v) Debt of the types referred to in clauses (i) through (iv), inclusive, of this definition of Persons other than the Borrower or any Guarantor which are Guaranteed by the Borrower or any Consolidated Subsidiary; provided, that for purposes of this clause (v), there shall be included only 3% of the aggregate amount of the contingent liability from time to time of the Borrower and the Subsidiaries party thereto under the GECC Vendor Program Arrangement.

      "Contribution Agreement" means the Amended and Restated Contribution Agreement, substantially in the form of Exhibit J, to be executed by the Borrower and the Guarantors,

      "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

      "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases, (v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, (vi) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation), (vii) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid or to be paid or to be paid under a letter of credit (other than a trade letter of credit) or similar instrument, (viii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (ix) all obligations of such Person with respect to any Hedging Agreement (valued as the termination value thereof computed in accordance with a method approved by the International Swap Dealers Association and agreed to by such Person in the applicable hedging agreement, if any), and (x) all Debt of others Guaranteed by such Person, including the aggregate amount of the contingent liability from time to time of the Borrower and the Subsidiaries party thereto under the GECC Vendor Program Arrangement.

      "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

      "Default Rate" means, with respect to any Loan, on any day, the sum of 2% plus the then highest interest rate (including the Applicable Margin) which may be applicable to any Loans hereunder (irrespective of whether any such type of Loans are actually outstanding hereunder).

      "Designated Real Property" means (i) all Real Property (other than the land and buildings located at 24 Industrial Park West, Tolland, Connecticut, which is the subject of a Connecticut Development Authority bond transaction and which secures obligations related to such bond transaction) which is or includes a manufacturing plant or headquarters, and (ii) any other owned Real Property located in the United States of America or any state thereof or the District of Columbia, and any other leased Real Property located in the United States of America or any state thereof or the District of Columbia with annual aggregate base rental payments (meaning minimum periodic contractual rent, excluding reimbursement recovery of common area maintenance or other common property operating expenses and excluding percentage rent) of $150,000 or more, of the Borrower or any Guarantor located in the United States of America, all Designated Real Property as of the date hereof being described in Schedule 5.26, which shall be modified or supplemented from time to time pursuant to Section 5.26(b)(ii) hereof when Designated Real Property is sold or no longer leased or additional Designated Real Property is acquired or leased.

      "Dollar Equivalent" means the Dollar equivalent of the amount of a Foreign Currency Loan, determined by the Agent on the basis of the Exchange Rate.

      "Dollars" or "$" means dollars in lawful currency of the United States of America.

      "Dollar Loan" means a Loan made in Dollars, which shall be either a Base Rate Loan or a Euro-Dollar Loan.

      "Dollar Loan Notes" means Amended and Restated Dollar Loan Notes of the Borrower, substantially in the form of Exhibit "A-1", evidencing the obligation of the Borrower to repay the Dollar Loans, together with all amendments, consolidations, modifications, renewals, and supplements thereto.

      "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Georgia or New York are authorized by law to close.

      "Domestic Subsidiary" means any Subsidiary which is incorporated, organized or created under the laws of the United States of America or any state, territory or possession thereof or the District of Columbia.

      "Enforcement Costs", if and to the extent defined in any of the Security Documents, has the meaning set forth therein.

      "Environmental Authority" means any foreign, federal, state, local or regional government of competent jurisdiction or authority under any Environmental Requirement.

      "Environmental Authorizations" means all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites, if any, for conducting the business of the Borrower or any Subsidiary required by any Environmental Requirement.

      "Environmental Judgments and Orders" means all judgments, decrees or orders arising from any Environmental Requirements, whether or not entered upon consent, or final and binding written agreements with an Environmental Authority arising from or pursuant to any Environmental Requirement, whether or not incorporated in a judgment, decree or order.

      "Environmental Liabilities" means any liabilities, whether accrued, contingent or otherwise, arising from any Environmental Requirements.

      "Environmental Notices" means written notice from any Environmental Authority or by any other person or entity, of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

      "Environmental Proceedings" means any judicial or administrative proceedings arising from any Environmental Requirement.

      "Environmental Releases" means releases as defined in CERCLA or under any Environmental Requirement.

      "Environmental Requirements" means any applicable legal requirement relating to health, safety or the environment that governs or regulates the Borrower, any Subsidiary or the Properties, including but not limited to any such requirement under CERCLA or similar state legislation and all federal, state and local laws, ordinances, regulations, orders, writs, decrees and common law.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

      "Euro-Dollar Loan" means a Loan made in Dollars which bears or is to bear interest at a rate based upon the Adjusted London Interbank Offered Rate, and to be made as a Euro-Dollar Loan pursuant to the applicable Notice of Borrowing.

      "Euro-Dollar Reserve Percentage" has the meaning set forth in Section 2.05(c).

      "Event of Default" has the meaning set forth in Section 6.01.

      "Exchange Rate" means, on any day, (a) with respect to the Foreign Currency, the rate at which such Foreign Currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m., London time, on such day on the Reuters World Currency Page for such currency. In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to the applicable Bloomberg System page or, in the event that such rate does not appear on such page, such other publicly available service for displaying exchange rates as may be agreed upon by the Agent and the Borrower, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Agent in the market where its foreign currency exchange operations in respect of the Foreign Currency are then being conducted, at or about 11:00 a.m., London time, on such date for the purchase of Dollars, with such Foreign Currency for delivery 2 Fixed Rate Business Days later; provided, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

      "Existing Spandex Stock Pledge" has the meaning set forth in clause (i) of the definition of UK Reorganization Conditions.

      "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Agent on such day on such transactions, as determined by the Agent.

      "Financial Covenant Waiver Agreement" means the Waiver under Credit Agreement dated as of January 19, 2001, as amended by letter agreements dated as of February 6 and February 22, 2001, among the Borrower, the Agent and the Required Banks, and the Consent and Reaffirmation of Guarantors at the end thereof.

      "Fiscal Month" means any fiscal month of the Borrower.

      "Fiscal Quarter" means any fiscal quarter of the Borrower.

      "Fiscal Year" means any fiscal year of the Borrower.

      "Fixed Rate Borrowing" means a Euro-Dollar Borrowing or a Foreign Currency Borrowing, or any or all of them, as the context shall require.

      "Fixed Rate Business Day" means (i) with respect to Euro-Dollar Loans, any Domestic Business Day on which dealings in Dollar deposits are carried out in the London interbank market, and (ii) with respect to Foreign Currency Loans, any Domestic Business Day, excluding one on which trading is not carried on by and between banks in deposits of the Foreign Currency in the applicable interbank market for such Foreign Currency.

      "Fixed Rate Loans" means Euro-Dollar Loans or Foreign Currency Loans, as the context shall require.

      "Foreign Currencies" means, individually and collectively, as the context shall require, each of the following, if offered and subject to availability: (i) British pounds sterling, Dutch Guilders, Australian dollars, Canadian dollars, Italian lira, German deutschemarks, French francs and Swiss francs; provided, however, with respect to any Borrowing with an Interest Period which commences on or after January 1, 2002, if any such currency has been replaced entirely by the Euro, such currency shall be unavailable and such Borrowing shall instead be in Euros; (ii) on and after January 1, 1999, Euros; and (iii) at the option of the Banks, any other currency which is freely transferable and convertible into Dollars; provided, however, that no such other currency under this clause (iii) shall be included as a Foreign Currency hereunder, or included in a Notice of Borrowing, unless (x) a Borrower has first submitted a request to the Agent and the Banks that it be so included, and (y) the Agent and the Banks, in their sole discretion, have agreed to such request.

      "Foreign Currency Loan" means a Loan to be made as a Foreign Currency Loan pursuant to the applicable Notice of Borrowing.

      "Foreign Currency Loan Notes" means Amended and Restated Foreign Currency Loan Notes of the Borrower, substantially in the form of Exhibit A-2, evidencing the obligation of the Borrower to repay the Foreign Currency Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto.

      "Foreign Subsidiary" means a Subsidiary which is not a Domestic Subsidiary.

      "GAAP" means generally accepted accounting principles applied on a basis consistent with those which, in accordance with Section 1.02, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

      "GECC Vendor Program Arrangement" means the arrangements and transaction pertaining to loan and lease financing for purchasers of equipment manufactured by the Borrower and certain of its Subsidiaries described in the Vendor Program Agreement between the Borrower, certain Subsidiaries of the Borrower, and General Electric Capital Corporation dated August 17, 1992, as amended or supplemented from time to time, which arrangement includes, as of the Closing Date, an $85,000,000 upper limit on amount of contingent liability permitted thereunder.

      "Gerber Coburn" means Gerber Coburn Optical, Inc., a Delaware corporation.

      "GVCC" has the meaning set forth in the definition of UK Reorganization.

      "GVCC Joinder Agreement" has the meaning set forth in the definition of UK Reorganization.

      "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or material performance obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include (x) endorsements for collection or deposit in the ordinary course of business or (y) any contingent obligation of the Borrower and the Subsidiaries party thereto under the GECC Vendor Program Arrangement. The term "Guarantee" used as a verb has a corresponding meaning.

      "Guarantor" means (i) the Initial Guarantors; and (ii) any Domestic Subsidiary which becomes a Guarantor pursuant to Section 5.24.

      "Hazardous Materials" includes, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. Sec. 6901 et seq. and its implementing regulations and amendments, or in any comparable state or local law or regulation, (b) "hazardous substance", "pollutant", or "contaminant" as defined in CERCLA, or in any comparable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, including, crude oil or any fraction thereof, (d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any comparable state or local law or regulation and (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any comparable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

      "Hazardous Materials Indemnity Agreement" means any one, or more, or all, as the context shall require, of a Hazardous Materials Indemnity Agreement relating to Designated Real Property described therein. Exhibit O is a form of Hazardous Materials Indemnity Agreement for use, and any Hazardous Materials Indemnity Agreement shall be modified as appropriate to reflect the same terms under the applicable law of such different state, as applicable.

      "Hedge Obligations" means all obligations of the Borrower or any Subsidiary to any Bank or Affiliate thereof with respect to any Hedging Agreement with such Bank or Affiliate thereof (valued at the termination value thereof computed in accordance with a method approved by the International Swap Dealers Association and agreed to by the Borrower or such Subsidiary in the applicable hedging agreement, if any, and in any case net of any benefits of the Borrower or such Subsidiary).

      "Hedge Provider" means any Bank or Affiliate thereof providing any Hedge Obligations.

      "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement or other hedging arrangement.

      "IBOR" has the meaning set forth in Section 2.05(d).

      "Initial Guarantors" means Gerber Technology, Inc., a Connecticut corporation, Gerber Scientific Products, Inc., a Connecticut corporation, Gerber Coburn and Stereo Optical.

      "Intercompany Note" means any intercompany note in substantially the form attached as Annex 1 to the Amended and Restated Intercompany Note Pledge Agreement which is executed in favor of the Borrower or any Guarantor pursuant to Section 5.25 and pledged to the Agent pursuant to the Intercompany Note Pledge Agreement.

      "Intercompany Note Pledge Agreement" means the Amended and Restated Intercompany Note Pledge Agreement, substantially in the form of Exhibit L, to be executed and delivered by the Borrower and each of the Guarantors, agreeing to:

      (i) obtain (x) in the case of the Borrower, from each Material Foreign Subsidiary directly owned by each of the Guarantors or Spandex, and (y) in the case of each Guarantor, from each Material Foreign Subsidiary directly owned by it, and (z) in the case of the Borrower and each of the Guarantors, as contemplated in Section 5.25, in each case an Intercompany Note, evidencing all loans and advances made by it to such Material Foreign Subsidiary; and

      (ii) pledge to the Collateral Agent pursuant thereto, for the ratable benefit of the Secured Parties, to secure the Secured Obligations, all such Intercompany Notes.

      "Interest Period" means, (1) with respect to each Fixed Rate Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the first, second, third or sixth month thereafter; provided that:

        any Interest Period (subject to paragraph (c) below) which would otherwise end on a day which is not a Fixed Rate Business Day shall be extended to the next succeeding Fixed Rate Business Day unless such Fixed Rate Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Fixed Rate Business Day;
        any Interest Period which begins on the last Fixed Rate Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall, subject to paragraph (c) below, end on the last Fixed Rate Business Day of the appropriate subsequent calendar month; and
        no Interest Period may be selected which begins before the Termination Date and would otherwise end after the Termination Date.

        (2) With respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 30 days thereafter; provided that:

        any Interest Period which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and
        no Interest Period which begins before the Termination Date and would otherwise end after the Termination Date may be selected.

"Investment" means any investment in any Person, whether by means of purchase or acquisition of obligations or securities of such Person, capital contribution to such Person, loan or advance to such Person, making of a time deposit with such Person, Guarantee or assumption of any obligation of such Person or otherwise.

"Lending Office" means, as to each Bank, its office located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Lending Office or such other office as such Bank may hereafter designate as its Lending Office by notice to the Borrower and the Agent. Each Bank may designate a Lending Office for Dollar Loans and a different Lending Office for Foreign Currency Loans, and the term "Lending Office" shall in such case mean either such Lending Office, as the context shall require.

"Leverage Ratio" means on any date of determination the ratio of Consolidated Total Debt to Consolidated EBITDA; provided, however, that for purposes of determining the Applicable Margin under Section 2.05 and fees under Section 2.06, contingent liability of the Borrower and the Subsidiaries party thereto under the GECC Vendor Program Arrangement shall not be included as Debt.

"Lien" means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest or encumbrance, or encumbrance or servitude of any kind in respect of such asset to secure or assure payment of a Debt or a Guarantee, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

"Loan" means a Base Rate Loan, a Euro-Dollar Loan or a Foreign Currency Loan, or any or all of them, as the context shall require.

"Loan Documents" means this Agreement, the Notes, the Security Documents, the Subsidiary Guaranty, and any other document evidencing or securing the Loans or relating to the Collateral, as such documents and instruments may be amended or supplemented from time to time.

"London Interbank Offered Rate" has the meaning set forth in Section 2.05(c).

"Margin Stock" means "margin stock" as defined in Regulations T, U or X.

"Material Adverse Effect" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business or properties of the Borrower and its Consolidated Subsidiaries taken as a whole, (b) the rights and remedies of the Agent or the Banks under the Loan Documents, or the ability of the Borrower or any Guarantor to perform its obligations under the Loan Documents to which it is a party, as applicable, or (c) the legality, validity or enforceability of any Loan Document.

"Material Domestic Subsidiary" means any Material Subsidiary which is a Domestic Subsidiary.

"Material Foreign Subsidiary" means: (i) Spandex; (ii) any other Foreign Subsidiary which is a Material Subsidiary and (iii) any other Foreign Subsidiary which is designated on Schedule 4.08 (or in a subsequent written notice from the Borrower to the Agent and the Banks) as being a Material Foreign Subsidiary.

"Material Subsidiary" means any Subsidiary which is directly owned by the Borrower or a Subsidiary, and (a) has assets which constitute more than 5% of the consolidated total assets of the Borrower and its Consolidated Subsidiaries at the end of the most recent Fiscal Quarter, (b) contributed more than 5% of Consolidated Net Income for the 4 most recent Fiscal Quarters then ended (or, with respect to any Subsidiary which is not a Domestic Subsidiary and which existed during the entire 4 Fiscal Quarter period but was acquired by the Borrower during such period, which would have contributed more than 5% of Consolidated Net Income for such period had it been a Subsidiary for the entire period, as determined on a pro forma basis in accordance with GAAP), or (c) is listed on Schedule 1.01.

"Moody's" means Moody's Investor Service, Inc.

"Mortgage" means any one, or more, or all, as the context shall require, of a mortgage, deed of trust, leasehold deed of trust, deed to secure debt, leasehold deed to secure debt, as applicable in the relevant state, conveying a first priority Lien on Designated Real Property described therein owned by the Borrower or such Guarantor (or its leasehold interests therein) to the Agent, for the equal and ratable benefit of the Secured Parties, subject only to the Permitted Encumbrances applicable thereto, as security for payment of the Secured Obligations, as any of the foregoing may be amended or supplemented from time to time, subject, as to any leasehold property, to obtaining any necessary landlord consent, as contemplated in Section 5.26(b)(ii). Attached as Exhibit M is a form of Mortgage which is a Deed of Trust and Uniform Commercial Code Security Agreement and Assignment of Leases, Rents and Profits for use for a fee simple interest in the State of North Carolina, and any Mortgage of a leasehold interest and/or for a different state shall be substantially the same as Exhibit M as to representations and warranties, covenant and events of default, but modified as appropriate to reflect a leasehold interest and/or the applicable property law of such different state, as applicable, but retaining to the fullest extent practicable the substance of Exhibit M.

"Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

"Net Income" means, as applied to any Person for any period, the aggregate amount of net income of such Person, after taxes, for such period, as determined in accordance with GAAP.

"Net Cash Proceeds of Asset Dispositions" means, in connection with any single Asset Disposition producing Net Cash Proceeds of Asset Dispositions greater than $250,000, the proceeds thereof in the form of cash and cash equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Disposition, after deducting therefrom, as applicable, (i) attorneys' fees, accountants' fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, amounts required to be applied to the repayment of Debt secured by a Lien on any asset which is the subject of such Asset Disposition and other customary fees and expenses actually incurred in connection therewith and (ii) taxes paid or reasonably estimated by the Borrower or any Subsidiary to be payable as a result thereof (including withholding taxes incurred in connection with cross-border transactions, if applicable).

"Net Proceeds of Capital Stock" means any proceeds received by the Borrower or a Consolidated Subsidiary in respect of the issuance of Capital Stock (including as such proceeds for purposes of the foregoing the amount of Debt of the Borrower or any Consolidated Subsidiary canceled in exchange for the issuance of Capital Stock), after deducting therefrom all reasonable and customary costs and expenses incurred by the Borrower or such Consolidated Subsidiary directly in connection with the issuance of such Capital Stock.

"Non-US Lender" has the meaning set forth in Section 2.11(e).

"Notes" means, individually and collectively, as the context shall require, the Dollar Loan Notes and the Foreign Currency Loan Notes.

"Notice of Borrowing" has the meaning set forth in Section 2.02.

"Other Taxes" has the meaning set forth in Section 9.03.

"Officer's Certificate" has the meaning set forth in Section 3.01(g).

"Original Agreement" has the meaning set forth in the preamble hereto.

"Original Notes" means the Notes executed and delivered pursuant to the Original Agreement.

"PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

"Participant" has the meaning set forth in Section 9.08(b).

"Percentage Interest" with respect to a Secured Party, means that percentage which is the equivalent of a fraction, the numerator of which is the then aggregate amount (including but not limited to principal, interest and premium, if any) outstanding of the Secured Obligations owing to such Secured Party, and the denominator of which is the total of the amounts described in the numerator for all Secured Parties.

"Performance Pricing Determination Date" has the meaning set forth in Section 2.05(a).

"Permitted Encumbrances" means, as to the Collateral, the Liens permitted by Section 5.18 and the Liens expressly permitted by the relevant Security Document pertaining to such Collateral.

"Person" means an individual, a corporation, a partnership, a limited liability company, an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

"Personal Property Due Diligence Submission Date" has the meaning set forth in Section 5.26(c).

"Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding 5 plan years made contributions.

"Pledge Agreements" means Intercompany Note Pledge Agreement or the Stock Pledge Agreement, or both, as the context shall require.

"Pledged Stock" means all of the capital stock, securities or other ownership interests pledged from time to time to the Collateral Agent pursuant to the Stock Pledge Agreement.

"Prime Rate" refers to that interest rate so denominated and set by Wachovia from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Wachovia. Wachovia lends at interest rates above and below the Prime Rate.

"Properties" means all real property owned, leased or otherwise used or occupied by the Borrower or any Subsidiary, wherever located.

"Real Property means all Property consisting of land, and the buildings, fixtures and other improvements located thereon.

"Real Property Documentation" means the instruments, documents and agreements executed and/or delivered by Borrower or any Guarantor to the Collateral Agent (if applicable) pursuant to Section 5.26(b) in connection with each Mortgage in order to convey to the Collateral Agent (or a trustee for the benefit of the Collateral Agent, as applicable under the applicable law) for the equal and ratable benefit of the Secured Parties, a first priority security interest in, lien on and security title (subject to Permitted Encumbrances) to the right, title and interest of the Borrower and each Guarantor in the Designated Real Property described therein, and other rights ancillary thereto, all in form and substance reasonably satisfactory to the Collateral Agent, after consultation with the Borrower, including as to the establishment of reasonable estimated values of the Designated Real Property for purposes of title insurance coverage and stamp and similar recording taxes. The Real Property Documentation shall include, without limitation, the following as to each Designated Real Property and the land on which it is located:

(i) an owner's/lessee's affidavit for each parcel or tract of such Designated Real Property;

(ii) mortgagee title insurance binders and policies for each tract or parcel of such Designated Real Property;

(iii) such consents, acknowledgments, intercreditor or attornment and subordination agreements as the Collateral Agent may require from any Third Parties with respect to any portion of such Designated Real Property;

(iv) a current survey of each parcel or tract of such Designated Real Property (unless item (ii) above is provided without a survey exception and there is a satisfactory legal description of the relevant parcel or tract, and provided that the Agent has received evidence reasonably satisfactory to it that such Designated Real Property is not in an area which is considered a flood risk area by the U.S. Department of Housing and Urban Development);

(v) a certificate as to the insurance required by the related Mortgage;

(vi) a report of a licensed engineer detailing an environmental inspection of such Designated Real Property (which shall be a "Phase 1" report only unless either a "Phase 2" report is recommended in such Phase 1 report or the Collateral Agent determines in its reasonable judgment, based on such Phase 1 report, that a Phase 2 report should be obtained);

(vii) a Hazardous Materials Indemnity Agreement for such Designated Real Property;

(viii) an appraisal of such Designated Real Property, prepared by an appraiser satisfactory to the Collateral Agent and engaged by and on behalf of the Collateral Agent and the Banks; and
    any revenue ruling or similar assurance from the department of revenue or taxation requested by the Collateral Agent with respect to any stamp, intangible or other taxes payable in connection with the filing for record of any of the Mortgages.

"Recording Expenses" has the meaning set forth in Section 5.26(d).

"Redeemable Preferred Stock" of any Person means any preferred stock issued by such Person which is at any time prior to the Termination Date either (i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or (ii) redeemable at the option of the holder thereof.

"Refunding Loan" means a new Loan made on the day on which an outstanding Loan is maturing or a Base Rate Borrowing is being converted to a Fixed Rate Borrowing, if and to the extent that the proceeds thereof are used entirely for the purpose of paying such maturing Loan or Loan being converted, excluding any difference between the amount of such maturing Loan or Loan being converted and any greater amount being borrowed on such day and actually either being made available to the Borrower pursuant to Section 2.02(c) or remitted to the Agent as provided in Section 2.11, in each case as contemplated in Section 2.02(d).

"Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

"Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

"Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

"Repatriation Loan" means an intercompany loan made from the Borrower, any Guarantor or any Material Foreign Subsidiary to any Foreign Subsidiary that is not a Material Foreign Subsidiary, but only to the extent that the majority of the proceeds thereof are used in a series of dividends to be paid up through the corporate ownership chain within 30 days of the making of such loan ultimately resulting in a dividend to the Borrower or any Guarantor.

"Required Banks" means at any time Banks having at least 51% of the aggregate amount of the Commitments or, if the Commitments are no longer in effect, Banks holding at least 51% of the aggregate outstanding principal amount of the Loans.

"Restricted Payment" means (i) any dividend or other distribution on any shares of the Borrower's Capital Stock (except dividends payable solely in shares of its Capital Stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Borrower's Capital Stock (except shares acquired upon the conversion thereof into other shares of its Capital Stock) or (b) any option, warrant or other right to acquire shares of the Borrower's Capital Stock.

"Reuters Screen" shall mean, when used in connection with any designated page and IBOR, the display page so designated on the Reuter Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to IBOR).

"Revolver Obligations" means all indebtedness, liabilities and obligations of the Borrower to the Agent and the Banks under this Agreement, the Notes and the other Loan Documents and of the Subsidiaries under the Subsidiary Guaranty, including, without limitation, all principal, interest, fees, costs and indemnification amounts, and any extensions and renewals thereof in whole or in part.

"S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.

"Sale-Leaseback Transaction" means any transaction pursuant to which the Borrower or any Subsidiary sells any Property or other asset to another Person and then leases back such Property or other asset from such other Person and the lessor obtains no interest in any assets of the Borrower or any Subsidiary, other than the Property or assets leased pursuant thereto.

"Secured Parties" means the Collateral Agent and (i) the Agent and the Banks, with respect to the Revolver Obligations, and (ii) the Hedge Providers, with respect to the Hedge Obligations.

"Secured Obligations" means (i) the Revolver Obligations, and (ii) all Hedge Obligations, limited, however, as to this clause (ii) to a maximum aggregate amount of $5,000,000; and (iii) all other Secured Obligations, including Enforcement Costs, described in any of the Security Documents.

"Security Agreement" means the Security Agreement, substantially in the form of Exhibit N, to be executed and delivered by the Borrower and each Guarantor, granting to the Collateral Agent, for the equal and ratable benefit of the Secured Parties, a first priority security interest in the personal property described therein, subject only to Permitted Encumbrances, to secure the Secured Obligations, together with all amendments and supplements thereto.

"Security Documents" means the Pledge Agreements, the Security Agreement, the Hazardous Materials Indemnity Agreements and the Mortgages.

"Spandex" means Spandex PLC, a limited company incorporated under the laws of England and Wales.

"Spandex Pledged Stock" has the meaning set forth in clause (i) of the definition of UK Reorganization.

"Spandex Pledged Stock Foreclosure" has the meaning set forth in clause (ii) of the definition of UK Reorganization.

"Stock Pledge Agreement" means the Amended and Restated Stock Pledge Agreement, substantially in the form of Exhibit K, to be executed and delivered by the Borrower and the Initial Guarantors, pledging to the Collateral Agent pursuant thereto, for the ratable benefit of the Secured Parties, to secure the Secured Obligations, 65% of the capital common stock or other securities or ownership interests of all Material Foreign Subsidiaries owned directly by the Borrower or any Initial Guarantor, at such time as any Foreign Subsidiary owned directly by it becomes a Material Foreign Subsidiary.

"Spandex Stock Transfers" has the meaning set forth in clause (ii) of the definition of UK Reorganization.

"Stereo Optical" means Stereo Optical Company, Inc., an Illinois corporation, and a direct subsidiary of Gerber Coburn.

"Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

"Subsidiary Guaranty" means the Amended and Restated Subsidiary Guaranty, substantially in the form of Exhibit I, to be executed by the Guarantors, unconditionally and jointly and severally Guaranteeing payment of the Loans, the Notes and all other obligations of the Borrower to the Agent and the Banks hereunder, including without limitation all principal, interest, fees, costs, and compensation and indemnification amounts.

"Taxes" has the meaning set forth in Section 2.11(d).

"Telerate" means, when used in connection with any designated page and the London Interbank Offered Rate or IBOR, the display page so designated on the Telerate Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to the London Interbank Offered Rate or IBOR).

"Termination Date" means whichever is applicable of (i) May 15, 2003,(ii) the date the Commitments are terminated pursuant to Section 6.01 following the occurrence of an Event of Default, or (iii) the date the Borrower terminates the Commitments entirely pursuant to Section 2.07.

"Third Parties" means all lessees, sublessees, licensees and other users of the Properties, excluding those users of the Properties in the ordinary course of the Borrower's business and on a temporary basis.

"Transaction Documents" means this Agreement, the Notes, the other Loan Documents, and the Hedging Agreements with the Hedge Providers.

"Transferee" means an Assignee, a Participant or other transferee.

"UK Holdco" has the meaning set forth in the definition of UK Reorganization.

"UK Holdco Note" has the meaning set forth in the definition of UK Reorganization.

"UK Holdco Subordinated Indemnification Agreement" has the meaning set forth in clause (ii) of the definition of UK Reorganization.

"UK Holdco Subordinated Indemnification Obligations" has the meaning set forth in clause (ii) of the definition of UK Reorganization.

"UK Reorganization" means, collectively, the following, proposed to be accomplished by the Borrower upon and subject to satisfaction of the UK Reorganization Conditions, but effective March 1, 2001: (i) transfer, expressly subject to the Existing Spandex Stock Pledge, to a United States of America Subsidiary, Gerber Venture Capital Corp. ("GVCC"), which will be a holding company and a Material Domestic Subsidiary, all of the capital stock of Spandex, as a capital contribution to GVCC (the "First Spandex Stock Transfer"); (ii) cause GVCC to transfer, expressly subject to the Existing Spandex Stock Pledge, to a newly created United Kingdom Subsidiary, GERBER SCIENTIFIC UK LTD. ("UK Holdco"), which will be a holding company and a Material Foreign Subsidiary, all of the capital stock of Spandex (the "Second Spandex Stock Transfer", and together with the First Spandex Stock Transfer, the "Spandex Stock Transfers"), in exchange for all of the capital stock of UK Holdco, and a note of UK Holdco in the amount (denominated in British pounds sterling and euros) of approximately the equivalent of $90,000,000 (the "UK Holdco Note"); and (iii) the execution and delivery by the Borrower to UK Holdco of the UK Holdco Subordinated Indemnification Agreement.

"UK Reorganization Conditions" means the satisfaction of each of the following conditions to the effectuation of the UK Reorganization:

(i) each of the Spandex Stock Transfers shall be in writing and expressly made subject in all respects to the Lien which was granted by the Borrower to the Collateral Agent on 65% of the Spandex capital stock and which constitutes Pledged Stock (the "Spandex Pledged Stock") under and pursuant to both the Stock Pledge Agreement and the initial "Stock Pledge Agreement", as defined in and executed and delivered under the Original Agreement, which is amended and restated by the Stock Pledge Agreement (the "Existing Spandex Stock Pledge");

(ii) the execution and delivery by the Borrower in favor of UK Holdco of a subordinated indemnification agreement in form and substance attached hereto as Exhibit P (the "UK Holdco Subordinated Indemnification Agreement") pursuant to which (1) the Borrower agrees that, in the event that the Collateral Agent exercises its right to sell or transfer any of the Spandex Pledged Stock pursuant to the Stock Pledge Agreement following the occurrence and during the continuance of an Event of Default (such event being a "Spandex Pledged Stock Foreclosure"), subject to the subordination provisions described below, it will indemnify and hold harmless UK Holdco from any loss on account thereof by paying to UK Holdco an amount equal to the fair market value of the Spandex Pledged Stock which was the subject of the Spandex Pledged Stock Foreclosure, determined as of the date of such Spandex Pledged Stock Foreclosure (such obligation of the Borrower to pay such amount to UK Holdco in such event being the "UK Holdco Subordinated Indemnification Obligations"), and (2) pursuant to subordination provisions contained therein, the right of the Borrower to pay, and the right of UK Holdco to receive, any part of the UK Holdco Subordinated Indemnification Obligations is subject and subordinate in all respects to the prior indefeasible payment in full of all of the Revolver Obligations and the cancellation or termination of all of the Commitments, which subordination provisions include the usual and customary provisions for subordinated debt, including, without limitation, that in the event of any case under Title 11 of the United States Code involving the Borrower as debtor, any payment or distribution which otherwise would be made to UK Holdco on account of the UK Holdco Subordinated Indemnification Obligations shall instead be made to the Agent, for the ratable account of the Secured Parties, until all Revolver Obligations have been indefeasibly paid in full;

(iii) delivery of an opinion of Richard F. Treacy, Jr., Esq., General Counsel of the Borrower, in form and substance substantially similar to Exhibit B hereto, but limited to the opinions contained in paragraphs 2 and 3 thereof and pertaining to the UK Holdco Subordinated Indemnification Agreement;

(iv) execution and delivery by GVCC of a joinder agreement (the "GVCC Joinder Agreement") in the form of Appendix 1 attached hereto, pursuant to which (1) it shall become a Guarantor and a party to the Subsidiary Guaranty, (2) it shall become a "Contributing Party" and a party to the Contribution Agreement, (3) it shall become a "Pledgor" under and a party to the Stock Pledge Agreement with respect to 65% of the capital stock in UK Holdco, and shall deliver to the Collateral Agent the certificates evidencing such shares and blank stock powers pertaining thereto (or shall cause the making of such registration or other arrangements as shall be necessary to perfect under applicable law a security interest in such stock in favor of the Collateral Agent, for the ratable benefit of the Banks ) and (4) it shall become a "Pledgor" under and a party to the Intercompany Note Pledge Agreement with respect to the UK Holdco Note, which shall be in the form of an Intercompany Note, and shall deliver the UK Holdco Note in such form as a Pledged Note to the Collateral Agent pursuant to the Intercompany Note Pledge Agreement; and

(v) delivery of an opinion of Richard F. Treacy, Jr., Esq., General Counsel of the Borrower and GVCC with respect to the GVCC Joinder Agreement in substantially the form of Appendix 2 hereto.

"Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

"Unused Commitment" means at any date, with respect to any Bank, an amount equal to its Commitment less the aggregate outstanding principal amount of its Loans.

"Wachovia" means Wachovia Bank, N.A., a national banking association, and its successors.

"Wholly Owned Subsidiary" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

      Accounting Terms and Determinations

      . Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants or otherwise required by a change in GAAP) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks unless with respect to any such change concurred in by the Borrower's independent public accountants or required by GAAP, in determining compliance with any of the provisions of this Agreement or any of the other Loan Documents: (i) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (ii) the Required Banks shall so object in writing within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 5.01, shall mean the financial statements referred to in Section 4.04).

      References

      . Unless otherwise indicated, references in this Agreement to "Articles", "Exhibits", "Schedules", "Sections" and other Subdivisions are references to articles, exhibits, schedules, sections and other subdivisions hereof.

      Use of Defined Terms

      . All terms defined in this Agreement shall have the same defined meanings when used in any of the other Loan Documents, unless otherwise defined therein or unless the context shall require otherwise.

      Terminology

. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

  THE CREDITS
      Commitments to Lend

      . Each of the Banks agrees, on the terms and conditions set forth herein, to make Loans (which may be, at the option of the Borrower and subject to the terms and conditions hereof, Base Rate Loans, Euro-Dollar Loans or Foreign Currency Loans) to the Borrower from time to time before the Termination Date; provided that, immediately after each such Loan is made, the sum of the aggregate outstanding principal amount of Base Rate Loans and Euro-Dollar Loans and the Dollar Equivalent of Foreign Currency Loans by such Bank shall not exceed the amount of its Commitment, and the aggregate outstanding principal amount of all Base Rate Loans and Euro-Dollar Loans of all Banks and the Dollar Equivalent of the aggregate principal amount of the Foreign Currency Loans of all Banks shall not exceed the aggregate amount of all of the Commitments.

      The Dollar Equivalent of each Foreign Currency Loan on the date each Foreign Currency Loan is disbursed pursuant hereto shall be deemed to be the amount of such Foreign Currency Loan outstanding for the purpose of calculating the aggregate outstanding principal amount of the Foreign Currency Loans for purposes of the foregoing clause(ii); provided, however, that if at the time of receipt of any Notice of Borrowing, the aggregate outstanding principal amount of all Base Rate Loans and Euro-Dollar Loans and the Dollar Equivalent of the aggregate principal amount of the Foreign Currency Loans of all Banks is equal to or greater than 75% of all of the Commitments, then the Dollar Equivalent of each Foreign Currency Loan shall be calculated as of such date, rather than as of the date such Foreign Currency Loans were disbursed, and in the event that, as a result of such calculation, the aggregate outstanding principal amount of all Base Rate Loans and Euro-Dollar Loans and the Dollar Equivalent of the aggregate principal amount of the Foreign Currency Loans exceeds the aggregate amount of the Commitments, then (i) no Borrowing shall be made in an amount which would cause the limits set forth in the proviso contained in the first sentence of this Section 2.01 to be exceeded, and (ii) the Foreign Currency Loans shall be subject to mandatory repayment pursuant to the provisions of Section 2.10(b), if applicable, and until such prepayment is made, no additional Borrowings shall be permitted.

      Each Fixed Rate Borrowing under this Section shall be in an aggregate principal amount of $5,000,000 (or the Dollar Equivalent thereof in the Foreign Currency) or any larger integral multiple of $1,000,000 (or the Dollar Equivalent thereof in the Foreign Currency); each Base Rate Borrowing under this Section shall be in an aggregate principal amount of $1,000,000 or any larger integral multiple of $500,000 (except that any such Base Rate Borrowing may be in the amount of the Unused Commitment). Within the foregoing limits, the Borrower may borrow under this Section, repay or, to the extent permitted by Section 2.09, prepay Loans and reborrow under this Section at any time before the Termination Date.

      Notwithstanding the foregoing, if there shall occur on or prior to the date of any Foreign Currency Loan any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the opinion of the Agent make it impracticable to make such Foreign Currency Loan, then the Agent shall forthwith give notice thereof to the Borrower and the Banks, and such Foreign Currency Loan shall be made on such date as Base Rate Loans, unless the Borrower notifies the Agent at least two Domestic Business Days before such date that it elects not to borrow on such date.

      Method of Borrowing Loans.
            The Borrower shall give the Agent notice (a "Notice of Borrowing"), which shall be substantially in the form of Exhibit D, prior to (x) 9:30 A.M. (Atlanta, Georgia time) for Base Rate Borrowings, on the Domestic Business Day of such Base Rate Borrowing, and (y) 11:00 A.M. (Atlanta, Georgia time), for all Fixed Rate Borrowings, at least 3 Fixed Rate Business Days before each Fixed Rate Borrowing, specifying:
              the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Fixed Rate Business Day in the case of a Fixed Rate Borrowing, the aggregate amount of such Borrowing,
              whether the Loan comprising such Borrowing is to be a Base Rate Loan, a Euro-Dollar Loan or a Foreign Currency Loan, and if such Loans are to be Foreign Currency Loans, specifying the Foreign Currency, and in the case of a Fixed Rate Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.
            Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such Borrowing and such Notice of Borrowing, once received by the Agent, shall not thereafter be revocable by the Borrower.
            Not later than 11:00 A.M. (Atlanta, Georgia time) on the date of each Borrowing, each Bank shall (except as provided in paragraph (d) of this Section) make available its ratable share of such Borrowing, in Federal or other funds immediately available in Atlanta, Georgia, to the Agent at its address referred to in Section 9.01 (or, with respect to Foreign Currency Borrowings, to the Agent's designated foreign correspondent bank at the address specified by the Agent), which funds shall be in Dollars, if such Borrowing is a Dollar Borrowing, and in the applicable Foreign Currency, if such Borrowing is a Foreign Currency Borrowing. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower at the aforesaid address. Unless the Agent receives notice from a Bank, at the Agent's address referred to in or specified pursuant to Section 9.01, no later than 4:00 P.M. (local time at such address) on the Domestic Business Day before the date of a Borrowing stating that such Bank will not make a Loan in connection with such Borrowing, the Agent shall be entitled to assume that such Bank will make a Loan in connection with such Borrowing and, in reliance on such assumption, the Agent may (but shall not be obligated to) make available such Bank's ratable share of such Borrowing to the Borrower for the account of such Bank. If the Agent makes such Bank's ratable share available to the Borrower and such Bank does not in fact make its ratable share of such Borrowing available on such date, the Agent shall be entitled to recover such Bank's ratable share from such Bank or the Borrower (and for such purpose shall be entitled to charge such amount to any account of the Borrower maintained with the Agent), together with interest thereon for each day during the period from the date of such Borrowing until such sum shall be paid in full at a rate per annum equal to the rate at which the Agent determines that it obtained (or could have obtained) overnight Federal funds to cover such amount for each such day during such period, provided that (i) any such payment by the Borrower of such Bank's ratable share and interest thereon shall be without prejudice to any rights that the Borrower may have against such Bank and (ii) until such Bank has paid its ratable share of such Borrowing, together with interest pursuant to the foregoing, it will have no interest in or rights with respect to such Borrowing for any purpose hereunder. If the Agent does not exercise its option to advance funds for the account of such Bank, it shall forthwith notify the Borrower of such decision.
            If any Bank makes a new Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment as a Refunding Loan and only an amount equal to the difference (if any) between the amount being borrowed and the amount of such Refunding Loan shall be made available by such Bank to the Agent as provided in paragraph (c) of this Section, or remitted by the Borrower to the Agent as provided in Section 2.11, as the case may be; provided, however, that if the Loan which is to be repaid is a Foreign Currency Loan, the foregoing provisions shall apply only if the new Loan is to be made in the same Foreign Currency.
            Notwithstanding anything to the contrary contained in this Agreement, at the election of the Required Banks, no Fixed Rate Borrowing may be made if there shall have occurred a Default or an Event of Default, which Default or Event of Default shall not have been cured or waived, and all Refunding Loans shall be made as Base Rate Loans (but shall bear interest at the Default Rate, if applicable).
            In the event that a Notice of Borrowing fails to specify whether the Loans comprising such Borrowing are to be Base Rate Loans, Euro-Dollar Loans or Foreign Currency Loans, such Loans shall be made as Base Rate Loans. If the Borrower is otherwise entitled under this Agreement to repay any Loans maturing at the end of an Interest Period applicable thereto with the proceeds of a new Borrowing, and the Borrower fails to repay such Loans using its own moneys and fails to give a Notice of Borrowing in connection with such new Borrowing, a new Borrowing shall be deemed to be made on the date such Loans mature in an amount equal to the principal amount of the Loans so maturing, and the Loans comprising such new Borrowing shall be Base Rate Loans, which shall be in the Dollar Equivalent of such maturing Loans, if such maturing Loans were Foreign Currency Loans.
            Notwithstanding anything to the contrary contained herein, there shall not be more than 10 Fixed Rate Borrowings outstanding at any given time.
      The Notes.
            The Loans of each Bank shall be evidenced by a single Dollar Loan Note in an amount equal to the original principal amount of such Bank's Commitment and a single Foreign Currency Loan Note, each payable to the order of such Bank for the account of its Lending Office.
            Upon receipt of each Bank's Notes pursuant to Section 3.01(b), the Agent shall deliver such Notes to such Bank. Each Bank shall record, and prior to any transfer of its Notes shall endorse on the schedules forming a part thereof appropriate notations to evidence, the date, amount and maturity of, and effective interest rate for, each Loan made by it, the date and amount of each payment of principal made by the Borrower with respect thereto, whether such Loan is a Base Rate Loan, Euro-Dollar Loan or Foreign Currency Loan, and if a Foreign Currency Loan, a specification of the Foreign Currency, and such schedules of each such Bank's Notes shall constitute rebuttable presumptive evidence of the principal amounts owing and unpaid on such Bank's Notes; provided that the failure of any Bank to make, or any error in making, any such recordation or endorsement shall not affect the obligation of the Borrower hereunder or under the Notes or the ability of any Bank to assign its Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Notes and to attach to and make a part of any Note a continuation of any such schedule as and when required.
      Maturity of Loans.
            Each Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.
            Notwithstanding the foregoing, the outstanding principal amount of the Loans, if any, together with all accrued but unpaid interest thereon, if any, shall be due and payable on the Termination Date.
      Interest Rates.
            "Applicable Margin" means (x) for any Base Rate Loan, 0.00% and (y) for each Fixed Rate Loan, (i) for the period commencing on the Closing Date to and including the first Performance Pricing Determination Date, 2.25% and (ii) from and after the first Performance Pricing Determination Date, the percentage determined on each Performance Pricing Determination Date by reference to the table set forth below and the Leverage Ratio for the quarterly or annual period ending immediately prior to such Performance Pricing Determination Date.

            Leverage Ratio Applicable Margin

            < 2.0 to 1.0 1.175%

            ≥ 2.0 to 1.0 but

            < 2.5 to 1.0 1.50%

            ≥ 2.5 to 1.0 but

            < 3.0 to 1.0 1.70%

            ≥ 3.0 to 1.0 but

            < 3.5 to 1.0 1.875%

            ≥ 3.50 to 1.0 but
            < 4.25 to 1.0 2.25%

            ≥ 4.25 to 1.0 2.75%

            In determining interest for purposes of this Section 2.05 and fees for purposes of Section 2.06(ii), the Borrower and the Banks shall refer to the Borrower's most recent consolidated quarterly and annual (as the case may be) financial statements delivered pursuant to Section 5.01(a) or (b), as the case may be. If such financial statements require a change in interest pursuant to this Section 2.05 or fees pursuant to Section 2.06(ii), the Borrower shall deliver to the Agent, along with such financial statements, a notice to that effect, which notice shall set forth in reasonable detail the calculations supporting the required change. The "Performance Pricing Determination Date" is the date on which such financial statements are delivered pursuant to Section 5.01(a) or (b), as applicable. Any such required change in interest and fees shall become effective on such Performance Pricing Determination Date, and shall be in effect until the next Performance Pricing Determination Date, provided that: (x) for Fixed Rate Loans, changes in interest shall only be effective for Interest Periods commencing on or after the Performance Pricing Determination Date; and (y) no fees or interest shall be decreased pursuant to this Section 2.05 or Section 2.06(ii) if a Default is in existence on the Performance Pricing Determination Date.

            Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day plus the Applicable Margin. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.
            Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted London Interbank Offered Rate for such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 3 months, at intervals of 3 months after the first day thereof. Any overdue principal of and, to the extent permitted by law, overdue interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

            The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable London Interbank Offered Rate for such Interest Period by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

            The "London Interbank Offered Rate" applicable to any Euro-Dollar Loan means for the Interest Period of such Euro-Dollar Loan, the rate per annum determined on the basis of the offered rate for deposits in Dollars of amounts equal or comparable to the principal amount of such Euro-Dollar Loan offered for a term equal to such Interest Period, which rates appear on the Telerate Page 3750 effective as of 11:00 A.M., London time, 2 Fixed Rate Business Days prior to the first day of such Interest Period, provided that if no such offered rates appear on such page, the "London Interbank Offered Rate" for such Interest Period will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100th of 1%) of rates quoted by the principal London offices of not less than 2 leading money center banks in New York City, selected by the Agent, at approximately 11:00 A.M., London time, 2 Fixed Rate Business Days prior to the first day of such Interest Period, for deposits in Dollars offered by leading European banks for a period comparable to such Interest Period in an amount comparable to the principal amount of such Euro-Dollar Loan.

            "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

            Each Foreign Currency Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted IBOR Rate for such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 3 months, at intervals of 3 months after the first day thereof. Any overdue principal of and, to the extent permitted by law, overdue interest on any Foreign Currency Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

            "Adjusted IBOR Rate" means, with respect to each Interest Period for a Foreign Currency Loan, the sum of (i) the rate obtained by dividing (A) IBOR for such Interest Period by (B) a percentage equal to 1 minus the then stated maximum rate (stated as a decimal) of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System as defined in Regulation D (or against any successor category of liabilities as defined in Regulation D), plus (ii) if the relevant Foreign Currency Loan is in British pounds sterling, a percentage sufficient to compensate the Banks for the cost of complying with any reserves, liquidity and/or special deposit requirements of the Bank of England directly or indirectly affecting the maintenance or funding of such Foreign Currency Loan.

            "IBOR" means, for any Interest Period, with respect to Foreign Currency Loans, the offered rate for deposits in the applicable Foreign Currency, for a period comparable to the Interest Period and in an amount comparable to the amount of such Foreign Currency Loan appearing on Telerate Page 3750, or, if Telerate is unavailable the Reuters Screen Page FRBD, FRBE, FRBF or FRBG, as applicable, or, if it is unavailable on either Telerate or the Reuters Screen, then such rate shall be determined by the Agent from any other interest rate reporting service of recognized standing designated in writing by the Agent to the Borrower as of 11:00 A.M. (London, England time) on the day that is two Fixed Rate Business Days prior to the first day of the Interest Period.

            The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the Banks by telecopier of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.
            After the occurrence and during the continuance of an Event of Default, the principal amount of the Loans (and, to the extent permitted by applicable law, all accrued interest thereon) may, at the election of the Required Banks, bear interest at the Default Rate.
      Fees

      . The Borrower shall pay to the Agent: (i) for the sole account of the Agent, the fees payable to it pursuant to the Arranger's Letter Agreement, payable at the times specified therein; and (ii) for the ratable account of each Bank, a facility fee, calculated in the manner provided in the last paragraph of Section 2.05(a), if applicable, on the aggregate daily amount of such Bank's Commitment (without taking into account the amount of the outstanding Loans made by such Bank), at a rate per annum equal to (i) for the period commencing on the Closing Date to and including the first Performance Pricing Determination Date, 0.50% and (ii) from and after the first Performance Pricing Determination Date, the percentage determined on each Performance Pricing Determination Date by reference to the table set forth below and the Leverage Ratio for the quarterly or annual period ending immediately prior to such Performance Pricing Determination Date:

      Leverage Ratio Facility Fee

      < 2.0 to 1.0 0.20%

      ≥ 2.0 to 1.0 but

      < 2.5 to 1.0 0.25%

      ≥ 2.5 to 1.0 but

      < 3.0 to 1.0 0.30%

      ≥ 3.0 to 1.0 but

      < 3.5 to 1.0 0.375%

      ≥ 3.50 to 1.0 but
      < 4.25 to 1.0 0.50%

      ≥ 4.25 to 1.0 0.50%

      Such facility fees shall accrue from and including the Closing Date up to the Termination Date and shall be payable on each March 31, June 30, September 30 and December 31 and on the Termination Date.

      Optional Termination or Reduction of Commitments

      . The Borrower may, upon at least 3 Domestic Business Days' notice to the Agent, terminate at any time, or proportionately reduce the Unused Commitment from time to time by an aggregate amount of at least $5,000,000 and any larger incremental multiple of $1,000,000.

      Mandatory Reduction and Termination of Commitments.
            The Commitments shall terminate on the Termination Date and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.
            The aggregate amount of Commitments shall be reduced by the amount of any mandatory prepayments required to be made pursuant to Section 2.10(c) (rounded to the nearest $1,000), on the date such required prepayments are required to be made pursuant thereto.
      Voluntary Prepayments.
            The Borrower may, upon at least 1 Domestic Business Days' notice to the Bank, prepay any Base Rate Borrowing in whole at any time, or from time to time in part in amounts aggregating at least $1,000,000 and any incremental multiple of $500,000 by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment.
            The Borrower may, upon at least 3 Fixed Rate Business Days' notice to the Bank, prepay any Fixed Rate Borrowing in whole at any time, or from time to time in part in amounts aggregating at least $5,000,000 (or the Dollar Equivalent thereof in the Foreign Currency) and any incremental multiple of $1,000,000 (or the Dollar Equivalent thereof in the Foreign Currency) by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment, plus any amount required to be paid pursuant to Section 8.05(a).
            Upon receipt of a notice of prepayment pursuant to this Section 2.09, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice, once received by the Agent, shall not thereafter be revocable by the Borrower.
      Mandatory Prepayments.
            On each date on which the Commitments are reduced pursuant to Section 2.07, the Borrower shall repay or prepay such principal amount of the outstanding Loans, if any (together with interest accrued thereon and any amount due under Section 8.05(a)), as may be necessary so that after such payment the aggregate unpaid principal amount of the Loans (including the Dollar Equivalent of any Foreign Currency Loans) does not exceed the aggregate amount of the Commitments as then reduced.
            If the Agent determines at any time (either on its own initiative or at the request of the Required Banks) that the aggregate principal amount of the Foreign Currency Loans outstanding (after converting each Foreign Currency Loan to its Dollar Equivalent on the date of calculation) at any time is equal to or exceeds 105% of the aggregate amount of the Commitment less the outstanding aggregate amount of all Base Rate Loans and Euro-Dollar Loans, then upon 3 Fixed Rate Business Days' written notice from the Agent, the Borrower shall prepay an aggregate principal amount of Loans as is necessary to eliminate the excess, plus any amount required to be paid pursuant to Section 8.05(a). Nothing in the foregoing shall require the Agent to make any such calculation unless expressly requested to do so by the Required Banks.
            Within 3 Domestic Business Days after receipt of Net Cash Proceeds of Asset Dispositions, the Borrower shall prepay the Loans by an amount equal to 100% of such Net Cash Proceeds, if the Leverage Ratio at the time of such Asset Disposition exceeds 2.0 to 1.0. Each such payment or prepayment shall be accompanied by a detailed calculation showing all deductions from gross proceeds in order to arrive at Net Cash Proceeds of Asset Dispositions.
            Each such payment or prepayment under paragraph (a), (b) or (c) above shall be applied ratably to the Loans of the Banks outstanding on the date of payment or prepayment in the following order of priority: first, to Base Rate Loans, and then to Euro-Dollar Loans or Foreign Currency Loans, at the option of the Borrower.
      General Provisions as to Payments.
            The Borrower shall make each payment of principal of, and interest on, the Loans, not later than 11:00 A.M. (Atlanta, Georgia time) on the date when due, in Federal or other funds (subject to paragraph (c) below with respect to Foreign Currency Loans) immediately available at the place where payment is due, to the Agent at its address set forth on the signature pages hereof.
            Whenever any payment of principal of, or interest on, the Base Rate Loans shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of or interest on, the Fixed Rate Loans shall be due on a day which is not a Fixed Rate Business Day, the date for payment thereof shall be extended to the next succeeding Fixed Rate Business Day unless such Fixed Rate Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Fixed Rate Business Day.
            All payments of principal and interest with respect to Foreign Currency Loans shall be made in the Foreign Currency in which borrowed; provided, however, with respect to any Borrowing of any Foreign Currency which during the Interest Period therefor has been replaced entirely by the Euro, such Foreign Currency Borrowing may be repaid in Euros.
            All payments of principal, interest and fees and all other amounts to be made by the Borrower pursuant to this Agreement with respect to any Loan or fee relating thereto shall be paid without deduction for, and free from, any tax, imposts, levies, duties, deductions, or withholdings of any nature now or at anytime hereafter imposed by any governmental authority or by any taxing authority thereof or therein excluding, with respect to the Agent, any Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder (i) taxes imposed on or measured by its net income, franchise taxes and branch profits taxes imposed on it, in each case, by the jurisdiction under the laws of which such recipient is organized or any political subdivision thereof and, in the case of any Bank, taxes imposed on such Bank (or Transferee) as a result of any present or former connection between such Bank (or Transferee) and the jurisdiction of the governmental authority or taxing authority imposing such tax or any political subdivision thereof or therein (other than solely as a result of entering into this Agreement, performing any obligations hereunder, receiving any payments hereunder or enforcing any rights hereunder) and (ii) any taxes that are attributable to the failure of any Non-U.S. Lender) to comply with this Section 2.11(d) (all such non-excluded taxes, imposts, levies, duties, deductions or withholdings of any nature being "Taxes"). In the event that the Borrower is required by applicable law to make any such withholding or deduction of Taxes with respect to any Loan or fee or other amount, the Borrower shall pay such deduction or withholding to the applicable taxing authority, shall promptly furnish to the Agent or such Bank (or Transferee), as the case may be, in respect of which such deduction or withholding is made all receipts and other documents evidencing such payment and shall pay to the Agent or such Bank (or Transferee) additional amounts ("Additional Amounts") as may be necessary in order that the amount received by the Agent or such Bank (or Transferee) after the required withholding or other payment shall equal the amount the Agent or such Bank (or Transferee) would have received had no such withholding or other payment been made.

            In the event a Bank (or Transferee) receives a refund of any (i) Taxes paid by the Borrower, or as to which tax the Borrower has paid Additional Amounts, pursuant to this Section 2.11(d) or Other Taxes, it will pay to the Borrower the amount of such refund promptly upon receipt thereof; provided that if at any time thereafter such Bank (or Transferee) is required to return such refund, the Borrower shall promptly repay to such Bank (or Transferee) the amount of such refund.

            If a Bank (or Transferee) is not a United States person as defined in Section 7701(a) (30) of the Code (a "Non-U.S. Lender"), and such Bank (or Transferee) is entitled to an exemption from, or reduction of, withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement, such Bank (or Transferee) shall deliver to the Borrower, at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

            The Borrower shall not be required to pay any Additional Amounts in respect of any withholding tax pursuant to Section 2.11(d) to the extent that the obligation to withhold amounts with respect to such withholding tax (i) was in effect and would apply to amounts payable to a Non-U.S. Lender (A) on the date such Non-U.S. Lender became a party to this Agreement, or, (B) if a Bank (or Transferee) changes its applicable lending office by designating a different lending office, on the date such Bank (or Transferee) designates such different lending office or (ii) the obligation to pay such Additional Amounts would not have arisen but for a failure by a Non-U.S. Lender to comply with the provisions of this Section 2.11(e).

            If a Bank (or any Transferee) claims Additional Amounts pursuant to Section 2.11(d), it shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested by the Borrower or to change the jurisdiction of its applicable lending office or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates if the making of such filing, change or assignment would avoid the need for, or reduce the amount of, such Additional Amounts that may thereafter accrue and would not, in the sole determination of such Bank (or Transferee) be otherwise disadvantageous to such Bank (or Transferee).
            Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower and the Banks contained in Section 2.11(c) through (f), inclusive, shall be applicable with respect to any Transferee, and any calculations required by such provisions (i) shall be made based upon the circumstances of such Transferee, and (ii) constitute a continuing agreement and shall survive the termination of this Agreement and the payment in full or cancellation of the Notes.
            When the Agent receives any payment pursuant hereto or with respect to fees for the account of any Bank, it shall distribute such payment to such Bank in immediately available funds (1) on the day received, if received by 2:00 PM (Atlanta, Georgia time), or (2) on the next Domestic Business Day, if received thereafter.
      Computation of Interest and Fees

  . Interest on Base Rate Loans shall be computed on the basis of (i) a year of 365 or 366 days, as the case may be, if calculated based on the Prime Rate, and (ii) 360 days, if calculated based on the Federal Funds Rate, and in each case paid for the actual number of days elapsed (including the first day but excluding the last day). Interest on Fixed Rate Loans shall be computed on the basis of a year of 360 days, except for any Foreign Currency Loans outstanding in British pounds sterling, in Australian dollars or in Canadian dollars or, if selected as a Foreign Currency pursuant to clause (iii) of the definition of "Foreign Currency," in Belgian francs, Irish punts or New Zealand dollars, which shall be computed on the basis of a year of 365 or 366 days, as the case may be, and in each case paid for the actual number of days elapsed, calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Facility fees and any other fees payable hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

  CONDITIONS TO EFFECTIVENESS AND BORROWINGS
      Conditions to Effectiveness

      . The effectiveness of this Agreement and the Commitments and other obligations of the Agent and the Banks hereunder are subject to the receipt by the Agent of the following (as to the documents described in paragraphs (a),(d), (e) and (f) below, in sufficient number of counterparts for delivery of a counterpart to each Bank and retention of one counterpart by the Agent):

        a duly executed counterpart of this Agreement signed by the Borrower, the Agent and the Required Banks;
        a duly executed Dollar Loan Note and a duly executed Foreign Currency Loan Note for the account of each Bank complying with the provisions of Section 2.03, and from each Bank which holds any of the Original Notes, such Original Notes(provided that, if any Bank is unable to deliver its Original Note on the Closing Date, such delivery on such date shall not be a condition to the effectiveness of this Agreement, and such Bank shall deliver such Original Note to the Borrower as soon as reasonably practicable after the Closing Date);
        a duly executed counterpart of each of the Pledge Agreements signed by the Borrower and each of the Initial Guarantors;
        an opinion letter (together with any opinions of local counsel relied on therein) of each of (i) Richard F. Treacy, Jr., Esq., General Counsel of the Borrower, and (ii) Cummings & Lockwood, counsel for the Borrower and the Guarantors, dated as of the Closing Date, substantially in the form of Exhibit B and covering such additional matters relating to the transactions contemplated hereby as the Agent may reasonably request;
        an opinion of Jones, Day, Reavis & Pogue, special counsel for the Agent, dated as of the Closing Date, substantially in the form of Exhibit C and covering such additional matters relating to the transactions contemplated hereby as the Agent may reasonably request;
        a certificate (the "Closing Certificate") substantially in the form of Exhibit G), dated as of the Closing Date, signed by a principal financial officer of the Borrower, to the effect that (i) no Default is in existence on the Closing Date and (ii) the representations and warranties of the Borrower contained in Article IV are true in all material respects on and as of the Closing Date, except to the extent any such representation or warranty relates to an earlier date;
        all documents which the Agent or any Bank may reasonably request relating to the existence of the Borrower or any Guarantor, the corporate authority for and the validity of this Agreement, the Notes, the Pledge Agreements, the Subsidiary Guaranty and the Contribution Agreement, and any other matters relevant hereto, all in form and substance satisfactory to the Agent, including, without limitation, certificates from the Borrower and each Guarantor substantially in the form of Exhibit H (the "Officer's Certificate"), signed by the Secretary or an Assistant Secretary of the Borrower or the relevant Guarantor, certifying as to the names, true signatures and incumbency of the officer or officers of the Borrower or the Guarantor, as the case may be, authorized to execute and deliver the Loan Documents on behalf of such entity, and certified copies for each such entity of the following items: (i) the Certificate of Incorporation, (ii) the Bylaws, (iii) a certificate of the Secretary of State of the state of incorporation of such entity as to the good standing of the entity in such jurisdiction, and (iv) the action taken by the Board of Directors of such entity authorizing the entity's execution, delivery and performance of the Loan Documents to which such entity is a party;
        (A) for the account of each Bank which executes this Agreement on or before the date hereof and which received a waiver fee pursuant to the Financial Covenant Waiver Agreement, an amendment fee in an amount equal to 0.10% of its Commitment, (B) for the account of each Bank which executes this Agreement on or before the date hereof but which did not receive a waiver fee pursuant to the Financial Covenant Waiver Agreement, an amendment fee in an amount equal to 0.125% of its Commitment, and (C) for the account of the Agent, the fees payable on the Closing Date pursuant to the Arranger's Letter Agreement;
        the Subsidiary Guaranty, duly executed by each Initial Guarantor; and
        the Contribution Agreement, duly executed by each Initial Guarantor and the Borrower.
      Conditions to All Borrowings

      . The obligation of each Bank to make a Loan on the occasion of each Borrowing is subject to the satisfaction of the following conditions:

        receipt by the Agent of a Notice of Borrowing;
        the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing;
        the fact that the representations and warranties of the Borrower contained in Article IV of this Agreement shall be true on and as of the date of such Borrowing, except to the extent any such representation or warranty relates to an earlier date; and
        the fact that, immediately after such Borrowing, the conditions set forth in the proviso contained in the first paragraph of Section 2.01 shall have been satisfied.

  Each Borrowing shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the truth and accuracy of the facts specified in paragraphs (b), (c) and (d) of this Section.

  REPRESENTATIONS AND WARRANTIES

  The Borrower represents and warrants that:

      Corporate Existence and Power

      . Each of the Borrower and each of the Guarantors is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its respective incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its businesses as now conducted, except where the failure to so qualify does not have and could not reasonably be expected to cause a Material Adverse Effect.

      Corporate and Governmental Authorization; No Contravention

      . The execution, delivery and performance by the Borrower of this Agreement, the Notes, the Pledge Agreements and the other Loan Documents, and the execution, delivery and performance by each Guarantor of the Subsidiary Guaranty and the Pledge Agreements (i) are within the Borrower's or Guarantor's respective corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or any Guarantor or any injunction, order or decree binding upon the Borrower or any of its Subsidiaries, (v) do not contravene, or constitute a default under, any material agreement, judgment or other material instrument binding upon the Borrower or any of its Subsidiaries, and (vi) do not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, except in favor of the Agent pursuant to the Pledge Agreements.

      Binding Effect

      . This Agreement constitutes a valid and binding agreement of the Borrower enforceable in accordance with its terms, and the Notes, the Pledge Agreements and the other Loan Documents to which it is a party, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower enforceable in accordance with their respective terms, and the Subsidiary Guaranty and the Pledge Agreements, when executed and delivered in accordance with this Agreement, will constitute a valid and binding agreement of each Guarantor enforceable in accordance with its terms, provided that in each case the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

      Financial Information.
            The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of April 30, 2000 and the related consolidated statements of earnings, shareholders' equity and cash flows for the Fiscal Year then ended, reported on by KPMG Peat Marwick LLP, copies of which have been delivered to the Bank, and the unaudited consolidated financial statements of the Borrower for the interim period ended October 31, 2000, copies of which have been delivered to the Bank, fairly present, in conformity with GAAP, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for such periods stated (subject to the absence of footnotes and to normal year-end adjustments in the case of such unaudited statements).
            Since April 30, 2000, except as disclosed to the Banks in writing on or prior to the date of this Agreement, there has been no event, act, condition or occurrence having a Material Adverse Effect.
      No Litigation

      . There is no action, suit or proceeding pending, or to the knowledge of the Borrower threatened, against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official (i) which could reasonably be expected to have a Material Adverse Effect or (ii) which in any manner draws into question the validity of or could impair the ability of the Borrower to perform its obligations under, this Agreement, the Notes, the Pledge Agreements, the Subsidiary Guaranty or any of the other Loan Documents.

      Compliance with ERISA.
            The Borrower and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA (other than the payment of premiums), except for any instances of non-compliance or any liability, neither of which has and could not reasonably be expected to cause a Material Adverse Effect or an Event of Default.
            Except as disclosed to the Agent and the Banks, neither the Borrower nor any member of the Controlled Group is or has within the last 4 years been obligated to contribute to any Multiemployer Plan.
      Compliance with Laws; Payment of Taxes

      . The Borrower and its Subsidiaries are in compliance with all applicable laws, regulations and similar requirements of governmental authorities, except where such compliance is being contested in good faith through appropriate proceedings and except where the failure to so comply does not have and could not reasonably be expected to cause a Material Adverse Effect. There have been filed on behalf of the Borrower and its Subsidiaries all Federal, state and local income, excise, property and other tax returns which are required to be filed by them and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Borrower or any Subsidiary have been paid, except where the failure to so file and pay does not have and could not reasonably be expected to cause a Material Adverse Effect or an Event of Default. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate. United States income tax returns of the Borrower and its Subsidiaries have been examined and closed through the Fiscal Year ended April 30, 1997.

      Subsidiaries

      . Each of the Borrower's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to so qualify or have any such licenses, authorizations, consents and approvals does not have and could not reasonably be expected to cause a Material Adverse Effect. The Borrower has no Subsidiaries on the date hereof, except for those Subsidiaries listed on Schedule 4.08, which accurately sets forth each such Subsidiary's complete name and jurisdiction of incorporation. As of the Closing Date, there are no existing Foreign Subsidiaries which are Material Foreign Subsidiaries, other than as set forth in Schedule 4.08.

      Investment Company Act

      . Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      Public Utility Holding Company Act

      . Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

      Ownership of Property; Liens

      . Each of the Borrower and its Consolidated Subsidiaries has title to its properties sufficient for the conduct of its business, and none of such property is subject to any Lien except as permitted in Section 5.18.

      No Default

      . Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which could reasonably be expected to have or cause a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

      Full Disclosure

      . All information heretofore furnished by the Borrower to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Agent or any Bank will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. The Borrower has disclosed to the Agent and the Banks any and all facts known to it which could reasonably be expected to have or cause a Material Adverse Effect.

      Environmental Matters

      . Except as identified in Schedule 4.14 and for any of the following which would not have and could not reasonably be expected to cause a Material Adverse Effect:

            Neither the Borrower nor any Subsidiary is subject to any Environmental Liability, and neither the Borrower nor any Subsidiary has been designated as a potentially responsible party under CERCLA or any comparable state statute. None of the Properties has been identified on any current or proposed (i) National Priorities List under 40 C.F.R. Sec. 300, (ii) CERCLIS list or (iii) any comparable list arising from a state statute comparable to CERCLA.
            No Hazardous Materials have been or are being used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from the Properties or are otherwise present at, on, in or under the Properties, or, to the best of the knowledge of the Borrower, at or from any adjacent site or facility, except for Hazardous Materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed, or otherwise handled in the ordinary course of business in compliance with all applicable Environmental Requirements.
            The Borrower, and each of its Subsidiaries and Affiliates, has procured all Environmental Authorizations necessary for the conduct of its business, and is in compliance with all Environmental Requirements in connection with the operation of the Properties and the Borrower's, and each of its Subsidiary's and Affiliate's, respective businesses.
      Capital Stock

      . All Capital Stock, debentures, bonds, notes and all other securities of the Borrower and its Subsidiaries presently issued and outstanding are validly and properly issued in accordance with all applicable laws, including, but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws. The issued shares of Capital Stock of the Borrower's Wholly Owned Subsidiaries are owned by the Borrower free and clear of any Lien or adverse claim, except as permitted by Section 5.18. At least a majority of the issued shares of capital stock of each of the Borrower's other Subsidiaries (other than Wholly Owned Subsidiaries) is owned by the Borrower free and clear of any Lien or adverse claim, except as permitted by Section 5.18.

      Margin Stock

      . Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation T, U or X.

      Insolvency

      . After giving effect to the execution and delivery of the Loan Documents and the making of the Loans under this Agreement: (i) the Borrower will not (x) be "insolvent," within the meaning of such term as defined in Sec. 101 of the "Bankruptcy Code", or Section 2 of either the "UFTA" or the "UFCA", or as defined or used in any "Other Applicable Law" (as those terms are defined below), or (y) be unable to pay its debts generally as such debts become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 6 of the UFCA, or (z) have an unreasonably small capital to engage in any business or transaction, whether current or contemplated, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 5 of the UFCA; and (ii) the obligations of the Borrower under the Loan Documents and with respect to the Loans will not be rendered avoidable under any Other Applicable Law. For purposes of this Section 4.17, "Bankruptcy Code" means Title 11 of the United States Code, "UFTA" means the Uniform Fraudulent Transfer Act, "UFCA" means the Uniform Fraudulent Conveyance Act, and "Other Applicable Law" means any other applicable law pertaining to fraudulent transfers or acts voidable by creditors, in each case as such law may be amended from time to time.

      Insurance
            . The Borrower and each of its Subsidiaries has (either in the name of the Borrower or in such Subsidiary's own name), with financially sound and reputable insurance companies, insurance in at least such amounts and against at least such risks (including on all its property, and public liability and worker's compensation) as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.

  COVENANTS

  The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable hereunder or under the Notes remains unpaid:

      Information

      . The Borrower will deliver to each of the Banks:

        (i) as soon as available and in any event within 90 days after the end of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of earnings, shareholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, certified by KPMG Peat Marwick LLP or other independent public accountants of nationally recognized standing, with such certification to be free of material exceptions and qualifications not acceptable to the Required Banks in their reasonable judgment, and (ii) as soon as available, deliver to each of the Banks a copy of any management letter or similar letter (such as one confirming the absence or presence of any material weaknesses) delivered by such accountants to the Board of Directors of the Borrower or the Audit Committee thereof;
        as soon as available and in any event within 45 days after the end of each of the first 3 Fiscal Quarters of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and the related statement of earnings for such Fiscal Quarter, and statement of cash flows for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter or Fiscal Year to date, as applicable, and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments and the absence of footnotes) as to fairness of presentation, conformity to GAAP and consistency by the chief financial officer or the chief accounting officer of the Borrower;
        as soon as available and in any event within 30 days after the end of each of Fiscal Month, a consolidating balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Month and a consolidating statement of earnings for the Borrower, to include each of Gerber Scientific Products, Inc., Gerber Technology, Inc. and Gerber Coburn(until an Approved Gerber Coburn Sale), and any other Subsidiary requested by the Agent to be so included, for such Fiscal Month;
        simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and (b) above, a certificate, substantially in the form of Exhibit F (a "Compliance Certificate"), of the chief financial officer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.16 through 5.18, inclusive, and 5.20 through 5.23, inclusive, on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;
        simultaneously with the delivery of each set of annual financial statements referred to in paragraph (a) above, a statement of the firm of independent public accountants which reported on such statements to the effect that nothing has come to their attention during the course of their examination to cause them to believe that any Default existed on the date of such financial statements (which statement may be limited to the extent required by accounting rules or guidelines);
        within 5 Domestic Business Days after the Borrower becomes aware of the occurrence of any Default, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;
        promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;
        promptly upon the filing thereof, copies of all registration statements (other than the Exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which the Borrower shall have filed with the Securities and Exchange Commission;
        if and when any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice; and
        from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request.
      Inspection of Property, Books and Records

      . The Borrower will (i) keep, and cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries sufficient to permit the preparation of financial statements in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities; (ii) permit, and cause each Subsidiary to permit, upon reasonable prior notice, representatives of any Bank at the such Bank's expense prior to the occurrence of a Default and at the Borrower's expense after the occurrence of a Default to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants and (iii) a field examination to be conducted as contemplated in the last sentence of Section 9.03. The Borrower agrees to cooperate and assist in such visits and inspections, in each case at such reasonable times and as often as may reasonably be desired.

      Maintenance of Existence

      . The Borrower shall, and shall cause each Material Subsidiary to, maintain its corporate existence and carry on its business in substantially the same manner and in substantially the same fields (and fields related thereto) as such business is now carried on and maintained; provided, that the foregoing shall not prohibit any dissolution, liquidation, consolidation or merger permitted under Sections 5.04 or 5.05.

      Dissolution

      . Neither the Borrower nor any of its Material Subsidiaries shall suffer or permit dissolution or liquidation either in whole or in part, except (i) if the Borrower's Board of Directors or an Executive Committee thereof determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not disadvantageous to the Banks or (ii) through corporate reorganization to the extent permitted by Section 5.05.

      Consolidations, Mergers and Sales of Assets

      . The Borrower will not, nor will it permit any Material Subsidiary to, consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of its assets to, any other Person, provided that (a) the Borrower may merge with another Person if (i) such Person was organized under the laws of the United States of America or one of its states, (ii) the Borrower is the corporation surviving such merger and (iii) immediately after giving effect to such merger, no Default shall have occurred and be continuing, (b) Subsidiaries of the Borrower may merge with the Borrower and with one another, (c) the Borrower may effect the UK Reorganization, subject to satisfaction of the UK Reorganization Conditions, and (d) the Borrower may effect an Approved Gerber Coburn Sale and enter into Sale-Leaseback Transactions, subject to the provisions of Sections 2.08(b) and 2.10(c). Notwithstanding the foregoing, at all times from and after the UK Reorganization, (1) the Borrower shall own all of the Capital Stock of GVCC, (2) GVCC shall own all of the Capital Stock of UK Holdco, and (3) UK Holdco shall own all of the Capital Stock of Spandex, subject to the Existing Spandex Stock Pledge. In the event of an Approved Gerber Coburn Sale consisting of a sale of Gerber Coburn and its Subsidiaries, Gerber Coburn shall be released from the Subsidiary Guaranty, the Contribution Agreement and the Security Documents to which it is a party. In the event of any Sale-Leaseback Transaction, the Collateral Agent shall execute such releases and terminations from the Lien of the Collateral Agent on the subject assets pursuant to the Security Documents as may reasonably be requested.

      Use of Proceeds

      . The proceeds of the Loans may be used for working capital and general corporate purposes. No portion of the proceeds of the Loans will be used by the Borrower or any Subsidiary (x) in connection with, whether directly or indirectly, any tender offer for, or other acquisition of, stock of any corporation with a view towards obtaining control of such other corporation, unless such tender offer or other acquisition is to be made on a negotiated basis with the approval of the Board of Directors of the Person to be acquired, and the provisions of Section 5.17 would not be violated, (y) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, or (z) for any purpose in violation of any applicable law or regulation.

      Compliance with Laws; Payment of Taxes

      . The Borrower will, and will cause each of its Material Subsidiaries and each member of the Controlled Group to, comply with applicable laws (including but not limited to ERISA), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except where the necessity of such compliance is being contested in good faith through appropriate proceedings diligently pursued and except where the failure to so comply does not have and could not reasonably be expected to cause a Material Adverse Effect or an Event of Default. The Borrower will, and will cause each of its Material Subsidiaries to, pay promptly when due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a lien against the property of the Borrower or any Subsidiary, except liabilities being contested in good faith and against which the Borrower will set up reserves in accordance with GAAP and except where the failure to so pay does not have and could not reasonably be expected to cause a Material Adverse Effect or an Event of Default.

      Insurance

      . The Borrower will maintain, and will cause each of its Material Subsidiaries to maintain (either in the name of the Borrower or in such Subsidiary's own name), with financially sound and reputable insurance companies, insurance on all its property of material value or material to the conduct of its business in at least such amounts and against at least such risks (including public liability and worker's compensation) as are customarily insured against by companies of established repute engaged in the same or similar business operating in the same or similar locations.

      Change in Fiscal Year

      . The Borrower will not change its Fiscal Year without the consent of the Required Banks, which consent will not be unreasonably withheld.

      Maintenance of Property

      . The Borrower shall, and shall cause each Material Subsidiary to, maintain all of its material properties and assets in good condition, repair and working order, ordinary wear and tear excepted.

      Environmental Notices

      . The Borrower shall furnish to the Agent and the Banks timely written notice of all material Environmental Liabilities, material pending, threatened or anticipated Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, and material Environmental Releases at, on, in, under or in any way affecting the Properties or any adjacent property, and all facts, events, or conditions that could lead to any of the foregoing.

      Environmental Matters

      . Except in the ordinary course of business in compliance in all material respects with all applicable Environmental Requirements, the Borrower and its Subsidiaries will not, and will not permit any Third Party to, use, produce, manufacture, process, treat, recycle, generate, store, dispose of, manage at, or otherwise handle, or ship or transport to or from the Properties any Hazardous Materials.

      Environmental Release

      . The Borrower agrees that upon the occurrence of an Environmental Release at or on any of the Properties it will act timely to investigate the extent of, and to take appropriate remedial action to eliminate, such Environmental Release, except where the Borrower is contesting its obligation to do so before the appropriate Environmental Authority and is maintaining adequate and appropriate reserves under GAAP.

      Transactions with Affiliates

      . Neither the Borrower nor any of its Material Subsidiaries shall enter into, or be a party to, any transaction involving $100,000 or more with any Affiliate of the Borrower or such Material Subsidiary (which Affiliate is not the Borrower or a Wholly Owned Subsidiary), except as permitted by law and in the ordinary course of business and pursuant to reasonable terms which are no less favorable to the Borrower or such Material Subsidiary than would be obtained in a comparable arm's length transaction with a Person which is not an Affiliate.

      Restricted Payments

      . The Borrower will not declare or make any Restricted Payment during any Fiscal Year; provided, however that: (i) the Borrower may pay the dividends which were declared on February 2, 2001 in an aggregate amount not exceeding $1,800,000; and (ii) so long as, after giving effect thereto, no Default shall be in existence or be created thereby, during any periods that the Leverage Ratio does not exceed 2.0 to 1.0 after giving effect to such payment, the Borrower may declare or make Restricted Payments.

      Loans or Advances

      . Neither the Borrower nor any of its Subsidiaries shall make loans or advances to any Person except as permitted by Section 5.17 and except:

              loans or advances to employees (other than travel advances) not exceeding $1,000,000 in the aggregate principal amount outstanding at any time, in each case made in the ordinary course of business and consistent with practices existing on March 31, 1998;
              deposits required by government agencies or public utilities;
              loans or advances from (1) the Borrower to any Guarantor, or from any Guarantor or other Subsidiary to the Borrower or any Guarantor, (2) from the Borrower or any Guarantor to Spandex, until the UK Reorganization, and thereafter, so long as any such loans which were made prior to the UK Reorganization to Spandex continue to be evidenced by an Intercompany Note of Spandex which has been pledged pursuant to the Intercompany Note Pledge Agreement as contemplated in Section 5.25;
              loans and advances in existence on the date of the Original Agreement described on Schedule 5.16 in an aggregate outstanding principal amount not exceeding $24,062,192 at any one time;
              loans or advances made by the Borrower or any Guarantor to a Material Foreign Subsidiary, provided that such loans and advances are evidenced by one or more Intercompany Notes which have been pledged to the Agent pursuant to the Intercompany Note Pledge Agreement (including from GVCC to UK Holdco evidenced by the UK Holdco Note in connection with the UK Reorganization, subject to the satisfaction of the UK Reorganization Conditions);
              loans or advances made by the Borrower, any Guarantor or any Material Foreign Subsidiary to Foreign Subsidiaries that are not Material Foreign Subsidiaries consisting of Repatriation Loans (but only to the extent such loans and advances constitute Repatriation Loans, with the amount of any particular loan or advance which does not constitute a Repatriation Loan being subject to clause (vii)), provided that such loans and advances are evidenced by one or more Intercompany Notes which have been pledged to the Agent pursuant to the Intercompany Note Pledge Agreement, and provided further that the aggregate amount of all Repatriation Loans outstanding at any time after August 15, 2000 shall not exceed $10,000,000; and
              loans or advances made by the Borrower, any Guarantor or any Material Foreign Subsidiary to any Foreign Subsidiary, not otherwise permitted by this Section 5.16 and not exceeding $15,000,000 in the aggregate outstanding; provided that after giving effect to the making of any loans, advances or deposits permitted by this Section, no Default shall be in existence or be created thereby.
      Investments

      . Neither the Borrower nor any of its Subsidiaries shall make Investments in any Person except as permitted by Section 5.16 and except Investments in (i) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America or the United Kingdom, in each case maturing within one year, (ii) certificates of deposit, banker's acceptances and time deposits maturing within 6 months from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any commercial bank organized under the laws of the United States of America or any State thereof or under the laws of any jurisdiction in which the Borrower or any of its Subsidiaries is doing business, provided that such bank or its rated Affiliate is rated A1 or the equivalent by S&P or A+ or the equivalent thereof by Moody's, (iii) commercial paper maturing within 9 months from the date of acquisition thereof and, at such date of acquisition, rated A1 or the equivalent thereof by S&P or P1 or the equivalent thereof by Moody's, (iv) tender bonds the payment of the principal of and interest on which is fully supported by a letter of credit issued by a United States bank whose long-term certificates of deposit are rated at least AA or the equivalent thereof by S&P and Aa or the equivalent thereof by Moody's, (v) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (i) above and entered into with a financial institution satisfying the criteria described in clause (ii) above, (vi) Investments existing on the date of the Original Agreement and set forth on Schedule 5.17, to the extent such Investments would not be permitted under any other clause of this Section, and Investments made as part of the UK Reorganization, subject to satisfaction of the UK Reorganization Conditions, (vii) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business, (viii) Hedging Agreements entered into to mitigate interest rate, exchange rate, commodity price or other risks incurred by the Borrower and the Subsidiaries in the ordinary course of business and not for speculative purposes, (ix) Investments in Guarantors and/or (x) other Investments which do not violate Section 5.03 and which do not at any time exceed (A) $10,000,000 for any Investment, or (B) $30,000,000 in the aggregate for all Investments made after the Closing Date, so long as, after giving effect to such Investment, the Leverage Ratio does not exceed 2.0 to 1.0 and the Borrower has delivered to the Agent prior to making any such Investment a pro forma Compliance Certificate that is acceptable to Agent in all material respects, demonstrating compliance with the foregoing and with Sections 5.20, 5.22 and 5.23, provided, however, that immediately after giving effect to the making of any Investment, no Default shall have occurred and be continuing.

      Liens

      . Except for Liens in favor of the Agent created under the Loan Documents, neither the Borrower nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

        Liens which are (i) in existence on the Closing Date, (ii) listed on Schedule 5.18(a), and (iii) securing Debt permitted by this Agreement; provided that after the Closing Date no such Lien is spread to cover any additional property and that the amount of Debt secured thereby is not increased;
        Liens securing Debt owing by any Subsidiary to the Borrower permitted by Section 5.16;
        any Lien incurred in connection with the GECC Vendor Program Arrangement (which shall be limited to the assets which are subject to and financed in connection with such arrangement and assets directly related thereto);
        any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing paragraphs of this Section, provided that (i) such Debt is not secured by any additional assets, and (ii) the amount of such Debt secured by any such Lien is not increased;
        Liens incidental to the conduct of its business or the ownership of its assets which (i) do not secure Debt and (ii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;
        Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.07;
        judgment liens in respect of judgments that do not constitute an Event of Default under clause (j) of Section 6.01;
        any Lien existing on any fixed or capital asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be;
        Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such security interests and the Debt secured thereby are incurred prior to or within 3 months after such acquisition or the completion of such construction or improvement, (ii) the Debt secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iii) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary; and
        Other Liens securing Debt not in excess of an aggregate amount of $5,000,000.
      Restrictions on Ability of Subsidiaries to Pay Dividends

      . The Borrower shall not permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (i) pay any dividends or make any other distributions on its Capital Stock or any other interest or (ii) make or repay any loans or advances to the Borrower or the parent of such Subsidiary.

      Minimum Consolidated Net Worth

      . Consolidated Net Worth will at no time be less than $240,000,000, less the amount of any non-cash loss from the sale of Gerber Coburn in an Approved Gerber Coburn Sale, and less the amount of restructuring charges recorded in the fourth Fiscal Quarter of the 2001 Fiscal Year, not to exceed $30,000,000, and excluding any change in the currency translation component of shareholders' equity after January 31, 2001, plus the sum of: (i) 75% of the cumulative Consolidated Net Income of the Borrower and its Consolidated Subsidiaries during any period after the Closing Date (taken as one accounting period), calculated quarterly at the end of each Fiscal Quarter but excluding from such calculations of Consolidated Net Income for purposes of this clause (i), any Fiscal Quarter in which the Consolidated Net Income of the Borrower and its Consolidated Subsidiaries is negative; and (ii) 100% of the cumulative Net Proceeds of Capital Stock received during any period after the Closing Date, calculated quarterly at the end of each Fiscal Quarter.

      Leverage Ratio

      . The Leverage Ratio will not at any time exceed the applicable ratios set forth below during the period from the last day of each Fiscal Quarter set forth below through and including the day immediately prior to the last day of the next Fiscal Quarter set forth below (references are to Fiscal Quarters and Fiscal Years):

      Fiscal Quarter Ratio

      3rd FQ of FY2001 5.25 to 1.0;

      4th FQ of FY2001 5.25 to 1.0;

      1st FQ of FY2002 5.25 to 1.0

      2nd FQ of FY2002 4.00 to 1.0

      3rd FQ of FY2002 3.00 to 1.0

      4th FQ of FY2002 2.50 to 1.0

      All FQ's of FY 2003 2.50 to 1.0.

      Consolidated Fixed Charges Coverage Ratio

      . At the end of each Fiscal Quarter, the Consolidated Fixed Charges Coverage Ratio shall not have been less than the applicable ratios set forth below for the applicable periods set forth below (references are to Fiscal Quarters and Fiscal Years):

      Fiscal Quarter Ratio

      3rd FQ of FY2001 1.0 to 1.0;

      4th FQ of FY2001 1.0 to 1.0;

      1st FQ of FY2002 1.0 to 1.0

      2nd FQ of FY2002 1.0 to 1.0

      3rd FQ of FY2002 1.3 to 1.0

      4th FQ of FY2002 1.4 to 1.0

      All FQ's of FY 2003 1.5 to 1.0.

      Subsidiary Debt
            . The Borrower shall not permit: (A) if the UK Reorganization is effected, either GVCC or UK Holdco to create, assume or suffer to exist any Debt, except on account of intercompany Debt permitted by Section 5.16(iii); or (B) any other Consolidated Subsidiary to create, assume or suffer to exist any Debt, except (i) Debt in existence on the date hereof (or incurred pursuant to a revolving credit commitment in existence on the date hereof) and listed on Schedule 5.23 and not described in any other clause of this Section 5.23, and extensions, renewals and replacements of any such Debt that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof; (ii) intercompany Debt permitted by Section 5.16; (iii) Debt to the Bank created under the Loan Documents, (iv) contingent obligations under the GECC Vendor Program up to $85,000,000, and (v) other Debt which does not at any time exceed an aggregate for Debt of all Subsidiaries of $5,000,000.
      Domestic Subsidiaries to be Guarantors

      . Any Domestic Subsidiary (whether existing on the Closing Date or acquired or created thereafter) must become a Guarantor promptly upon becoming a Domestic Subsidiary, by (i) executing and delivering to the Agent a counterpart of or joinder agreement with respect to the Guaranty and a counterpart of or joinder agreement with respect to the Contribution Agreement, thereby becoming a party to each of them, (ii) delivering to the Agent an opinion of counsel to such Subsidiary, in form and substance satisfactory to the Agent in its reasonable discretion, the form attached hereto as Exhibit B, (iii) delivering to the Agent documents pertaining to the Subsidiary reasonably requested by the Agent of the types described in paragraph (g) of Section 3.01 and (iv) executing and delivering counterparts of the Security Documents (or joinder agreements with respect thereto, if appropriate), in accordance with the provisions of Sections 5.25 and 5.26, and otherwise complying with the provisions of such Section 5.26.

      Certain Covenants Pertaining to Intercompany Debt

      . The Borrower shall, and shall cause each of the Guarantors to, within 10 Business Days after any Foreign Subsidiary becomes a Material Foreign Subsidiary, obtain and deliver to the Agent (as Collateral Agent pursuant to the Intercompany Note Pledge Agreement) an Intercompany Note of such Material Foreign Subsidiary evidencing all loans and advances which may be made by the Borrower or the Guarantors to such Material Foreign Subsidiary. In the event of the UK Reorganization, one of the UK Reorganization Conditions is the pledging of the UK Holdco Note pursuant to the Intercompany Pledge Agreement. Any Domestic Subsidiary which becomes a Guarantor after the Closing Date pursuant to Section 5.24 shall promptly execute and deliver to the Collateral Agent a counterpart of or joinder agreement with respect to the Intercompany Note Pledge Agreement.

      Collateral.
            It is the intent of the parties hereto that, as required by paragraph 8 of the Financial Covenant Waiver Agreement, and as required by this Section 5.26, the Secured Obligations shall be secured by the Collateral pursuant to this Agreement and the Security Documents, at the earliest practicable time, and that the actions to be taken pursuant to this Section 5.26 by the Collateral Agent and the Borrower which do not have specific time frames set forth herein shall be pursued with diligence and performed as soon as reasonably practical.
            All Designated Real Property of the Borrower and each Guarantor as of February 20, 2001 is listed on Schedule 5.26, which shows, as to each Designated Real Property: (1) the type or use of such property (e.g. manufacturing plant, headquarters, sales office, distribution center or warehouse, etc; (2) the city, town or other local jurisdiction, and county and state of its location; (3) whether the land on which such Designated Real Property is located is owned or leased by the Borrower or a Guarantor, and if leased, the name and address of the owner; (4) all Liens securing Debt on the Designated Real Property; and (5) the name, address and type of interest of any Third Party whose consent is required in connection with the execution, delivery, recording and performance of a Mortgage as to such Designated Real Property, and whether such consent has been obtained.
              As soon as practicable as to each item, but in any event by April 6, 2001 (or, as to any Designated Real Property in which an interest is acquired after February 20, 2001, within 45 days after the acquisition of such interest, or as to any Domestic Subsidiary acquired or created after February 20, 2001 which has any Designated Real Property, within 45 days after such Domestic Subsidiary is acquired or created), the Borrower and the Guarantors, as applicable, shall deliver to the Collateral Agent copies of any existing owner's title insurance policies, surveys and environmental inspection reports, as to such Designated Real Property which the Borrower or any Guarantor has in its possession.
              As soon as practicable as to each item, but in any event by May 21, 2001, or such later date to which the Collateral Agent, acting at the direction of the Required Banks, may extend it (or, as to any Designated Real Property in which an interest is acquired after February 20, 2001, within 90 days after the acquisition of such interest, or as to any Domestic Subsidiary acquired or created after February 20, 2001 which has any Designated Real Property, within 90 days after such Domestic Subsidiary is acquired or created), the Borrower and the Guarantors, as applicable, shall execute (as applicable) and deliver to the Collateral Agent: (1) the Mortgages, and UCC-1 financing statements relating to the fixtures located at the premises described therein as to all Designated Real Property; provided, however, that as to any Mortgage on a leasehold, the Borrower agrees that it shall use commercially reasonable efforts to pursue and obtain any required consent; and (2) all other Real Property Documentation with respect thereto (including a mortgagee title policy, a current survey and an environmental inspection report) and related lien searches; provided, however, that (A) as to Real Property Documentation of the types described in clause (iii) of the definition of Real Property Documentation (with Third Parties), the Borrower shall use commercially reasonable efforts to obtain all such Real Property Documentation, (B) as to any leased Designated Real Property, an appraisal shall be required only if requested by the Collateral Agent, (C) as to the owned Designated Real Property which is being offered for sale (as indicated on Schedule 5.26), an appraisal shall only be required as to any such Designated Real Property which has not been sold on or before October 31, 2001, and (D) if a Phase 2 report is recommended in any Phase 1 report as to any Designated Real Property or the Collateral Agent determines in its reasonable judgment, based on such Phase 1 report, that a Phase 2 report should be obtained, such Phase 2 report shall be obtained and furnished as soon as reasonably practicable after such period ending May 21, 2001 or 90 day period, as applicable (as it may be extended as provided above) ends, if it cannot be obtained and furnished within such period ending May 21, 2001 or 90 day period, as applicable, or other extended period. If the Borrower or any Guarantor acquires any other Designated Real Property, or if any Domestic Subsidiary which is acquired or created after February 20, 2001 has any Designated Real Property, it shall promptly and in any event within the time periods specified above furnish to the Collateral Agent and the Secured Parties a supplement to Schedule 5.26 including such additional Designated Real Property and furnish to the Collateral Agent a Mortgage, appropriate UCC-1 financing statements requested by the Collateral Agent, and Real Property Documentation with respect to each such Designated Real Property.
            Lien search reports as to personal property will be obtained by counsel for the Collateral Agent after receipt of the Collateral Disclosure Certificates. All of the Collateral Disclosure Certificates, duly completed, shall be furnished to the Collateral Agent and its counsel as soon as practicable as to each item, but in any event by March 22, 2001, or, as to any Domestic Subsidiary which is acquired or created after the Closing Date , within 30 days after such Domestic Subsidiary is acquired or created (the "Personal Property Due Diligence Submission Date"). As soon as practicable after the Personal Property Due Diligence Submission Date, in the discretion of the Collateral Agent (when the Collateral Agent or its counsel is satisfied that it has received most of the personal property lien search reports), the Exhibits to the Security Agreement will be prepared, including Exhibit B, listing Permitted Encumbrances based on such lien search reports so received, and the Security Agreement, together with UCC-1 financing statements relating thereto, shall be delivered to the Borrower and the Guarantors for execution and delivery to counsel for the Collateral Agent, and the Borrower and the Guarantors shall duly execute the Security Agreement (together with a favorable opinion reasonably acceptable to the Collateral Agent regarding the matters described in paragraphs 2, 3 and 5 of Exhibit B, but addressing the Security Agreement) and such UCC-1 financing statements and deliver them to such counsel within 5 days of receipt. Notwithstanding the foregoing, the Borrower shall execute such UCC-1 financing statements for prefiling as the Collateral Agent may request as it determines the relevant filing locations for each debtor. To the extent liens search reports ordered on behalf of the Collateral Agent have not been received as of such time, such Exhibit B shall be modified after all such lien search reports have been received to include additional Permitted Encumbrances reasonably acceptable to the Collateral Agent based on such additional lien search reports. The Borrower shall use commercially reasonable efforts to pursue and obtain such agreements with Third Parties (including acknowledgements, lien waivers and agreements as to access to personal property from any warehouse owner or processor where any of such personal property may be located) as the Collateral Agent may reasonably require. Any Domestic Subsidiary which is acquired or created after February 20, 2001 shall promptly and in any event within the time periods specified above furnish to the Collateral Agent and the Secured Parties a Collateral Disclosure Certificate and a counterpart of or joinder agreement with respect to the Security Agreement, and the related UCC-1 financing statements and opinion of counsel with respect thereto contemplated above. The Collateral Agent shall have the right at any time, at the expense of the Borrower, to obtain an appraisal as to any item of equipment having a net book value equal to or greater than $250,000, but unless an Event of Default is in existence, only one appraisal shall be obtained as to any item.

  Counsel for the Collateral Agent shall file for record, as applicable, as and when available, each of the Mortgages (and related UCC-1 financing statements pertaining to related fixtures) as to all of the Designated Real Property, each of the UCC-1 financing statements relating to the Security Agreement, and the Borrower shall pay all recording fees and costs and stamp, intangible or other taxes payable in connection with the filing for record of the Mortgages and UCC-1 financing statements (collectively, the "Recording Expenses"). Such filings may be effected as to any Designated Real Property even if some of the Real Property Documentation has not yet been received, and any such UCC-1 financing statements relating to the Security Agreement which have not been prefiled as contemplated in subsection (c) above may be filed prior to receipt of personal property lien search reports, if and to the extent that the Collateral Agent so elects or is so directed by the Required Banks, provided that the Collateral Agent is reasonably satisfied that to do so would not create a default or breach under any agreement with any Third Party.

  DEFAULTS
      Events of Default

      . If one or more of the following events ("Events of Default") shall have occurred and be continuing:

        the Borrower shall fail to pay when due any principal of any Loan or shall fail to pay any interest on any Loan within 5 Domestic Business Days after such interest shall become due, or shall fail to pay any fee or other amount payable hereunder within 5 Domestic Business Days after such fee or other amount becomes due; or
        the Borrower shall fail to observe or perform any covenant contained in Sections 5.01(f), 5.02(ii), 5.03 through 5.06, inclusive, Sections 5.15 or 5.16, or Sections 5.19 through 5.23, inclusive, or Section 5.25; or
        the Borrower or any Guarantor shall fail to observe or perform any covenant or agreement contained or incorporated by reference in this Agreement (other than those covered by paragraph (a) or (b) above) or in the Pledge Agreements, the Subsidiary Guaranty or any other Loan Document and such failure shall not have been cured within 30 days after the earlier to occur of (i) written notice thereof has been given to the Borrower or the Guarantor by the Agent at the request of any Bank or (ii) the Borrower or any Guarantor otherwise becomes aware of any such failure; or
        any representation, warranty, certification or statement made by the Borrower or any Guarantor in Article IV of this Agreement or in the Pledge Agreements or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect or misleading in any material respect when made (or deemed made); or
        the Borrower or any Material Subsidiary shall fail to make any payment in respect of Debt in the aggregate amount of $5,000,000 or more outstanding (other than the Notes) when due or within any applicable grace period; or
        any event or condition shall occur which results in the acceleration of the maturity of Debt in the aggregate amount of $5,000,000 or more outstanding of the Borrower or any Material Subsidiary (including, without limitation, any required mandatory prepayment or "put" of such Debt to the Borrower or any Material Subsidiary) or enables (or, with the giving of notice or lapse of time or both, would enable) the holders of such Debt or commitment or any Person acting on such holders' behalf to accelerate the maturity thereof or terminate any such commitment (including, without limitation, any required mandatory prepayment or "put" of such Debt to the Borrower or any Subsidiary); or
        the Borrower or any Material Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally, or shall admit in writing its inability, to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or
        an involuntary case or other proceeding shall be commenced against the Borrower or any Material Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or
        the Borrower or any member of the Controlled Group shall fail to pay when due any amount equal to or in excess of $5,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or the Borrower or any other member of the Controlled Group shall incur any withdrawal liability with respect to, a Multiemployer Plan, in each of the foregoing cases if the amount of unfunded liability with respect of any such terminated plan is equal to or in excess of $5,000,000; or
        one or more judgments or orders for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against the Borrower or any Material Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or
        a federal tax lien shall be filed against the Borrower or any Subsidiary under Section 6323 of the Code or a lien of the PBGC shall be filed against the Borrower or any Material Subsidiary under Section 4068 of ERISA and in either case such lien is for an amount equal to or in excess of $5,000,000 and shall remain undischarged for a period of 25 days after the date of filing; or
        (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of the voting stock of the Borrower; or (ii) as of any date a majority of the Board of Directors of the Borrower consists of individuals who were not either (A) directors of the Borrower as of the corresponding date of the previous year, (B) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A) and individuals described in clause (B).

      then, and in every such event the Agent: (i) shall if requested by the Required Banks, by notice to the Borrower terminate the Commitments and they shall thereupon terminate; (ii) if requested by the Required Banks, by notice to the Borrower declare the Notes (together with accrued interest thereon), and all other amounts payable hereunder and under the other Loan Documents, to be, and the Notes (together with accrued interest thereon), and all other amounts payable hereunder and under the other Loan Documents shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower together with interest at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default; provided that if any Event of Default specified in paragraph (g) or (h) above occurs with respect to the Borrower, without any notice to the Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents shall automatically and without notice become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower together with interest thereon at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default and (iii) ) the Collateral Agent and any Co-Collateral Agent shall take such actions as are directed by the Required Banks, and apply any proceeds of the Collateral as provided in Section 6.03. Notwithstanding the foregoing, the Agent shall have available to it all other remedies at law or equity, and shall exercise any one or all of them at the request of the Required Banks.

      Notice of Default

      . The Agent shall give notice to the Borrower of any Default under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

      Application of Proceeds.

  In the event the Collateral Agent exercises any rights, powers or remedies under the Security Documents, or otherwise receives any payment or distribution on account of the Collateral, all such amounts shall be paid over to the Agent and applied by it as follows:

  FIRST: To the payment of all Enforcement Costs and other costs, expenses, liabilities and advances made or incurred by the Collateral Agent, the Agent or the Secured Parties, or any of them, in connection with the administration, collection and enforcement of the Secured Obligations and the sale or other realization upon the Collateral, including reasonable attorneys' fees and expenses actually incurred of the Collateral Agent and the customary fees of the Agent, which fees, costs, expenses, liabilities and advances are unpaid as of such date of distribution;

  SECOND: To each of the Secured Parties to the extent of its Secured Obligations, calculated on the date of distribution (regardless of whether such Secured Obligations have matured, by acceleration or otherwise), for application to their respective Secured Obligations (or retaining as cash collateral to secure Secured Obligations, as appropriate, in the case of the Hedge Obligations), in an amount equal to its Percentage Interest in the funds available for distribution as of the date of receipt, without priority of any one over any other, until the Secured Obligations have been paid in full; and

  THIRD: Any surplus then remaining after payment of all Secured Obligations shall be paid to the Borrower or a Guarantor, as applicable, as its interests may appear, or as a court of competent jurisdiction may direct.

  In determining the amount of the Secured Obligations of any Hedge Provider, the Collateral Agent shall be entitled to rely on a written statement from such Hedge Provider sent to the Collateral Agent, with a copy sent simultaneously to each of the Secured Parties and the Borrower, stating the amounts which said Secured Party in good faith reasonably believes to be its Secured Obligations consisting of Hedge Obligations (which statement shall itemize the various components thereof, such as interest, principal, fees, etc.). Such statements shall be conclusive or binding on any Secured Party which has failed to object to the statement within 5 Domestic Business Days of receipt of a copy of said statement. Each Hedge Provider agrees to give such a statement as to the amount of its Secured Obligations consisting of Hedge Obligations promptly after a request by the Collateral Agent therefor. Prior to making any distribution hereunder, the Collateral Agent shall make a request to each Hedge Provider for a statement of Secured Obligations in accordance with the immediately preceding sentence if the most recent statements of Secured Obligations then in the possession of the Collateral Agent are more than 30 days old. In addition to the foregoing, each Hedge Provider agrees that it will from time to time provide such information that is available to it to the Collateral Agent as may be necessary to enable the Collateral Agent to make any calculation hereunder or otherwise required for any purpose hereof.

  THE AGENT
      Appointment; Powers and Immunities

      . Each Bank hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Agent: (a) shall have no duties or responsibilities except as expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Bank; (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any Bank under, this Agreement or any other Loan Document, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by the Borrower to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by the Required Banks, and then only on terms and conditions reasonably satisfactory to the Agent, and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or wilful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The provisions of this Article VII are solely for the benefit of the Agent and the Banks, and the Borrower shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and under the other Loan Documents, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower. The duties of the Agent shall be ministerial and administrative in nature, and the Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Bank.

      Reliance by Agent

      . The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopier, telegram or cable) believed by it in good faith to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants or other experts selected by the Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks in any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

      Defaults

      . The Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default (other than the nonpayment of principal of or interest on the Loans) unless the Agent has received notice from a Bank or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or an Event of Default, the Agent shall give prompt notice thereof to the Banks. The Agent shall give each Bank prompt notice of each nonpayment of principal of or interest on the Loans whether or not it has received any notice of the occurrence of such nonpayment. The Agent shall (subject to Section 9.06) take such action hereunder with respect to such Default or Event of Default as shall be directed by the Required Banks, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

      Rights of Agent as a Bank and its Affiliates

      . With respect to the Loans made by the Agent and any Affiliate of the Agent, the Agent in its capacity as a Bank hereunder and any Affiliate of the Agent or such Affiliate, Wachovia in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include Wachovia in its individual capacity and any Affiliate of the Agent in its individual capacity. The Agent and any Affiliate of the Agent may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower (and any of the Borrower's Affiliates) as if the Bank were not acting as the Agent, and the Agent and any Affiliate of the Agent may accept fees and other consideration from the Borrower (in addition to any agency fees and arrangement fees heretofore agreed to between the Borrower and the Agent) for services in connection with this Agreement or any other Loan Document or otherwise without having to account for the same to the Banks.

      Indemnification

      . Each Bank severally agrees to indemnify the Agent, to the extent the Agent shall not have been reimbursed by the Borrower, ratably in accordance with its Commitment, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (excluding, unless an Event of Default has occurred and is continuing, the normal out-of-pocket administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or any such other documents; provided, however that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or wilful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

      CONSEQUENTIAL DAMAGES

      . THE AGENT SHALL NOT BE RESPONSIBLE OR LIABLE TO ANY BANK, THE BORROWER OR ANY OTHER PERSON OR ENTITY FOR ANY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

      Payee of Note Treated as Owner

      . The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent and the provisions of Section 9.08(c) have been satisfied. Any requests, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent Transferee of that Note or of any Note or Notes issued in exchange therefor or replacement thereof.

      Nonreliance on Agent and Other Banks

      . Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Agent shall not be required to keep itself (or any Bank) informed as to the performance or observance by the Borrower of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any other Person. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder or under the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower or any other Person (or any of their Affiliates) which may come into the possession of the Agent.

      Failure to Act

      . Except for action expressly required of the Agent hereunder or under the other Loan Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Banks of their indemnification obligations under Section 7.05 against any and all liability and expense which may be incurred by the Agent by reason of taking, continuing to take, or failing to take any such action.

      Resignation or Removal of Agent

      . Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks and the Borrower and the Agent may be removed at any time with or without cause by the Required Banks. Upon any such resignation or removal, the Required Banks, with the prior written consent of the Borrower (which shall not be unreasonably withheld or delayed) shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Agent's notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, with the prior written consent of the Borrower (which shall not be unreasonably withheld or delayed), on behalf of the Banks, appoint a successor Agent. Any successor Agent shall be a bank which has a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder.

      Provisions Applicable to Collateral Agent.

      The following provisions apply to the Agent in its capacity as collateral agent under the Security Documents (in such capacity, the "Collateral Agent").

            (i) The Borrower shall indemnify the Collateral Agent, the Secured Parties and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, or which the Collateral Agent may reasonably incur as a result of the execution, delivery or performance under the Security Documents, or as a result of the Collateral Agent's serving as such thereunder (including, without limitation, its reasonable fees and expenses, reasonable counsel fees and disbursements and environmental liabilities arising from or related to any of the properties described in the Security Documents), (ii) each Secured Party severally agrees to indemnify the Collateral Agent, to the extent the Collateral Agent shall not have been reimbursed by the Borrower, ratably in accordance with its Percentage Interest, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses which the Collateral Agent may incur as a result of the execution, delivery or performance under the Security Documents or as a result of the Collateral Agent's serving as such thereunder (including, without limitation, reasonable counsel fees and disbursements and environmental liabilities arising from or related to any of the properties described in the Security Documents and any actions taken by the Collateral Agent, at the direction of the Required Banks, in each case if and as expressly required and provided by this Agreement, to enforce any of the Security Documents), but in all such cases excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence, willful misconduct or bad faith of the Collateral Agent and/or any Secured Party and excluding the normal administrative costs and expenses incident to the performance of its agency duties under the Security Documents or hereunder.
            The Collateral Agent shall not be responsible for any recitals, statements, representations or warranties herein or in any of the Security Documents or for insuring or inspecting the Collateral or for paying or discharging any tax, assessment, governmental charge or lien affecting the Collateral, nor shall the Collateral Agent be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements of the Borrower contained herein or in any of the Security Documents, including but not limited to agreements by the Borrower to maintain insurance and pay taxes; provided, however, that nothing in this subsection (b) shall relieve the Collateral Agent of the performance of any of its duties specifically set forth in this Agreement.
            The Collateral Agent makes no representation or warranty as to the validity, sufficiency or enforceability of this Agreement or any of the Security Documents or Transaction Documents against any other Person, as to the value, title, condition, fitness for use of, or otherwise with respect to the Collateral or as to the perfection or priority of the liens or security interests created thereby.
            The Collateral Agent may rely upon and shall be protected in acting or refraining from acting upon and, absent a request by the Required Banks, shall not be bound to investigate the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.
            The Collateral Agent may consult with counsel, appraisers, engineers, accountants and other skilled persons to be selected by the Collateral Agent and which are reasonably acceptable to the Required Banks and the written advice of any thereof shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reasonable reliance thereon.
            If the Collateral Agent determines that, due to applicable law in any state where any Collateral is located, it is necessary or desirable, and with the consent of the Required Banks, the Collateral Agent shall have power to appoint one or more persons to act as co-collateral agent (a "Co-Collateral Agent") in such state, jointly with the Collateral Agent, or separate agent or separate agents, of all or any part of the Collateral in such state, and to vest in such person or persons, in such capacity, such title to the Collateral or any part thereof, and such rights, powers, duties, trusts or obligations as the Collateral Agent, with the consent of the Required Banks, may consider necessary or desirable in any case only for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Collateral may at the time be located. Absent any specific agreement to the contrary, any Co-Collateral Agent appointed hereunder shall, to the extent applicable, have the rights, obligations and duties of the Collateral Agent hereunder, and its reasonable fees and expenses shall be paid by the Borrower promptly upon receipt of statements therefor.
            The Collateral Agent may resign at any time by giving at least 30 days' prior notice thereof to the Secured Parties (such resignation to take effect upon the acceptance of a successor collateral agent as hereinafter provided). The Collateral Agent may be removed as Collateral Agent hereunder for or without cause, at any time by the Required Banks. In the event of any such resignation or removal of the Collateral Agent, the Required Banks shall thereupon have the right to appoint a successor Collateral Agent. If no acceptable successor Collateral Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Collateral Agent's giving of notice of resignation or its removal, the retiring Collateral Agent shall, on behalf of the Secured Parties, appoint a successor collateral agent. Any successor collateral agent appointed by the Collateral Agent pursuant to this Section 7.11(g) shall be a commercial bank organized under the laws of the United States of America or any state thereof and having a combined capital and surplus of at least $200,000,000. Upon the acceptance of any appointment as collateral agent hereunder by a successor collateral agent, such successor collateral agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent, and the retiring or removed Collateral Agent shall thereupon be discharged from its duties and obligations hereunder. After any retiring or removed Collateral Agent's resignation or removal hereunder as collateral agent, the provisions of this Agreement shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the collateral agent.

  CHANGE IN CIRCUMSTANCES; COMPENSATION
      Basis for Determining Interest Rate Inadequate or Unfair

      . If on or prior to the first day of any Interest Period:

        the Agent determines that deposits in Dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, or the Required Banks advise the Agent that the London Interbank Offered Rate or IBOR as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding the relevant type of Fixed Rate Loans for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make such type of Fixed Rate Loans specified in such notice shall be suspended. Unless the Borrower notifies the Agent at least 2 Domestic Business Days before the date of any Borrowing of such type of Fixed Rate Loans for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

      Illegality

      . If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein or any existing or future law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (any such agency being referred to as an "Authority" and any such event being referred to as a "Change of Law"), or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority shall make it unlawful or impossible for any Bank (or its Lending Office) to make, maintain or fund its Euro-Dollar Loans or Foreign Currency Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans or Foreign Currency Loans, as the case may be, shall be suspended. Before giving any notice to the Borrower pursuant to this Section, such Bank shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans or Foreign Currency Loans, as the case may be, to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each Euro-Dollar Loan or Foreign Currency Loans, as the case may be, of such Bank, together with accrued interest thereon and any amount due such Bank pursuant to Section 8.05(a). Concurrently with prepaying each such Euro-Dollar Loan or Foreign Currency Loan, as the case may be, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans or Foreign Currency Loans, as the case may be, of the other Banks), and such Bank shall make such a Base Rate Loan.

      Increased Cost and Reduced Return.
            If after the date hereof, a Change of Law or compliance by the Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority:
              shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (A) with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage), and (B) with respect to any Foreign Currency Loan any such requirement included in the applicable Adjusted IBOR Rate) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office); or
              shall impose on any Bank (or its Lending Office) or on the London interbank market any other condition affecting its Fixed Rate Loans, its Notes or its obligation to make Fixed Rate Loans;

            and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

            If any Bank shall have determined that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof, or compliance by such Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Authority, has or would have the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration the Bank's policies with respect to capital adequacy) by an amount deemed by the Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.
            Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, any Bank may use any reasonable averaging and attribution methods.
            Failure or delay on the part of any Bank to demand compensation pursuant to this Section shall not constitute waiver of such Bank's right to demand such compensation; provided that the Borrower shall not be required to compensate any Bank pursuant to this Section for any increased costs or reductions incurred more that 120 days prior to the date that such Bank notifies the Borrower of the Change of Law giving rise to such increased costs or reductions and of such Bank's intention to claim compensation therefor; provided, further, that if the Change of Law giving rise to such increased costs or reductions is retroactive, then the 120-day period referred to above shall be extended to include the period of retroactive effect thereof.
            The provisions of this Section 8.03 shall be applicable with respect to any Transferee, and any calculations required by such provisions shall be made based upon the circumstances of such Transferee.
      Base Rate Loans Substituted for Affected Fixed Rate Loans

      . If (i) the obligation of any Bank to make or maintain Fixed Rate Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03, and the Borrower shall, by at least 5 Fixed Rate Business Days' prior notice to such Bank (with a copy to the Agent), have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower (with a copy to the Agent) that the circumstances giving rise to such suspension or demand for compensation no longer apply:

            all Loans which would otherwise be made by such Bank as Euro-Dollar Loans or Foreign Currency Loans, as the case may be, shall be made instead either (A) as Base Rate Loans, (B) if such suspension or demand for compensation relates to Euro-Dollar Loans, but not Foreign Currency Loans, as Foreign Currency Loans, or (C) if such demand for compensation relates to Foreign Currency Loans, but not Euro-Dollar Loans, as Euro-Dollar Loans, as the Borrower may elect in the notice to such Bank (with a copy to the Agent) referred to hereinabove, and after each of its Euro-Dollar Loans or Foreign Currency Loans, as the case may be, has been repaid, all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.
      Compensation

      . Upon the request of any Bank, delivered to the Borrower and the Agent, the Borrower shall pay to such Bank such amount or amounts as shall compensate such Bank for any loss, cost or expense incurred by such Bank as a result of:

            any payment or prepayment pursuant to Section 2.09(b), 2.10(b), 6.01 or 8.02 of a Fixed Rate Loan on a date other than the last day of an Interest Period for such Loan; or
            any failure by the Borrower to prepay a Fixed Rate Loan on the date for such prepayment specified in the relevant notice of prepayment hereunder; or
            any failure by the Borrower to borrow a Fixed Rate Loan on the date for the Fixed Rate Borrowing specified in the applicable Notice of Borrowing delivered pursuant to Section 2.02; or
            any failure by the Borrower to pay a Foreign Currency Loan in the applicable Foreign Currency;

      such compensation to include, without limitation, as applicable: (A) an amount equal to the excess, if any, of (x) the amount of interest which would have accrued on the amount so paid or prepaid or not prepaid or borrowed for the period from the date of such payment, prepayment or failure to prepay or borrow to the last day of the then current Interest Period for such Fixed Rate Loan (or, in the case of a failure to prepay or borrow, the Interest Period for such Fixed Rate Loan which would have commenced on the date of such failure to prepay or borrow) at the applicable rate of interest for such Fixed Rate Loan provided for herein over (y) the amount of interest (as reasonably determined by such Bank) such Bank would have paid on (i) deposits in Dollars of comparable amounts having terms comparable to such period placed with it by leading banks in the London interbank market (if such Fixed Rate Loan is a Euro-Dollar Loan), or (ii) any deposit in a Foreign Currency of comparable amounts having terms comparable to such period placed with it by lending banks in the applicable interbank market for such Foreign Currency (if such Fixed Rate Loan is a Foreign Currency Loan); or (B) any such loss, cost or expense incurred by such Bank in liquidating or closing out any foreign currency contract undertaken by such Bank in funding or maintaining such Fixed Rate Loan (if such Fixed Rate Loan is a Foreign Currency Loan).

      Failure to Pay in Foreign Currency

      . If the Borrower is unable for any reason to effect payment of a Foreign Currency Loan in the Foreign Currency as required by this Agreement or if the Borrower shall default in the payment of a Foreign Currency Loan, each Bank may, through the Agent, require such payment to be made in Dollars in the Dollar Equivalent amount of such payment; provided, however, with respect to any Borrowing of any Foreign Currency which during the Interest Period therefor has been replaced entirely by the Euro, such Foreign Currency Borrowing may be repaid in Euros. In any case in which the Borrower shall make such payment in Dollars, the Borrower agrees to hold the Banks harmless from any loss incurred by the Banks arising from any change in the value of Dollars in relation to the relevant Foreign Currency between the date such payment became due and the date of payment thereof.

      Judgment Currency

  . If for the purpose of obtaining judgment in any court or enforcing any such judgment it is necessary to convert any amount due in any Foreign Currency into any other currency (other than, with respect to any Foreign Currency which has been replaced entirely by the Euro, a conversion into Euros), the rate of exchange used shall be the Agent's spot rate of exchange for the purchase of such Foreign Currency with such other currency at the close of business on the Fixed Rate Business Day preceding the date on which judgment is given or any order for payment is made. The obligation of the Borrower in respect of any amount due from it hereunder shall, notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due hereunder or under any judgment or order in any other currency or otherwise be discharged only to the extent that on the Fixed Rate Business Day following receipt by the Agent of any payment in a currency other than the relevant Foreign Currency the Agent is able (in accordance with normal banking procedures) to purchase the relevant Foreign Currency with such other currency. If the amount of the relevant Foreign Currency that the Agent is able to purchase with such other currency is less than the amount due in the relevant Foreign Currency, notwithstanding any judgment or order, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Banks for the shortfall.

  MISCELLANEOUS
      Notices

      . All notices, requests and other communications to any party hereunder shall be in writing (including telecopier or similar writing) and shall be given to such party at its address or telecopier number set forth on the signature pages hereof or such other address or telecopier number as such party may hereafter specify for the purpose by notice to each other party. Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and the confirmation is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under Article II or Article VIII shall not be effective until received.

      No Waivers

      . No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under the Notes or other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

      Expenses; Documentary Taxes

      . The Borrower shall pay (i) all out-of-pocket expenses of the Agent, including fees and disbursements of special counsel for the Agent, in connection with the preparation of this Agreement and the other Loan Documents, any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder or thereunder, and (ii) if a Default occurs, all out-of-pocket expenses incurred by the Agent and the Banks, including fees and disbursements of counsel, in connection with such Default and collection and other enforcement proceedings resulting therefrom, including out-of-pocket expenses incurred in enforcing this Agreement and the other Loan Documents. The Borrower shall indemnify the Agent and each Banks against any transfer taxes, documentary taxes, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement or the other Loan Documents ("Other Taxes"). The Borrower hereby acknowledges that the Bank Financial Consultant has been engaged as contemplated in the Financial Covenant Waiver Agreement, and hereby confirms its agreement to pay the reasonable fees and expenses of the Bank Financial Consultant promptly upon receipt of statements; provided, however, that except during the existence of an Event of Default, the Borrower shall not be obligated to pay such fees in an aggregate amount in excess of $250,000, plus expenses, without the prior consent of the Borrower. The Borrower shall pay the Agent's standard charges for, and the fees and expenses of, the Agent's personnel used by the Agent for reviewing the books and records of the Borrower and for verifying, testing, protecting, safeguarding, preserving or disposing of all or any part of the Collateral, and if an outside field auditor is used instead of the Agent's personnel to conduct such review and other examination, the Borrower shall pay the reasonable fees and expenses of such outside field auditor; provided, however, that except during the existence of an Event of Default, the Borrower shall not be obligated to pay for fees and expenses of a field examination more than once in any 12 consecutive month period.

      Indemnification

      . The Borrower shall indemnify the Agent, the Banks and each Affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any actual or proposed use by the Borrower of the proceeds of any extension of credit by any Bank hereunder or breach by the Borrower of this Agreement or any other Loan Document or from any investigation, litigation (including, without limitation, any actions taken by the Agent or any of the Banks to enforce this Agreement or any of the other Loan Documents) or other proceeding (including, without limitation, any threatened investigation or proceeding) relating to the foregoing, and the Borrower shall reimburse the Agent and each Bank, and each Affiliate thereof and their respective directors, officers, employees and agents, upon demand for any expenses (including, without limitation, legal fees) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or wilful misconduct of the Person to be indemnified. The provisions of this Section 9.04 constitute a continuing agreement and shall survive the termination of this Agreement and the payment in full or cancellation of the Notes.

      Setoff; Sharing of Setoffs.
            The Borrower and (by execution and delivery of the Guaranty), each Guarantor hereby grants to the Agent and each Bank a lien for all indebtedness and obligations owing to them from the Borrower or any Guarantor upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts thereof, now or hereafter pledged, mortgaged, transferred or assigned to the Agent or any such Bank or otherwise in the possession or control of the Agent or any such Bank for any purpose for the account or benefit of the Borrower or any Guarantor and including any balance of any deposit account or of any credit of the Borrower and each Guarantor with the Agent or any such Bank, whether now existing or hereafter established hereby authorizing the Agent and each Bank at any time or times with or without prior notice to apply such balances or any part thereof to such of the indebtedness and obligations owing by the Borrower or any Guarantor to the Banks and/or the Agent then past due and in such amounts as they may elect, and whether or not the collateral, if any, or the responsibility of other Persons primarily, secondarily or otherwise liable may be deemed adequate. For the purposes of this paragraph, all remittances and property shall be deemed to be in the possession of the Agent or any such Bank as soon as the same may be put in transit to it by mail or carrier or by other bailee.
            Each Bank agrees that if it shall, by exercising any right of setoff or counterclaim or resort to collateral security or otherwise, receive payment of a proportion of the aggregate amount of principal and interest owing with respect to the Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of all principal and interest owing with respect to the Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks owing to such other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks owing to such other Banks shall be shared by the Banks pro rata; provided that (i) nothing in this Section shall impair the right of any Bank to exercise any right of setoff or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower or any Guarantor other than its indebtedness under the Notes, and (ii) if all or any portion of such payment received by the purchasing Bank is thereafter recovered from such purchasing Bank, such purchase from each other Bank shall be rescinded and such other Bank shall repay to the purchasing Bank the purchase price of such participation to the extent of such recovery together with an amount equal to such other Bank's ratable share (according to the proportion of (x) the amount of such other Bank's required repayment to (y) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower and each Guarantor agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower or such Guarantor in the amount of such participation.
      Amendments and Waivers.
            Any provision of this Agreement, the Notes, the Pledge Agreements, the Subsidiary Guaranty or any other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that, no such amendment or waiver shall, unless signed by all Banks, (i) change the Commitment of any Bank or subject any Bank to any additional obligation, (ii) change the principal of or lower the rate of interest on any Loan or reduce any fees (other than fees payable to the Agent) hereunder, (iii) change the date fixed for any payment of principal of or interest on any Loan or any fees hereunder, (iv) change the amount of principal, interest or fees due on any date fixed for the payment thereof, (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the percentage of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement, (vi) change the manner of application of any payments made under this Agreement or the Notes, (vii) except as expressly provided in this Agreement or any of the Security Documents, release or substitute all or any of the Collateral, or elect not to take any material part of the Collateral pursuant to Section 5.26, (viii) release any Guarantor from its obligations under the Subsidiary Guaranty or release any other Guarantee given to support payment of the Loans, or (ix) amend, or waive any Event of Default under, any of Sections 2.08, 5.24, 6.01(a), or this Section 9.06(a).
            The Borrower will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement except through the Agent unless each Bank shall be informed thereof by the Borrower and shall be afforded an opportunity of considering the same and shall be supplied by the Borrower with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Agreement shall be delivered by the Borrower to each Bank forthwith following the date on which the same shall have been executed and delivered by the requisite percentage of Banks. The Borrower will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Bank (in its capacity as such) as consideration for or as an inducement to the entering into by such Bank of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to all such Banks.
      No Margin Stock Collateral

      . Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not, directly or indirectly (by negative pledge or otherwise), relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

      Successors and Assigns.
            The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Borrower may not assign or otherwise transfer any of its rights under this Agreement.
            Any Bank may at any time sell to one or more Persons (each a "Participant") participating interests in any Loan owing to the Bank, any Notes held by such Bank, any Commitment hereunder or any other interest of such Bank hereunder. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank's obligations under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Notes for all purposes under this Agreement, and the Borrower shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. In no event shall a Bank that sells a participation be obligated to the Participant to take or refrain from taking any action hereunder except that such Bank may agree that it will not (except as provided below), without the consent of the Participant, agree to (i) the change of any regularly scheduled date for the payment of principal of or interest on the related loan or loans, (ii) the change of the amount of any principal, interest or fees due on any date fixed for the payment thereof with respect to the related loan or loans, (iii) the change of the principal of the related loan or loans, (iv) any change in the rate at which either interest is payable thereon or (if the Participant is entitled to any part thereof) fee is payable hereunder from the rate at which the Participant is entitled to receive interest or fee (as the case may be) in respect of such participation, (v) the release or substitution of all or any substantial part of the collateral (if any) held as security for the Loans (other than the release of any such collateral of a Subsidiary that is sold in accordance with Section 5.05), or (vi) the release of any Guarantor from its obligations under the Subsidiary Guaranty or the release any other Guarantee given to support payment of the Loans (other than a Guarantor that is sold, or a Guarantee of a Subsidiary that is sold, in accordance with Section 5.05). Each Bank selling a participating interest in any Loan, Note, Commitment or other interest under this Agreement shall, within 10 Domestic Business Days of such sale, provide the Borrower and the Agent with written notification stating that such sale has occurred and identifying the Participant and the interest purchased by such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Article VIII with respect to its participation in Loans outstanding from time to time.
            Any Bank may at any time assign to one or more banks or financial institutions (each an "Assignee") all, or in the case of its Loans and Commitments, a proportionate part of all its Loans and Commitments, of its rights and obligations under this Agreement, the Notes and the other Loan Documents, and such Assignee shall assume all such rights and obligations, pursuant to an Assignment and Acceptance, executed by such Assignee, such transferor Bank and the Agent (and, in the case of an Assignee that is not then a Bank or an Affiliate of a Bank, subject to clause (iii) below, by the Borrower); provided that (i) no interest may be sold by a Bank pursuant to this paragraph (c) unless the Assignee shall agree to assume ratably equivalent portions of the transferor Bank's Commitment, (ii) if a Bank is assigning only a portion of its Commitment to an Assignee that is not then a Bank or an Affiliate of a Bank, then the amount of the Commitment being assigned (determined as of the effective date of the assignment) shall be in an amount not less than $5,000,000 and (iii) except during the continuance of a Default, no interest may be sold by a Bank pursuant to this paragraph (c) to any Assignee that is not then a Bank or an Affiliate of a Bank without the consent of the Borrower and the Agent, which consent shall not be unreasonably withheld. Upon (A) execution of the Assignment and Acceptance by such transferor Bank, such Assignee, the Agent and (if applicable) the Borrower, (B) delivery of an executed copy of the Assignment and Acceptance to the Borrower and the Agent, (C) payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, and (D) payment of a processing and recordation fee of $3,500 to the Agent, such Assignee shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement to the same extent as if it were an original party hereto with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by the Borrower, the Banks or the Agent shall be required. Upon the consummation of any transfer to an Assignee pursuant to this paragraph (c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued each of such Assignee and such transferor Bank and such transferor Bank.
            Subject to the provisions of Section 9.09, the Borrower authorizes each Bank to disclose to any Transferee and any prospective Transferee any and all financial information in such Bank's possession concerning the Borrower which has been delivered to such Bank by the Borrower or the Agent pursuant to this Agreement or which has been delivered to such Bank by the Borrower or the Agent in connection with such Bank's credit evaluation prior to entering into this Agreement.
            No Transferee shall be entitled to receive any greater payment under Section 8.03 than the transferor Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02 or 8.03 requiring such Bank to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.
            Anything in this Section 9.08 to the contrary notwithstanding, any Bank may assign and pledge all or any portion of the Loans and/or obligations owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Loans and/or obligations made by the Borrower to the assigning and/or pledging Bank in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect of such assigned Loans and/or obligations to the extent of such payment. No such assignment shall release the assigning and/or pledging Bank from its obligations hereunder.
      Confidentiality

      . Each Bank agrees to exercise commercially reasonable efforts to keep any information delivered or made available by the Borrower (either directly or through the Agent) to it which pertains to the financial condition, operations, business or properties of the Borrower and its Subsidiaries, or which constitutes other information which is clearly indicated to be confidential information, confidential from anyone other than persons employed or retained by such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided that nothing herein shall prevent any Bank from disclosing such information (i) to any other Bank, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Bank, (iv) which has been publicly disclosed, (v) to the extent reasonably required in connection with any litigation to which the Agent, any Bank or their respective Affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Bank's legal counsel and independent auditors and (viii) to any actual or proposed Participant or other Transferee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section 9.09; provided that should disclosure of any such confidential information be required by virtue of clause (i) of the immediately preceding sentence, to the extent permitted by law, the relevant Bank shall promptly notify the Borrower of same so as to allow the Borrower to seek a protective order or to take any other appropriate action; provided, further, that, no Bank shall be required to delay compliance with any directive to disclose any such information so as to allow the Borrower to effect any such action.

      Representation by the Banks

      . Each Bank hereby represents that it is a commercial lender or financial institution which makes loans in the ordinary course of its business and that it will make its Loans hereunder for its own account in the ordinary course of such business; provided that, subject to Section 9.08, the disposition of the Notes held by the Bank shall at all times be within its exclusive control.

      Obligations Several

      . The obligations of each Bank hereunder are several, and no Bank shall be responsible for the obligations or commitment of any other Bank hereunder. Nothing contained in this Agreement and no action taken by the Banks pursuant hereto shall be deemed to constitute the Banks to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement or any other Loan Document and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

      Georgia Law

      . This Agreement and each Notes shall be construed in accordance with and governed by the laws of the State of Georgia.

      Severability

      . In case any one or more of the provisions contained in this Agreement, the Notes, the Pledge Agreements, the Subsidiary Guaranty or any of the other Loan Documents should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby and shall be enforced to the greatest extent permitted by law.

      Interest

      . In no event shall the amount of interest, and all charges, amounts or fees contracted for, charged or collected pursuant to this Agreement, the Notes or the other Loan Documents and deemed to be interest under applicable law (collectively, "Interest") exceed the highest rate of interest allowed by applicable law (the "Maximum Rate"), and in the event any such payment is inadvertently received by any Bank, then the excess sum (the "Excess") shall be credited as a payment of principal, unless the Borrower shall notify such Bank in writing that it elects to have the Excess returned forthwith. It is the express intent hereof that the Borrower not pay and the Banks not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under applicable law. The right to accelerate maturity of any of the Loans does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and the Banks do not intend to collect any unearned interest in the event of any such acceleration. All monies paid to the Agent or the Banks hereunder or under the Notes or the other Loan Documents, whether at maturity or by prepayment, shall be subject to rebate of unearned interest as and to the extent required by applicable law. By the execution of this Agreement, the Borrower covenants, to the fullest extent permitted by law, that (i) the credit or return of any Excess shall constitute the acceptance by the Borrower of such Excess, and (ii) the Borrower shall not seek or pursue any other remedy, legal or equitable, against the Agent or any Bank, based in whole or in part upon contracting for charging or receiving any Interest in excess of the Maximum Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by the Agent or any Bank, all interest at any time contracted for, charged or received from the Borrower in connection with this Agreement, the Notes or any of the other Loan Documents shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Commitments. The Borrower, the Agent and each Bank shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as Interest and (ii) exclude voluntary prepayments and the effects thereof. The provisions of this Section shall be deemed to be incorporated into the Notes and each of the other Loan Documents (whether or not any provision of this Section is referred to therein). All such Loan Documents and communications relating to any Interest owed by the Borrower and all figures set forth therein shall, for the sole purpose of computing the extent of obligations hereunder and under the Notes and the other Loan Documents be automatically recomputed by the Borrower, and by any court considering the same, to give effect to the adjustments or credits required by this Section.

      Interpretation

      . No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

      Waiver of Jury Trial; Consent to Jurisdiction

      . The Borrower (a) and each of the Banks and the Agent irrevocably waives, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceeding arising out of this Agreement, any of the other Loan Documents, or any of the transactions contemplated hereby or thereby, (b) submits to the nonexclusive personal jurisdiction in the State of Georgia, the courts thereof and the United States District Courts sitting therein, for the enforcement of this Agreement, the Notes and the other Loan Documents, (c) waives any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the State of Georgia for the purpose of litigation to enforce this Agreement, the Notes or the other Loan Documents, and (d) agrees that service of process may be made upon it in the manner prescribed in Section 9.01 for the giving of notice to the Borrower. Nothing herein contained, however, shall prevent the Agent or any Bank from bringing any action or exercising any rights against any security and against the Borrower personally, and against any assets of the Borrower, within any other state or jurisdiction.

      Counterparts

      . This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

      Source of Funds - ERISA

      . Each of the Banks hereby severally (and not jointly) hereby represents to the Borrower that no part of the funds to be used by such Bank to fund the Loans hereunder from time to time constitutes (i) assets allocated to any separate account maintained by such Bank in which any employee benefit plan (or its related trust) has any interest nor (ii) any other assets of any employee benefit plan. As used in this Section, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

      [Signatures are contained on the following pages.]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, by their respective authorized officers as of the day and year first above written.

      GERBER SCIENTIFIC, INC. (SEAL)

      By:

      Gary K. Bennett

      Senior Vice President-Finance and

      Chief Financial Officer

      Gerber Scientific, Inc.

      83 Gerber Road West

      South Windsor, Connecticut 06074

      Attention: Chief Financial Officer

      Telecopier number: 860-648-8314

      Confirmation number: 860-648-8004

      COMMITMENTS WACHOVIA BANK, N.A.,

      as Agent and as a Bank (SEAL)

      $37,340,425.53 By:

      Name:

      Title:

      Lending Office

      Wachovia Bank, N.A.

      191 Peachtree Street, N.E.

      Atlanta, Georgia 30303-1757

      Attention: Christa P. Holland

      Telecopier number: 404-332-5950

      Confirmation number: 404-332-6890

      FLEET NATIONAL BANK,

      as a Bank (SEAL)

      $58,085,106.38 By:

      Name:

      Title:

      Lending Office

      Fleet National Bank

      100 Federal Street - MA DE 10010A

      Boston, Massachusetts 02110

      Attention: Mr. Harvey H. Thayer, Jr.

      Facsimile: 617-434-0601

      Telephone: 617-434-1996

      BNP PARIBAS,

      as a Bank (SEAL)

      $16,595,744.68 By:

      Name:

      Title:

      By:

      Name:

      Title:

      Lending Office

      BNP Paribas

      787 Seventh Avenue, 31st Floor

      New York, New York 10019

      Attention: Ms. Nanette Baudon

      Facsimile: 212-841-3049

      Telephone: 212-841-2525

      THE CHASE MANHATTAN

      BANK, as a Bank (SEAL)

      $16,595,744.68 By:

      Name:

      Title:

      Lending Office

      The Chase Manhattan Bank

      999 Broad Street

      c/o J.P. Morgan Chase & Co.

      234 Church Street, 6th Floor

      New Haven, Connecticut 06510

      Attention: Mr. John A. Francis

      Facsimile: 203-784-3838

      Telephone: 203-784-3815

      ABN AMRO BANK N.V.,

      as a Bank (SEAL)

      $14,521,276.60 By:

      Name:

      Title:

      By:

      Name:

      Title:

      Lending Office

      ABN AMRO Bank N.V.

      135 South LaSalle Street

      Suite 611

      Chicago, Illinois 60603

      Attention: Mr. Arthur Traver

      Facsimile: 312-904-2537

      Telephone: 312-904-6083

      CITIZENS BANK OF MASSACHUSETTS,

      (SEAL)

      $14,521,276.60 By:

      Name:

      Title:

      Lending Office

      Citizens Bank of Massachusetts

      28 State Street, 15th Floor

      Boston, Massachusetts 02109

      Attention: Ms. Marie C. Duprey

      Facsimile: 617-263-0439

      Telephone: 617-994-7031

      FIRST UNION NATIONAL BANK,

      as a Bank (SEAL)

      $14,521,276.60 By:

      Name:

      Title:

      Lending Office

      First Union National Bank

      c/o First Union Securities, Inc.

      Leveraged Finance Group

      301 South College Street, 5th Floor

      Charlotte, North Carolina 28288-0760

      Attention: Mr. Robert A. Brown

      Facsimile: 704-715-1117

      Telephone: 704-374-4015

      HARRIS TRUST AND SAVINGS

      BANK, as a Bank (SEAL)

      $14,521,276.60 By:

      Name:

      Title:

      Lending Office

      Harris Trust and Savings Bank

      111 West Monroe Street, Floor 10W

      Chicago, Illinois 60603

      Attention: Ms. Helen A. Dimitriou

      Facsimile: 312-461-5225

      Telephone: 312-461-5304

      MELLON BANK, N.A.,

      as a Bank (SEAL)

      $8,297,872.34 By:

      Name:

      Title:

      Lending Office

      Mellon Bank, N.A.

      One Boston Place

      Room 024-006A

      Boston, Massachusetts 02108

      Attention: Ms. R. Jane Westrich

      Facsimile: 617-722-3516

      Telephone: 617-722-7969

      TOTAL COMMITMENTS:

      $195,000,000

      EXHIBIT A-1

      FORM OF AMENDED AND RESTATED DOLLAR LOAN NOTE

      Atlanta, Georgia
      March 14, 2001

      For value received, GERBER SCIENTIFIC, INC., a Connecticut corporation (the "Borrower"), promises to pay to the order of __________________________________________________, a ____________________ (the "Bank"), for the account of its Lending Office, the principal sum of ___________________________________ AND NO/100 DOLLARS ($            ), or such lesser amount as shall equal the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to Credit Agreement referred to below, on the dates and in the amounts provided in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Amended and Restated Dollar Loan Note on the dates and at the rate or rates provided for Dollar Loans in the Credit Agreement. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Wachovia Bank, N.A., 191 Peachtree Street, N.E., Atlanta, Georgia 30303-1757, or such other address as may be specified from time to time pursuant to the Credit Agreement.

      All Loans made by the Bank, the respective maturities thereof, the interest rates from time to time applicable thereto, and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

      This Amended and Restated Dollar Loan Note is one of the Dollar Loan Notes referred to in the Amended and Restated Credit Agreement dated as of March 14, 2001 among the Borrower, the Banks listed on the signature pages thereof and Wachovia Bank, N.A., as Agent (as the same may be amended and modified from time to time (the "Credit Agreement"), and is an amendment and restatement of, and supersedes, the Original Note of this type delivered to the Bank under the Original Agreement. Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the optional and mandatory prepayment and the repayment hereof and the acceleration of the maturity hereof, as well as the obligation of the Borrower to pay all costs of collection, including reasonable attorneys fees, in the event this Amended and Restated Dollar Loan Note is collected by law or through an attorney at law.

      The Borrower hereby waives presentment, demand, protest, notice of demand, protest and nonpayment and any other notice required by law relative hereto, except to the extent as otherwise may be expressly provided for in the Credit Agreement.

      IN WITNESS WHEREOF, the Borrower has caused this Amended and Restated Dollar Loan Note to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.

      GERBER SCIENTIFIC, INC. (SEAL)

      By:

      Gary K. Bennett

      Senior Vice President-Finance and

      Chief Financial Officer

      Dollar Loan Note (cont'd)

      LOANS AND PAYMENTS OF PRINCIPAL

      Base Rate Amount Amount of

      or Euro- of Principal Maturity Notation

      Date Dollar Loan Loan Repaid Date Made By

      EXHIBIT A-2

      FORM OF AMENDED AND RESTATED FOREIGN CURRENCY LOAN NOTE

      Atlanta, Georgia
      March 14, 2001

      For value received, GERBER SCIENTIFIC, INC., a Connecticut corporation (the "Borrower"), promises to pay to the order of ___________________________________, a ____________________ (the "Bank"), for the account of its Lending Office, the outstanding principal amount of the Foreign Currency Loans made by the Bank to the Borrower as Foreign Currency Loans pursuant to the Credit Agreement referred to below, on the dates and in the amounts provided in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Note on the dates and at the rate or rates provided for Foreign Currency Loans in the Credit Agreement. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the applicable Foreign Currency in immediately available funds at the office of Wachovia Bank, N.A., 191 Peachtree Street, N.E., Atlanta, Georgia 30303-1757, or such other address as may be specified from time to time pursuant to the Credit Agreement.

      All Foreign Currency Loans made by the Bank, the respective maturities thereof, the interest rates from time to time applicable thereto, and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

      This Note is one of the Amended and Restated Foreign Currency Loan Notes referred to in the Amended and Restated Credit Agreement dated as of March 14, 2001 among the Borrower, the Banks listed on the signature pages thereof and Wachovia Bank, N.A., as Agent (as the same may be amended and modified from time to time, the "Credit Agreement"), and is an amendment and restatement of, and supersedes, the Original Note of this type delivered to the Bank under the Original Agreement. Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the optional and mandatory prepayment and the repayment hereof and the acceleration of the maturity hereof, as well as the obligation of the Borrower to pay all costs of collection, including reasonable attorneys fees, in the event this Amended and Restated Foreign Currency Loan Note is collected by law or through an attorney at law.

      The Borrower hereby waives presentment, demand, protest, notice of demand, protest and nonpayment and any other notice required by law relative hereto, except to the extent as otherwise may be expressly provided for in the Credit Agreement.

      IN WITNESS WHEREOF, the Borrower has caused this Amended and Restated Foreign Currency Loan Note to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.

      GERBER SCIENTIFIC, INC. (SEAL)

      By:

      Gary K. Bennett

      Senior Vice President-Finance and

      Chief Financial Officer

      Foreign Currency Loan Note (cont'd)

      SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
      TO

      NOTE OF ____________________
      DATED March 14, 2001

      Principal

      Amount of Maturity Principal

      Loan and of Interest Amount Unpaid

      Date Currency Period Paid Balance

      Exhibit B

      [NOTE: PORTIONS OF THE FOLLOWING OPINION (PARTICULARLY AS TO CORPORATE MATTERS) WILL BE GIVEN BY RICHARD F. TREACY, JR., ESQ., GENERAL COUNSEL OF THE BORROWER, AND THE OTHER PORTIONS WILL BE GIVEN BY CUMMINGS & LOCKWOOD]

      OPINION OF
      COUNSEL FOR THE BORROWER AND THE GUARANTORS

      March 14, 2001

      To the Banks and the Agent

      Referred to Below

      c/o Wachovia Bank, N.A.,

      191 Peachtree Street, N.E.

      Atlanta, Georgia 30303-1757

      Attn: Christa P. Holland

      Dear Sirs:

      We have acted as counsel for Gerber Scientific, Inc, a Connecticut corporation (the "Borrower"), and for Gerber Technology, Inc., a Connecticut corporation, Gerber Scientific Products, Inc, a Connecticut corporation, Gerber Coburn Optical, Inc., a Delaware corporation and Stereo Optical Company, an Illinois corporation (each a "Guarantor" and collectively the "Guarantors") in connection with the Amended and Restated Credit Agreement (the "Credit Agreement") dated as of March 14, 2001 among the Borrower, the banks listed on the signature pages thereof, and Wachovia Bank, N.A., as Agent. Terms defined in the Credit Agreement are used herein as therein defined.

      We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion. We have assumed for purposes of our opinions set forth below that the execution and delivery of the Credit Agreement by each Bank and the Agent has been duly authorized by each Bank and the Agent.

      Upon the basis of the foregoing, we are of the opinion that:

      1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Connecticut and has all corporate powers required to carry on its business as now conducted.

      2. The execution, delivery and performance by the Borrower of the Credit Agreement, the Notes, and the Pledge Agreements (i) are within the Borrower's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of, or filing with, any governmental body, agency or official, except such as have been obtained or made and are in full force and effect, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument which to our knowledge is binding upon the Borrower and (v) to our knowledge, except as provided in the Credit Agreement and the Pledge Agreements, do not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

      3. Each of the Credit Agreement and the Pledge Agreements constitutes a valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms, and the Notes constitute valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as such enforceability may be limited by: (i) bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity, regardless of whether considered in a proceeding in equity or at law.

      4. Each Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all corporate powers required to carry on its business as now conducted.

      5. The execution, delivery and performance by each Guarantor of the Subsidiary Guaranty and the Pledge Agreements (i) are within such Guarantor's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of, or filing with, any governmental body, agency or official, except such as have been obtained or made and are in full force and effect, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of such Guarantor or of any agreement, judgment, injunction, order, decree or other instrument which to our knowledge is binding upon such Guarantor and (v) to our knowledge, except as provided in the Credit Agreement, do not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

      6. Each of the Subsidiary Guaranty and the Pledge Agreements constitutes a valid and binding agreement of each of the Guarantors, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by: (i) bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity, regardless of whether considered in a proceeding in equity or at law.

      7. To our knowledge, there is no action, suit or proceeding pending, or threatened, against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole, or which in any manner questions the validity or enforceability of the Credit Agreement or any Notes.

      8. Each of the Borrower's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

      9. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      10. Neither the Borrower nor any of its Subsidiaries is a "holding company" as defined in the Public Utility Holding Company Act of 1935, as amended.

      11. The choice of Georgia law to govern the Credit Agreement, the Notes, the Subsidiary Guaranty, the Pledge Agreements and the other Loan Documents in which such choice is stipulated is a valid and effective choice of law under the laws of the State of New York, and adherence to existing judicial precedents generally would require a court sitting in the State of New York to abide by such choice of law, unless a fundamental policy of the State of New York would be violated. We are not aware of any provision of the Credit Agreement, the Notes, the Subsidiary Guaranty, the Pledge Agreements or the other Loan Documents that would violate a fundamental policy of the State of New York.

      The foregoing opinions expressed in paragraphs 3 and 6 are subject to the following qualifications: (i) certain provisions of the Pledge Agreements are or may be unenforceable in whole or part under the laws of the State of New York, but the inclusion of such provisions does not affect the validity of the Pledge Agreements, and each of the Pledge Agreements contains adequate provisions for the practical realization of the principal rights and benefits intended to be afforded thereby, (ii) insofar as provisions contained in the Credit Agreement, the Note, the Pledge Agreements and the Subsidiary Guaranty provide for indemnification, the enforceability thereof may be limited by public policy considerations and (iii) we express no opinion as to the effect of the laws of any jurisdiction other than the State of New York where any lender may be located or where enforcement of the Credit Agreement, the Note, the Pledge Agreements or the Subsidiary Guaranty may be sought that limits the rates of interest legally chargeable or collectible.

      Furthermore, we express no opinion herein as to (i) Section 9.16(b) of the Credit Agreement insofar as such Section relates to the subject matter jurisdiction of the State of Georgia, the courts thereof and the United States District Courts sitting therein to adjudicate any controversy related to the Credit Agreement, the Note, the Pledge Agreements and the Subsidiary Guaranty and (ii) the waiver of an inconvenient forum set forth in Section 9.16(c) of the Credit Agreement.

      [I am a member] [We are members] of the bar of the State of [__________] [New York] and the foregoing opinion is limited to the laws of the State of [__________] [New York] and the Federal laws of the United States of America. [I] [We] note that the Credit Agreement is governed by the laws of the State of Georgia and, for purposes of the opinions expressed in paragraphs 2 and 5 above, [I] [we] have assumed that (i) each of the Credit Agreement, the Subsidiary Guaranty and the Pledge Agreements conforms to the requirements of the laws of the State of Georgia and (ii) the laws of the State of Georgia do not differ from the laws of the State of [Connecticut] [New York] in any manner that would render such opinion incorrect.

      This opinion is delivered to you in connection with the transaction referenced above and may only be relied upon by you, any Transferee under the Credit Agreement, and Jones, Day, Reavis & Pogue without our prior written consent.

      Very truly yours,

      Exhibit C

      OPINION OF
      JONES, DAY, REAVIS & POGUE, SPECIAL COUNSEL
      FOR THE AGENT

      March 14, 2001

      To the Banks and the Agent

      Referred to Below

      c/o Wachovia Bank, N.A.,

      191 Peachtree Street, N.E.

      Atlanta, Georgia 30303-1757

      Attn: Christa P. Holland

      Dear Sirs:

      We have participated in the preparation of the Amended and Restated Credit Agreement (the "Credit Agreement") dated as of March 14, 2001, among Gerber Scientific, Inc., a Connecticut corporation (the "Borrower"), the banks listed on the signature pages thereof, and Wachovia Bank, N.A. , as Agent (the "Agent"), and have acted as special counsel for the Agent for the purpose of rendering this opinion pursuant to Section 3.01(e) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

      This opinion letter is limited by, and is in accordance with, the January 1, 1992 edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia which Interpretive Standards are incorporated herein by this reference.

      We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

      Upon the basis of the foregoing, and assuming the due authorization, execution and delivery of the Credit Agreement, the Notes and the Pledge Agreements by or on behalf of the Borrower, and of the Subsidiary Guaranty and the Pledge Agreements by the Guarantors, we are of the opinion that the Credit Agreement, the Notes and the Pledge Agreements constitute a valid and binding agreement of the Borrower and the Subsidiary Guaranty and the Pledge Agreements constitute valid and binding obligations of the Guarantors, in each case enforceable in accordance with its terms except as: (i) the enforceability thereof may be affected by bankruptcy, insolvency, reorganization, fraudulent conveyance, voidable preference, moratorium or similar laws applicable to creditors' rights or the collection of debtors' obligations generally; (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability; and (iii) the enforceability of certain of the remedial, waiver and other provisions of the Credit Agreement, the Notes, the Pledge Agreements and the Subsidiary Guaranty may be further limited by the laws of the State of Georgia; provided that such additional laws do not, in our opinion, substantially interfere with the practical realization of the benefits expressed in the Credit Agreement, the Notes, the Pledge Agreements and the Subsidiary Guaranty, except for the economic consequences of any procedural delay which may result from such laws.

      In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction except the State of Georgia. We express no opinion as to the effect of the compliance or noncompliance of the Agent or any Bank with any state or federal laws or regulations applicable to the Bank by reason of the legal or regulatory status or the nature of the business of the Agent or any Bank.

      This opinion is delivered to you in connection with the transaction referenced above and may only be relied upon by you and any Transferee under the Credit Agreement without our prior written consent.

      Very truly yours,

      Exhibit D

      NOTICE OF BORROWING

      _______________, 200__

      Wachovia Bank, N.A., as Agent

      191 Peachtree Street, N.E.

      Atlanta, Georgia 30303-1757

      Attention: Syndication Services

      Re: Amended and Restated Credit Agreement (as amended and modified from time to time, the "Credit Agreement") dated as of March 14, 2001 by and between Gerber Scientific, Inc., the banks listed on the signature pages thereof, and Wachovia Bank, N.A., as Agent.

      Gentlemen:

      Unless otherwise defined herein, capitalized terms used herein shall have the meanings attributable thereto in the Credit Agreement.

      This Notice of Borrowing is delivered to you pursuant to Section 2.02 of the Credit Agreement.

      The Borrower hereby requests a [Euro-Dollar Borrowing][Base Rate Borrowing][Foreign Currency Borrowing in][specify Foreign Currency] in the aggregate principal amount [of the Dollar Equivalent] of $____________ to be made on _______________, 200__, and for interest to accrue thereon at the rate established by the Credit Agreement for [Fixed Rate Loans][Base Rate Loans]. The duration of the Interest Period with respect thereto shall be [1 month] [2 months] [3 months] [6 months].

      The Borrower has caused this Notice of Borrowing to be executed and delivered by its duly authorized officer this       day of            , 200__.

      Gerber Scientific, Inc.

      By:

      Title:

      Exhibit E

      ASSIGNMENT AND ACCEPTANCE
      Dated ___________ ____, 200__

      Reference is made to the Amended and Restated Credit Agreement dated as of March 14, 2001 (together with all amendments and modifications thereto, the "Credit Agreement") among Gerber Scientific, Inc., a Connecticut corporation (the "Borrower"), the Banks (as defined in the Credit Agreement) and Wachovia Bank, N.A., as Agent (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

      ____________________ (the "Assignor") and ____________________ (the "Assignee") agree as follows:

      1. The Assignor hereby sells and assigns to the Assignee, without recourse to the Assignor, and the Assignee hereby purchases and assumes from the Assignor, a _____% interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below) (including, without limitation, a _____% interest (which on the Effective Date hereof is $__________) in the Assignor's Commitment and a _____ interest (which on the Effective Date hereof is $____________) in the Loans owing to the Assignor and a _____% interest in the Notes held by the Assignor (which on the Effective Date hereof is $__________).

      2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder, that such interest is free and clear of any adverse claim and that as of the date hereof its Commitment (without giving effect to assignments thereof which have not yet become effective) is $__________ and the aggregate outstanding principal amount of Loans owing to it (without giving effect to assignments thereof which have not yet become effective) is $____________; (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iii) attaches the Notes referred to in paragraph 1 above and requests that the Agent exchange such Notes for [(x)] a new Dollar Loan Note dated _______________, ______ in the principal amount of $__________ , and a new Foreign Currency Loan Note dated __________________, ____, each payable to the order of the Assignee [and (y) a new Dollar Loan Note dated _______________, ______ in the principal amount of $__________ , and a new Foreign Currency Loan Note dated __________________, ____, each payable to the order of the Assignor].

      3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.04(a) thereof (or any more recent financial statements of the Borrower delivered pursuant to Section 5.01(a), (b) or (c) thereof) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is a bank or financial institution; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; (vi) specifies as its Lending Office (and address for notices) the office set forth beneath its name on the signature pages hereof, (vii) represents and warrants that the execution, delivery and performance of this Assignment and Acceptance are within its corporate powers and have been duly authorized by all necessary corporate action (viii) makes the representation and warranty contained in Section 9.18 of the Credit Agreement [, and (ix) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and the Notes or such other documents as are necessary to indicate that all such payments are subject to such taxes at a rate reduced by an applicable tax treaty].

      4. The Effective Date for this Assignment and Acceptance shall be _______________, 200___ (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for execution and acceptance by the Agent and to the Borrower for execution by the Borrower.

      5. Upon such execution and acceptance by the Agent [and execution by the Borrower] [If required by the Credit Agreement], from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent rights and obligations have been transferred to it by this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent its rights and obligations have been transferred to the Assignee by this Assignment and Acceptance, relinquish its rights (other than under Sections 8.03, 9.03 and 9.04 of the Credit Agreement) and be released from its obligations under the Credit Agreement.

      6. Upon such execution and acceptance by the Agent [and execution by the Borrower] [If required by the Credit Agreement], from and after the Effective Date, the Agent shall make all payments in respect of the interest assigned hereby to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to such acceptance by the Agent directly between themselves.

      7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Georgia.

      [NAME OF ASSIGNOR]

      By:

      Title:

      [NAME OF ASSIGNEE]

      By:

      Title:

      Lending Office:

      [Address]

      WACHOVIA BANK, N.A.,

      As Agent

      By:

      Title:

      GERBER SCIENTIFIC, INC.

      If required by the Credit Agreement.

      By:

      Title:

      Exhibit F

      COMPLIANCE CERTIFICATE

      Reference is made to the Amended and Restated Credit Agreement dated as of March 14, 2001 (as modified and supplemented and in effect from time to time, the "Credit Agreement") between Gerber Scientific, Inc., as Borrower, the banks listed on the signature pages thereof, and Wachovia Bank, N.A., as Agent. Capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement.

      Pursuant to Section 5.01(d) of the Credit Agreement, ____________________, the duly authorized ____________________ of Gerber Scientific, Inc., hereby certifies to the Bank that the information contained in the Compliance Check List attached hereto is true, accurate and complete as of _______________, ______, and that no Default is in existence on and as of the date hereof.

      Date: _____________, 200__

      GERBER SCIENTIFIC, INC.

      By:

      Title:

      GERBER SCIENTIFIC, INC.
      COMPLIANCE CHECK LIST
      _______________

      _______________, ______

      1. Loans and Advances (Section 5.16)

      Neither the Borrower nor any of its Subsidiaries shall make loans or advances to any Person except as permitted by Section 5.17 and except:

              loans or advances to employees (other than travel advances) not exceeding $1,000,000 in the aggregate principal amount outstanding at any time, in each case made in the ordinary course of business and consistent with practices existing on March 31, 1998;
              deposits required by government agencies or public utilities;
              loans or advances from (1) the Borrower to any Guarantor, or from any Guarantor or other Subsidiary to the Borrower or any Guarantor, (2) from the Borrower or any Guarantor to Spandex, until the UK Reorganization, and thereafter, so long as any such loans which were made prior to the UK Reorganization to Spandex continue to be evidenced by an Intercompany Note of Spandex which has been pledged pursuant to the Intercompany Note Pledge Agreement as contemplated in Section 5.25;
              loans and advances in existence on the date of the Original Agreement described on Schedule 5.16 in an aggregate outstanding principal amount not exceeding $24,062,192 at any one time;
              loans or advances made by the Borrower or any Guarantor to a Material Foreign Subsidiary, provided that such loans and advances are evidenced by one or more Intercompany Notes which have been pledged to the Agent pursuant to the Intercompany Note Pledge Agreement (including from GVCC to UK Holdco evidenced by the UK Holdco Note in connection with the UK Reorganization, subject to the satisfaction of the UK Reorganization Conditions);
              loans or advances made by the Borrower, any Guarantor or any Material Foreign Subsidiary to Foreign Subsidiaries that are not Material Foreign Subsidiaries consisting of Repatriation Loans (but only to the extent such loans and advances constitute Repatriation Loans, with the amount of any particular loan or advance which does not constitute a Repatriation Loan being subject to clause (vii)), provided that such loans and advances are evidenced by one or more Intercompany Notes which have been pledged to the Agent pursuant to the Intercompany Note Pledge Agreement, and provided further that the aggregate amount of all Repatriation Loans outstanding at any time after August 15, 2000 shall not exceed $10,000,000; and

        loans or advances made by the Borrower, any Guarantor or any Material Foreign Subsidiary to any Foreign Subsidiary, not otherwise permitted by this Section 5.16 and not exceeding $15,000,000 in the aggregate outstanding; provided that after giving effect to the making of any loans, advances or deposits permitted by this Section, no Default shall be in existence or be created thereby.

        (a) To Employees $

        Limitation $1,000,000

        (b) Loans or advances made by the

        Borrower, any Guarantor or any Material

        Foreign Subsidiary to Foreign

        Subsidiaries that are not Material Foreign

        Subsidiaries consisting of

        Repatriation Loans (outstanding after the

        Amendment Effective Date) $

        Limitation $10,000,000

        (c) Loans or advances made by the

        Borrower, any Guarantor or any Material

        Foreign Subsidiary to any Foreign

        Subsidiary not otherwise

        permitted $

        Limitation $15,000,000

        2. Investments (Section 5.17)

        Neither the Borrower nor any of its Subsidiaries shall make Investments in any Person except as permitted by Section 5.16 and except Investments in (i) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America or the United Kingdom, in each case maturing within one year, (ii) certificates of deposit, banker's acceptances and time deposits maturing within 6 months from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any commercial bank organized under the laws of the United States of America or any State thereof or under the laws of any jurisdiction in which the Borrower or any of its Subsidiaries is doing business, provided that such bank or its rated Affiliate is rated A1 or the equivalent by S&P or A+ or the equivalent thereof by Moody's, (iii) commercial paper maturing within 9 months from the date of acquisition thereof and, at such date of acquisition, rated A1 or the equivalent thereof by S&P or P1 or the equivalent thereof by Moody's, (iv) tender bonds the payment of the principal of and interest on which is fully supported by a letter of credit issued by a United States bank whose long-term certificates of deposit are rated at least AA or the equivalent thereof by S&P and Aa or the equivalent thereof by Moody's, (v) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (i) above and entered into with a financial institution satisfying the criteria described in clause (ii) above, (vi) Investments existing on the date of the Original Agreement and set forth on Schedule 5.17, to the extent such Investments would not be permitted under any other clause of this Section, and Investments made as part of the UK Reorganization, subject to satisfaction of the UK Reorganization Conditions, (vii) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business, (viii) Hedging Agreements entered into to mitigate interest rate, exchange rate, commodity price or other risks incurred by the Borrower and the Subsidiaries in the ordinary course of business and not for speculative purposes, (ix) Investments in Guarantors and/or (x) other Investments which do not violate Section 5.03 and which do not at any time exceed (A) $10,000,000 for any Investment, or (B) $30,000,000 in the aggregate for all Investments made after the Closing Date, so long as, after giving effect to such Investment, the Leverage Ratio does not exceed 2.0 to 1.0 and the Borrower has delivered to the Agent prior to making any such Investment a pro forma Compliance Certificate that is acceptable to Agent in all material respects, demonstrating compliance with the foregoing and with Sections 5.20, 5.22 and 5.23, provided, however, that immediately after giving effect to the making of any Investment, no Default shall have occurred and be continuing.

        Investments (list Investment separately) during the current Fiscal Year which do not violate Section
        5.03 and which are not permitted by
        clauses (i) through(ix), inclusive $ $___________ $___________

        Limitation for each such Investment: $10,000,000

        Aggregate Investments since the Closing Date $___________

        Limitation: $30,000,000

        Leverage Ratio (line (c) of paragraph 5 below) ___ to 1.0
        Limitation $ 2.0 to 1.0

3. Liens (Section 5.18)

None of the Borrowers' nor any Subsidiary's property is subject to any Lien securing Debt, except for:

Description of Lien and Property Amount of Debt

subject to same Secured

a.___________________________ $

b.___________________________ $

c.___________________________ $

d.___________________________ $

e.___________________________ $

f.___________________________ $

Total $

$

4. Minimum Consolidated Net Worth (Section 5.20)

Consolidated Net Worth will at no time be less than $240,000,000, less the amount of any non-cash loss from the sale of Gerber Coburn in an Approved Gerber Coburn Sale, and less the amount of restructuring charges recorded in the fourth Fiscal Quarter of the 2001 Fiscal Year, not to exceed $30,000,000, and excluding any change in the currency translation component of shareholders' equity after January 31, 2001, plus the sum of: (i) 75% of the cumulative Consolidated Net Income of the Borrower and its Consolidated Subsidiaries during any period after the Closing Date (taken as one accounting period), calculated quarterly at the end of each Fiscal Quarter but excluding from such calculations of Consolidated Net Income for purposes of this clause (i), any Fiscal Quarter in which the Consolidated Net Income of the Borrower and its Consolidated Subsidiaries is negative; and (ii) 100% of the cumulative Net Proceeds of Capital Stock received during any period after the Closing Date, calculated quarterly at the end of each Fiscal Quarter.

(a) non-cash loss in an Approved Gerber Coburn Sale, if applicable $__________

(b) lesser of restructuring charges recorded in the fourth Fiscal Quarter of the 2001 Fiscal Year and $30,000,000 $__________

(c) Cumulative positive

Consolidated Net Income

since the Closing Date $

(d) 75% of (c) $

(e) aggregate gain (loss) in currency translation component

of shareholders' equity after January 31, 2001 $___________

(f) Aggregate Net Proceeds of

Capital Stock issued since the

Closing Date $

(g)sum of $240,000,000, less (a), less (b), plus

(d), plus (e), plus (f) $

(h) Shareholders' equity $

(i) Redeemable Preferred Stock $

(j) Consolidated Net Worth

sum of (h), less (i) $

Limitation: (j) must not be less than (g)

5. Leverage Ratio (Section 5.21)

The Leverage Ratio will not at any time exceed the applicable ratios set forth below during the period from the last day of each Fiscal Quarter set forth below through and including the day immediately prior to the last day of the next Fiscal Quarter set forth below (references are to Fiscal Quarters and Fiscal Years):

Fiscal Quarter Ratio

3rd FQ of FY2001 5.25 to 1.0;

4th FQ of FY2001 5.25 to 1.0;

1st FQ of FY2002 5.25 to 1.0

2nd FQ of FY2002 4.00 to 1.0

3rd FQ of FY2002 3.00 to 1.0

4th FQ of FY2002 2.50 to 1.0

All FQ's of FY 2003 2.50 to 1.0.

(a) Consolidated Total Debt

Schedule 1 $

(b) Consolidated EBITDA

Schedule 2 $

(c) Actual ratio of (a) to (b) $

Maximum ratio [5.25 to 1.0]

[4.00 to 1.0]

[3.00 to 1.0]

[2.50 to 1.0]

6. Consolidated Fixed Charges Coverage Ratio (Section 5.22)

.At the end of each Fiscal Quarter, the Consolidated Fixed Charges Coverage Ratio shall not have been less than the applicable ratios set forth below for the applicable periods set forth below (references are to Fiscal Quarters and Fiscal Years):

Fiscal Quarter Ratio

3rd FQ of FY2001 1.0 to 1.0;

4th FQ of FY2001 1.0 to 1.0;

1st FQ of FY2002 1.0 to 1.0

2nd FQ of FY2002 1.0 to 1.0

3rd FQ of FY2002 1.3 to 1.0

4th FQ of FY2002 1.4 to 1.0

All FQ's of FY 2003 1.5 to 1.0.

(a) Consolidated EBITDAR

Schedule 2 $

(b) Consolidated Capital Expenditures

Schedule 3 $

(c) sum of (a) less (b) $

(d) Consolidated Interest Expense

Schedule 2 $

(e) Consolidated Dividends

Schedule 4 $

(f) Consolidated Taxes

Schedule 2 $

    Consolidated Net Rental Expense

Schedule 2 $___________

(h) sum of (d), plus (e), plus (f) plus (g) $

(i) Actual ratio of (c) to (h) _____ to 1.0

Minimum ratio [1.0 to 1.0]

[1.3 to 1.0]

[1.4 to 1.0]

[1.5 to 1.0]

[____ to 1.0]

[____ to 1.0]

7. Subsidiary Debt (Section 5.23)

The Borrower shall not permit: (A) if the UK Reorganization is effected, either GVCC or UK Holdco to create, assume or suffer to exist any Debt, except on account of intercompany Debt permitted by Section 5.16(iii); or (B) any other Consolidated Subsidiary to create, assume or suffer to exist any Debt, except (i) Debt in existence on the date hereof (or incurred pursuant to a revolving credit commitment in existence on the date hereof) and listed on Schedule 5.23 and not described in any other clause of this Section 5.23, and extensions, renewals and replacements of any such Debt that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof; (ii) intercompany Debt permitted by Section 5.16; (iii) Debt to the Bank created under the Loan Documents, (iv) contingent obligations under the GECC Vendor Program up to $85,000,000, and (v) other Debt which does not at any time exceed an aggregate for Debt of all Subsidiaries of $5,000,000.

(a) aggregate contingent obligations under

GECC Vendor Program Arrangement $

Limitation $85,000,000

(b) Debt not permitted by

clauses (i) through (iv), inclusive $

Limitation $5,000,000

Schedule 1

CONSOLIDATED TOTAL DEBT

(a) obligations for borrowed money

or evidenced by bonds, debentures,

notes or other similar instruments $

(b) obligations as lessee under

capital leases $

(c) obligations to reimburse any bank

or other Person in respect of amounts

paid under a letter of credit or

similar instrument $

(d) Redeemable Preferred Stock $

(e) 3% of aggregate contingent

obligations under GECC Vendor

Program Arrangement $

(f) other obligations of Persons

other than the Borrower or any

Guarantor which are Guaranteed

by the Borrower or any Consolidated

Subsidiary (excluding contingent

obligations under GECC Vendor

Program Arrangement) $

CONSOLIDATED TOTAL DEBT

sum of (a) through (f) $

Schedule 2

CONSOLIDATED EBITDA

(a) Consolidated Net Income for:

_____ quarter _____ $

_____ quarter _____ $

_____ quarter _____ $

_____ quarter _____ $

Total $

(b) Consolidated Interest Expense for:

_____ quarter _____ $

_____ quarter _____ $

_____ quarter _____ $

_____ quarter _____ $

Total $

(c) Consolidated Taxes for:

_____ quarter _____ $

_____ quarter _____ $

_____ quarter _____ $

_____ quarter _____ $

Total $

(d) Depreciation expense for:

_____ quarter _____ $

_____ quarter _____ $

_____ quarter _____ $

_____ quarter _____ $

Total $

(e) Amortization expense for:

_____ quarter _____ $

_____ quarter _____ $

_____ quarter _____ $

_____ quarter _____ $

Total $

(f) Other non-cash charges for:

_____ quarter _____ $

_____ quarter _____ $

_____ quarter _____ $

_____ quarter _____ $

Total $

TOTAL CONSOLIDATED EBITDA
(sum of (a) through (f)) $

CONSOLIDATED EBITDAR3

(a) Consolidated EBITDA from above $____________

(b) Adjustments to add back any "pro forma" adjustments
for Gerber Coburn EBITDA contemplated in clause (2)
of the definition of Consolidated EBITDA) as a result of an
an Approved Gerber Coburn Sale $____________

(c) Consolidated Net Rental Expense for:

_____ quarter _____ $

_____ quarter _____ $

_____ quarter _____ $

_____ quarter _____ $

Total $

TOTAL CONSOLIDATED EBITDAR
(sum of (a), plus (b) plus (c)) $

Schedule 3

CONSOLIDATED CAPITAL EXPENDITURES

Consolidated Capital Expenditures for:

_____ quarter _____ $

_____ quarter _____ $

_____ quarter _____ $

_____ quarter _____ $

Total $

Schedule 4

CONSOLIDATED DIVIDENDS

Consolidated Dividends for:

_____ quarter _____ $

_____ quarter _____ $

_____ quarter _____ $

_____ quarter _____ $

Total $

Exhibit G

GERBER SCIENTIFIC, INC.

CLOSING CERTIFICATE

Reference is made to the Amended and Restated Credit Agreement (the "Credit Agreement") dated as of March 14, 2001, among Gerber Scientific, Inc., the banks listed on the signature pages thereof, and Wachovia Bank, N.A., as Agent. Capitalized terms used herein have the meanings ascribed thereto in the Credit Agreement.

Pursuant to Section 3.01(f) of the Credit Agreement, Gary K. Bennett, the duly authorized Senior Vice President-Finance and Chief Financial Officer of Gerber Scientific, Inc. hereby certifies to Wachovia Bank, N.A. that (i) no Default has occurred and is continuing as of the date hereof, and (ii) the representations and warranties contained in Article IV of the Credit Agreement are true on and as of the date hereof, except to the extent any such representation or warranty relates to an earlier date.

Certified as of March 14, 2001.

By:

Gary K. Bennett

Senior Vice President-Finance and

Chief Financial Officer

Exhibit H

GERBER SCIENTIFIC, INC.

SECRETARY'S CERTIFICATE

The undersigned, Richard F. Treacy, Jr., Secretary of Gerber Scientific, Inc., a Connecticut corporation (the "Borrower"), hereby certifies that he has been duly elected, qualified and is acting in such capacity and that, as such, he is familiar with the facts herein certified and is duly authorized to certify the same, and hereby further certifies, in connection with the Amended and Restated Credit Agreement dated as of March 14, 2001 between the Borrower, the banks listed on the signature pages thereof, and Wachovia Bank, N.A., as Agent, that:

1. Attached hereto as Exhibit A is a complete and correct copy of the Certificate of Incorporation of the Borrower as in full force and effect on the date hereof.

2. Attached hereto as Exhibit B is a complete and correct copy of the Bylaws of the Borrower as in full force and effect on the date hereof.

3. Attached hereto as Exhibit C is a complete and correct copy of the resolutions duly adopted by the Board of Directors of the Borrower on [____________], 2001, approving, and authorizing the execution and delivery of, the Credit Agreement, the Notes, the Security Documents, the Contribution Agreement, and the other Loan Documents (as such terms are defined in the Credit Agreement) to which the Borrower is a party. Such resolutions have not been repealed or amended and are in full force and effect, and no other resolutions or consents have been adopted by the Board of Directors of the Borrower in connection therewith.

4. Gary K. Bennett, who is Senior Vice President-Finance and Chief Financial Officer of the Borrower signed the Credit Agreement, the Notes, the Pledge Agreements, the Contribution Agreement and the other Loan Documents to which the Borrower is a party, was duly elected, qualified and acting as such at the time he signed the Credit Agreement, the Notes, the Pledge Agreements, the Contribution Agreement and other Loan Documents to which the Borrower is a party, and his signature appearing on the Credit Agreement, the Notes, the Security Documents, the Contribution Agreement and the other Loan Documents to which the Borrower is a party is his genuine signature.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of March 14, 2001.

Richard F. Treacy, Jr.

Secretary

Exhibit I

FORM OF AMENDED AND RESTATED SUBSIDIARY GUARANTY

THIS AMENDED AND RESTATED SUBSIDIARY GUARANTY (this "Guaranty") is made as of March 14, 2001, by GERBER TECHNOLOGY, INC., a Connecticut corporation, GERBER SCIENTIFIC PRODUCTS, INC., a Connecticut corporation, GERBER COBURN OPTICAL, INC., a Delaware corporation and STEREO OPTICAL COMPANY, INC., an Illinois corporation (each a "Guarantor", and collectively, the "Guarantors", which terms shall include any Domestic Subsidiary which becomes a Guarantor pursuant to Section 15 hereof and Section 5.24 of the Credit Agreement referred to below), in favor of Wachovia Bank, N.A., as the Agent for the ratable benefit of the Banks under the Credit Agreement referred to below;

W I T N E S S E T H

WHEREAS, GERBER SCIENTIFIC, INC., a corporation organized and existing under the laws of the State of Connecticut (the "Borrower"), the banks listed on the signature pages thereof, Wachovia Bank, N.A., as Agent (the "Agent") have entered into that certain Amended and Restated Credit Agreement, dated as of even date herewith (the "Credit Agreement"); and

WHEREAS, it is required by Section 3.01(i) of the Credit Agreement, that the Guarantors execute and deliver this Guaranty whereby the Guarantors shall guarantee the payment when due of all principal, interest and other amounts that shall be at any time payable by the Borrower under the Credit Agreement, the Notes, the Security Documents and the other Loan Documents; and

WHEREAS, in consideration of the financial and other support that the Borrower has provided, and such financial and other support as the Borrower may in the future provide, to Guarantors, whether directly or indirectly, and in order to induce the Agent and the Banks to enter into the Credit Agreement, the Guarantors are willing to guarantee the obligations of the Borrower under the Credit Agreement, the Notes, the Security Documents and the other Loan Documents;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Definitions. Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

SECTION 2. Representations and Warranties. Each Guarantor which is a Material Subsidiary incorporates herein by reference as fully as if set forth herein all of the representations and warranties pertaining to a Material Subsidiary contained in Article 4 of the Credit Agreement (which representations and warranties shall be deemed to have been renewed by the Guarantors upon each Borrowing under the Credit Agreement).

SECTION 3. Covenants. Each Guarantor which is a Material Subsidiary incorporates herein by reference as fully as if set forth herein all of the covenants pertaining to a Material Subsidiary contained in Article 5 of the Credit Agreement. Each Guarantor hereby confirms and agrees to be bound by the provisions of Section 9.05 of the Credit Agreement as to it, including, without limitation, the grant of a lien on all of its deposit accounts and other property maintained with the Agent or any Bank.

SECTION 4. The Guaranty. The Guarantors hereby unconditionally and jointly and severally guarantee the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on the Notes issued by the Borrower pursuant to the Credit Agreement, including without limitation all compensation and indemnification amounts and fees payable pursuant to the Credit Agreement and the Pledge Agreements, and the full and punctual payment of all other amounts payable by the Borrower under the Credit Agreement, and all costs of collection, including reasonable attorneys fees (all of the foregoing obligations being referred to collectively as the "Guaranteed Obligations"). Upon failure by the Borrower to pay punctually any such amount, each of the Guarantors agrees that it shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the Credit Agreement, the Notes, the Pledge Agreements or the relevant Loan Document, as the case may be, and pay all costs of collection, including reasonable attorney's fees.

SECTION 5. Guaranty Unconditional. The obligations of each Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrower under the Credit Agreement, the Notes, the Pledge Agreements or any other Loan Document, by operation of law or otherwise or any obligation of any other Guarantors of any of the Guaranteed Obligations;

(ii) any modification or amendment of or supplement to the Credit Agreement, the Notes, the Pledge Agreements or any other Loan Document;

(iii) any release, nonperfection or invalidity of any direct or indirect security for any obligation of the Borrower under the Credit Agreement, the Notes, the Security Documents any Loan Document, or any obligations of any other Guarantor or any other guarantor of any of the Guaranteed Obligations;

(iv) any change in the corporate existence, structure or ownership of the Borrower or any other Guarantor or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower, or any other Guarantor or any other guarantor of the Guaranteed Obligations, or its assets or any resulting release or discharge of any obligation of the Borrower, or any other Guarantor or any other guarantor of any of the Guaranteed Obligations;

(v) the existence of any claim, setoff or other rights which any Guarantor may have at any time against the Borrower, any other Guarantors or any other guarantor of any of the Guaranteed Obligations, the Agent, any Bank or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(vi) any invalidity or unenforceability relating to or against the Borrower, or any other Guarantor or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Credit Agreement, any other Loan Document, or any other guaranty, or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower, or any other Guarantor or any other guarantor of the Guaranteed Obligations, of the principal of or interest on the Notes or any other amount payable by the Borrower under the Credit Agreement, the Notes, the Security Documents or any other Loan Document; or

(vii) any other act or omission to act or delay of any kind by the Borrower, any other Guarantor or any other guarantor of the Guaranteed Obligations, the Agent, any Bank or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Guarantors' obligations hereunder, including without limitation, any failure, omission, delay or inability on the part of the Agent or any Bank to enforce, assert or exercise any right, power or remedy conferred on the Agent or any Bank under the Credit Agreement or any other Loan Documents (other than the indefeasible payment in full of all of the Guaranteed Obligations).

SECTION 6. Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances. The Guarantors' obligations hereunder shall remain in full force and effect until all Guaranteed Obligations shall have been paid in full and the Commitments under the Credit Agreement shall have terminated or expired. If at any time any payment of the principal of or interest on the Notes or any other amount payable by the Borrower under the Credit Agreement, the Notes, the Security Documents or any other Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the Guarantors' obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

SECTION 7. Waiver of Notice by the Guarantors. The Guarantors irrevocably waive acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrower, any other Guarantors or any guarantor of the Guaranteed Obligations, or any other Person.

SECTION 8. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower under the Credit Agreement, the Notes, the Security Documents or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, the Notes, the Security Documents or any other Loan Document shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Agent.

SECTION 9. Notices. All notices, requests and other communications to any party hereunder shall be given or made by telecopier or other writing and telecopied or mailed or delivered to the intended recipient at its address or telecopier number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Agent in accordance with the provisions of Section 9.01 of the Credit Agreement. Except as otherwise provided in this Guaranty, all such communications shall be deemed to have been duly given when transmitted by telecopier, or personally delivered or, in the case of a mailed notice, 72 hours after such communication is deposited in the mails with first class postage prepaid, in each case given or addressed as aforesaid.

SECTION 10. No Waivers. No failure or delay by the Agent in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, the Credit Agreement, the Notes, the Security Documents and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 11. Successors and Assigns. This Guaranty is for the benefit of the Agent and each of the Banks and their respective successors and assigns and in the event of an assignment of any amounts payable under the Credit Agreement, the Notes, the Security Documents or the other Loan Documents, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty may not be assigned by the Guarantors without the prior written consent of the Agent (acting at the direction of the Required Banks), and shall be binding upon each Guarantor and its successors and permitted assigns.

SECTION 12. Changes in Writing. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by the Guarantors and the Agent.

SECTION 13. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF GEORGIA. EACH OF THE GUARANTORS AND THE AGENT HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF GEORGIA AND OF ANY GEORGIA STATE COURT SITTING IN ATLANTA, GEORGIA AND FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE GUARANTORS IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE GUARANTORS AND THE AGENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 14. Taxes, etc. All payments required to be made by the Guarantors hereunder shall be made without setoff or counterclaim and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political or taxing authority as required pursuant to Section 2.11 of the Credit Agreement.

SECTION 15. Additional Guarantors. Section 5.24 of the Credit Agreement provides that Domestic Subsidiaries must become Guarantors by, among other things, executing and delivering to the Agent a counterpart of this Guaranty. Any Domestic Subsidiary which executes and delivers to the Agent a counterpart of this Guaranty shall be a Guarantor for all purposes hereunder.

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed, under seal, by its authorized officer as of the date first above written.

GERBER TECHNOLOGY, INC.

a Connecticut corporation

GERBER SCIENTIFIC PRODUCTS, INC.,

a Connecticut corporation

GERBER COBURN OPTICAL, INC.,

a Delaware corporation

STEREO OPTICAL COMPANY, INC. (SEAL)

By:

Gary K. Bennett

Treasurer

c/o Gerber Scientific, Inc.

83 Gerber Road West

South Windsor, Connecticut 06074

Attention: Chief Financial Officer

Telecopier number: 860-648-8314

Confirmation number: 860-648-8004

Exhibit J

FORM OF AMENDED AND RESTATED CONTRIBUTION AGREEMENT

THIS AMENDED AND RESTATED CONTRIBUTION AGREEMENT (this "Agreement") is entered into as of March 14, 2001 by and between GERBER SCIENTIFIC, INC. a Connecticut corporation (the "Principal"), GERBER TECHNOLOGY, INC., a Connecticut corporation, GERBER SCIENTIFIC PRODUCTS, INC., a Connecticut corporation GERBER COBURN OPTICAL, INC., a Delaware corporation and STEREO OPTICAL COMPANY, INC., an Illinois corporation (collectively, together with any subsidiary of the Principal which becomes a Guarantor pursuant to the last paragraph hereof, Section 15 of the Guaranty referred to below and Section 5.24 of the Credit Agreement referred to below, the "Subsidiary Guarantors"). The Principal and each of the Subsidiary Guarantors are sometimes hereinafter referred to individually as a "Contributing Party" and collectively as the "Contributing Parties").

W I T N E S S E T H:

WHEREAS, pursuant to that certain Amended and Restated Credit Agreement, dated as of even date herewith between the Principal, the banks listed on the signature pages thereof, and Wachovia Bank, N.A. , as Agent (the "Agent") (such agreement, as the same may from time to time be amended, modified, restated or extended, being hereinafter referred to as the "Credit Agreement"; capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement), the Banks have agreed to extend financial accommodations to the Principal;

WHEREAS, as a condition, among others, to the willingness of the Agent and the Banks to enter into the Credit Agreement, they have required that each Subsidiary Guarantor execute and deliver that certain Subsidiary Guaranty, dated as of even date herewith (such agreement, as the same may from time to time be amended, modified, restated or extended, being hereinafter referred to collectively as the "Guaranty"), pursuant to which, among other things, the Subsidiary Guarantors have each agreed to guarantee the "Guaranteed Obligations" (as defined in the Guaranty); and

WHEREAS, each Subsidiary Guarantor is a direct or indirect subsidiary of the Principal and is engaged in businesses related to those of the Principal and each other Subsidiary Guarantors, and each of the Subsidiary Guarantors will derive direct or indirect economic benefit from the effectiveness and existence of the Credit Agreement;

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, and to induce each Subsidiary Guarantor to enter into the Guaranty, it is agreed as follows:

To the extent that any Subsidiary Guarantor shall, under its Guaranty, make a payment (a "Subsidiary Guarantor Payment") of a portion of the Guaranteed Obligations, then, without limiting its rights of subrogation against the principal, such Subsidiary Guarantor shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Contributing Parties in an amount, for each such Contributing Party, equal to a fraction of such Subsidiary Guarantor Payment, the numerator of which fraction is such Contributing Party's Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Contributing Parties.

As of any date of determination, the "Allocable Amount" of each Contributing Party shall be equal to the maximum amount of liability which could be asserted against such Contributing Party hereunder with respect to the applicable Subsidiary Guarantor Payment without (i) rendering such Contributing Party "insolvent" within the meaning of Section 101(31) of the Federal Bankruptcy Code (the "Bankruptcy Code") or Section 2 of either the Uniform Fraudulent Transfer Act (the "UFTA") or the Uniform Fraudulent Conveyance Act (the "UFCA"), (ii) leaving such Contributing Party with unreasonably small capital, within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA or Section 5 of the UFCA, or (iii) leaving such Contributing Party unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA or Section 6 of the UFCA.

This Agreement is intended only to define the relative rights of the Contributing Parties, and nothing set forth in this Agreement is intended to or shall impair the obligations of the Subsidiary Guarantors to pay any amounts, as and when the same shall become due and payable in accordance with the terms of the Guaranty.

The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets in favor of each Subsidiary Guarantor to which such contribution and indemnification is owing.

This Agreement shall become effective upon its execution by each of the Contributing Parties and shall continue in full force and effect and may not be terminated or otherwise revoked by any Contributing Party until all of the Guaranteed Obligations shall have been indefeasibly paid in full (in lawful money of the United States of America) and discharged and the Credit Agreement and financing arrangements evidenced and governed by the Credit Agreement shall have been terminated. Each Contributing Party agrees that if, notwithstanding the foregoing, such Contributing Party shall have any right under applicable law to terminate or revoke this Agreement, and such Contributing Party shall attempt to exercise such right, then such termination or revocation shall not be effective until a written notice of such revocation or termination, specifically referring hereto and signed by such Contributing Party, is actually received by each of the other Contributing Parties and by the Agent at its notice address set forth in the Credit Agreement. Such notice shall not affect the right or power of any Contributing Party to enforce rights arising prior to receipt of such written notice by each of the other Contributing Parties and the Agent. If the Banks grant additional loans to the Principal or takes other action giving rise to additional Guaranteed Obligations after any Contributing Party has exercised any right to terminate or revoke this Agreement but before the Agent receives such written notice, the rights of each other Contributing Party to contribution and indemnification hereunder in connection with any Subsidiary Guarantor Payments made with respect to such loans or Guaranteed Obligations shall be the same as if such termination or revocation had not occurred.

IN WITNESS WHEREOF, each Contributing Party has executed and delivered this Agreement, under seal, as of the date first above written.

GERBER SCIENTIFIC, INC.(SEAL)

By:__________________________

Gary K. Bennett

Senior Vice President-Finance and

Chief Financial Officer

GERBER TECHNOLOGY, INC.

a Connecticut corporation

GERBER SCIENTIFIC PRODUCTS, INC.,

a Connecticut corporation

GERBER COBURN OPTICAL, INC.,

a Delaware corporation (SEAL)

By:

Gary K. Bennett

Treasurer

Exhibit K

AMENDED AND RESTATED STOCK PLEDGE AGREEMENT

THIS AMENDED AND RESTATED STOCK PLEDGE AGREEMENT dated as of March 14, 2001 by and among GERBER SCIENTIFIC, INC., a Connecticut corporation (the "Parent"), GERBER TECHNOLOGY, INC., a Connecticut corporation, GERBER SCIENTIFIC PRODUCTS, INC., a Connecticut corporation GERBER COBURN OPTICAL, INC., a Delaware corporation and STEREO OPTICAL COMPANY, INC (each an "Initial Guarantor" and collectively, the "Initial Guarantors") (the Parent and the Initial Guarantors are sometimes referred to individually and collectively, as the context shall require, as "Pledgors") and WACHOVIA BANK, N.A., a national banking association, as Agent under the Credit Agreement referred to below (the "Collateral Agent").

WHEREAS, Wachovia Bank, N.A., as Agent, the Parent and the banks listed on the signature pages thereof have entered into a certain Amended and Restated Credit Agreement dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, the "Credit Agreement"), pursuant to which the Banks have agreed, subject to the terms thereof, to make available to the Parent certain financial accommodations; and

WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement and the extension of such financial accommodations under the Credit Agreement that the Pledgors execute and deliver this Agreement; and

WHEREAS, this is an amendment and restatement of the Stock Pledge Agreement, as defined in the Original Agreement (the "Original Stock Pledge Agreement"), and it is intended that the Liens and security interests in the Pledged Stock pursuant to the Original Stock Pledge Agreement continue hereunder without interruption.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. The Pledge. Effective upon the "Effective Date" (as defined below), each of the Pledgors hereby pledges, hypothecates, assigns, transfers, sets over and delivers unto the Collateral Agent, and grants to the Collateral Agent a security interest in, all of such Pledgor's right, title and interest in, to and under the following (collectively, the "Pledged Collateral"): (a)  (i) as to Spandex, all of the shares of common stock, equity interest and other securities, including the "Shares" described in the Original Agreement of Spandex, and (ii) as to any other Material Foreign Subsidiary directly owned by any Pledgor, all of the shares of common stock, equity interest and other securities, of such Pledgor therein (collectively, "Securities") (Spandex, in the case of clause (i), and any other Material Foreign Subsidiary, in the case of clause (ii), being, with respect to Securities issued by it, the "Issuer"); provided, however, that the Securities in any Issuer pledged by a Pledgor pursuant hereto shall not include Securities owned by such Pledgor in excess of Securities evidencing 65% of the voting power of each class of capital stock owned by the Parent; (b) subject to the provisions of Section 5(b) hereof, any additional Securities of any Issuer as may from time to time be issued to a Pledgor or otherwise acquired by a Pledgor; (c) any additional Securities of any Issuer as may hereafter at any time be delivered to the Collateral Agent by or on behalf of a Pledgor; (d) any cash or additional Securities or other property at any time and from time to time receivable or otherwise distributable in respect of, in exchange for, or in substitution of, any of the property referred to in any of the immediately preceding clauses (a) through (c); and (e) any and all products and proceeds of any of the foregoing, together with and all other rights, titles, interests, powers, privileges and preferences pertaining to said property. The term "Effective Date" means (A) as to Securities in Spandex, the date of acquisition of any such Securities, and (B) as to Securities owned by any of the Pledgors in any other Issuer, the date any Foreign Subsidiary owned by it becomes a Material Foreign Subsidiary.

SECTION 2. Obligations Secured. This Agreement is made, and the security interest created hereby is granted to the Collateral Agent, to secure , ratably, the prompt performance and payment in full of all of the Secured Obligations.

SECTION 3. Representations and Warranties. Each of the Pledgors hereby represents and warrants to the Collateral Agent as follows, (x) in each case as of the relevant Effective Date for the Securities pledged by it and (y) as to such Securities and, as to the Securities in Spandex, to the best of the Parent's knowledge:

(a) Validly Issued, etc. All of the Securities of the Issuer have been validly issued and are fully paid and nonassessable.

(b) Title and Liens. The Pledgor is, and will at all times continue to be, the legal and beneficial owner of the Pledged Collateral and none of the Pledged Collateral is subject to any Lien, except for the Lien granted hereby.

(c) Name; Chief Executive Office; Taxpayer ID Number. The correct corporate name of the Pledgor is set forth in the first paragraph of this Agreement. The chief executive office and principal place of business of the Pledgor and the location of the Pledgor's books and records relating to the Pledged Collateral are located at 83 Gerber Road West, South Windsor, Hartford County, Connecticut. The Pledgor has no offices or places of business other than as set forth in the immediate preceding sentence of this section 3(c), except as disclosed in the Collateral Disclosure Certificates. The Social Security number, or the Internal Revenue Service taxpayer identification number, as applicable, of the Pledgors are: (i) for the Parent, 06-0640743; (ii) for Gerber Technology, Inc., 06-0850140, (iii) for Gerber Scientific Products, Inc., 06-1017330, (iv) for Gerber Coburn Optical, Inc., 58-1977404; and (v) for Stereo Optical Company, Inc., 36-2660807.

(d) Authority, etc. The Pledgor (i) has the power and authority to pledge the Pledged Collateral pledged by it in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than the Lien created by this Agreement), however arising, of all Persons.

(e) No Approval. No consent or approval of any Governmental Authority or any securities exchange was or is necessary to the validity of the pledge effected hereby.

(f) Outstanding Shares. The Securities pledged hereunder by each Pledgor constitute 65% of the issued and outstanding Shares in the relevant Issuer owned by such Pledgor.

SECTION 4. Covenants. Each of the Pledgors hereby unconditionally covenants and agrees as follows as to the Pledged Collateral owned by it:

(a) No Liens; No Sale of Pledged Collateral. The Pledgor will not create, assume, incur or permit or suffer to exist or to be created, assumed or incurred, any Lien on any of the Pledged Collateral (or any interest therein), or any of the other Securities of any Issuer not pledged by a Pledgor pursuant hereto because of the application of the proviso contained in Section 1(a), and will not, without the prior written consent of the Collateral Agent (which consent shall not be unreasonably withheld), sell, lease, assign, transfer or otherwise dispose of all or any portion of the Pledged Collateral (or any interest therein), or any of the other Securities of any Issuer not pledged by a Pledgor pursuant hereto because of the application of the proviso contained in Section 1(a).

(b) Change of Locations, Name, Etc. Without giving the Collateral Agent 60 day's prior written notice, the Pledgor will not (i) change the Pledgor's chief executive office, principal place of business, or the location of its books and records relating to the Pledged Collateral or (ii) change its name, identity or structure.

SECTION 5. Additional Shares. Each of the Pledgors hereby covenants as set forth below with respect to the Securities pledged by it and the Issuer thereof.

(a) From and after the Effective Date for any Securities and during the period this Agreement is in effect, without the consent of the Agent (acting with the consents of the Required Banks, which consent shall not be unreasonably withheld), the Pledgor shall not permit the Issuer to issue any additional shares of capital stock or other equity securities or interests. Further, without the consent of the Agent (acting with the consents of the Required Banks, which consent shall not be unreasonably withheld), the Pledgor shall not permit the Issuer to amend or modify its articles or certificate of incorporation in a manner which would affect the voting, liquidation, preference or other rights of a holder of the shares of stock pledged hereunder.

(b) The Pledgor agrees that, from and after the Effective Date as to any Securities and until this Agreement has terminated in accordance with its terms, any additional Securities of the Issuer at any time issued to the Pledgor or otherwise acquired by the Pledgor shall be delivered or otherwise transferred to the Collateral Agent as additional Pledged Collateral and shall be subject to the Lien of, and the terms and conditions of, this Agreement; provided that if compliance with this Section 5(b) would result in more than 65% of the voting power of any class of such capital stock of any Issuer being included in the Pledged Collateral, the relevant Pledgor shall pledge only such portion of such capital stock in such Issuer as shall result in 65% of the voting power of such class of capital stock owned by the relevant Pledgor being included in the Pledged Collateral.

SECTION 6. Registration in Nominee Name, Denominations. From and after the Effective Date as to any Securities, the Collateral Agent shall have the right (in its sole and absolute discretion) to hold the Pledged Collateral in its own name as Collateral Agent, the name of its nominee (as Collateral Agent or as sub-agent) or the name of the applicable Pledgor, endorsed or assigned in blank or in favor of the Collateral Agent. Each Pledgor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Collateral registered in the name of such Pledgor. The Collateral Agent shall at all times have the right to exchange the certificates representing Pledged Collateral for certificates of smaller or larger numbers of shares for any purpose consistent with this Agreement.

SECTION 7. Voting Rights; Dividends, etc. So long as no Event of Default shall have occurred and be continuing, from and after the Effective Date with respect to any Securities:

(a) each Pledgor shall be entitled to exercise any and all voting and/or consensual rights and powers accruing to an owner of the Pledged Collateral owned by it or any part thereof for any purpose not inconsistent with the terms and conditions of this Agreement or any agreement giving rise to or otherwise relating to any of the Secured Obligations; provided, however, that such Pledgor shall not exercise, or refrain from exercising, any such right or power if any such action would have a materially adverse effect on the value of such Pledged Collateral in the judgment of the Collateral Agent;

(b) each Pledgor shall be entitled to retain and use any and all cash dividends, interest and principal paid on the Pledged Collateral owned by it, but any and all stock and/or liquidating dividends, other distributions in property, return of capital or other distributions made on or in respect of such Pledged Collateral, whether resulting from a subdivision, combination or reclassification of outstanding Securities of the relevant Issuer which are pledged hereunder or received in exchange for such Pledged Collateral or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets or on the liquidation, whether voluntary or involuntary, of the relevant Issuer, or otherwise, shall be and become part of the Pledged Collateral pledged hereunder and, if received by such Pledgor, shall forthwith be delivered to the Collateral Agent to be held as collateral subject to the terms and conditions of this Agreement.

The Collateral Agent agrees to execute and deliver to any Pledgor, or cause to be executed and delivered to such Pledgor, as appropriate, at the sole cost and expense of such Pledgor, all such proxies, powers of attorney, dividend orders and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers which such Pledgor is entitled to exercise pursuant to clause (a) above and/or to receive the dividends which such Pledgor is authorized to retain pursuant to clause (b) above.

(c) Upon the occurrence and during the continuance of an Event of Default, all rights of the Pledgors to exercise the voting and/or consensual rights and powers which the Pledgors is entitled to exercise pursuant to subsection (a) above and/or to receive the dividends, interest and principal that the Pledgors are authorized to receive and retain pursuant to subsection (b) above shall cease, and all such rights thereupon shall become immediately vested in the Collateral Agent, which shall have, to the extent permitted by law, the sole and exclusive right and authority to exercise such voting and/or consensual rights and powers which the Pledgors shall otherwise be entitled to exercise pursuant to subsection (a) above and/or to receive and retain the dividends which the Pledgors shall otherwise be authorized to retain pursuant to subsection (b) above; provided, however, that notwithstanding the foregoing, the Collateral Agent shall not have the right to exercise voting rights with respect to any Securities unless and until it has given at least 10 days' notice to the Pledgor which owns such Securities of its intent to exercise voting rights and such notice period has expired. Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this subsection (b) shall be retained by the Collateral Agent as additional collateral hereunder and shall be applied in accordance with the provisions of Section 10. If any Pledgor shall receive any dividends or other property which it is not entitled to receive under this Section, such Pledgor shall hold the same in trust for the Collateral Agent, without commingling the same with other funds or property of or held by such Pledgor, and shall promptly deliver the same to the Collateral Agent upon receipt by such Pledgor in the identical form received, together with any necessary endorsements.

SECTION 8. Event of Default Defined. For purposes of this Agreement, "Event of Default" shall mean:

(a) Any Pledgor shall fail to observe or perform any covenant or agreement contained in Sections 4(a), 5, or 7(b) hereof;

(b) Any Pledgor shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by the immediately preceding clause (a)) for a period of 30 days after written notice thereof has been given to such Pledgor by Collateral Agent; and

(c) an Event of Default under and as defined in the Credit Agreement shall occur and be continuing.

SECTION 9. Remedies upon Default. (a) In addition to any right or remedy that the Agent or the Secured Parties may have under the Credit Agreement, the other Loan Documents or otherwise under Applicable Law, if an Event of Default shall have occurred and be continuing, the Collateral Agent may exercise any and all the rights and remedies of a secured party under the Uniform Commercial Code as in effect in any applicable jurisdiction (the "Code") and may otherwise sell, assign, transfer, endorse and deliver the whole or, from time to time, any part of the Pledged Collateral at a public or private sale or on any securities exchange, for cash, upon credit or for other property, for immediate or future delivery, and for such price or prices and on such terms as the Collateral Agent in its discretion shall deem appropriate. The Collateral Agent shall be authorized at any sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Pledged Collateral for their own account in compliance with the Securities Act and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer, endorse and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold. Each purchaser at any sale of Pledged Collateral shall take and hold the property sold absolutely free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives (to the fullest extent permitted by Applicable Law) all rights of redemption, stay and/or appraisal which the relevant Pledgor now has or may at any time in the future have under any Applicable Law now existing or hereafter enacted. Each Pledgor agrees that, to the extent notice of sale shall be required by Applicable Law, at least ten days' prior written notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification, but notice given in any other reasonable manner or at any other reasonable time shall constitute reasonable notification. Such notice, in case of public sale, shall state the time and place for such sale, and, in the case of sale on a securities exchange, shall state the exchange on which such sale is to be made and the day on which the Pledged Collateral, or portion thereof, will first be offered for sale at such exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and shall state in the notice or publication (if any) of such sale. At any such sale, the Pledged Collateral, or portion thereof to be sold, may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may determine in its sole and absolute discretion. The Collateral Agent shall not be obligated to make any sale of the Pledged Collateral if it shall determine not to do so regardless of the fact that notice of sale of the Pledged Collateral may have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case the sale of all or any part of the Pledged Collateral is made on credit or for future delivery, the Pledged Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability to the Pledgor in case any such purchaser or purchasers shall fail to take up and pay for the Pledged Collateral so sold and, in case of any such failure, such Pledged Collateral may be sold again upon like notice. At any public sale made pursuant to this Agreement, the Collateral Agent, to the extent permitted by Applicable Law, may bid for or purchase, free from any right of redemption, stay and/or appraisal on the part of the relevant Pledgor (all said rights being also hereby waived and released to the extent permitted by Applicable Law), any part of or all the Pledged Collateral offered for sale and may make payment on account thereof by using any claim then due and payable to the Collateral Agent from the relevant Pledgor as a credit against the purchase price, and the Collateral Agent may, upon compliance with the terms of sale and to the extent permitted by Applicable Law, hold, retain and dispose of such property without further accountability to the relevant Pledgor therefor. For purposes hereof, a written agreement to purchase all or any part of the Pledged Collateral shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and the relevant Pledgor shall not be entitled to the return of any Pledged Collateral subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default may have been remedied or the Secured Obligations may have been paid in full as herein provided. Each Pledgor hereby waives any right to require any marshaling of assets and any similar right.

(b) In addition to exercising the power of sale herein conferred upon it, the Collateral Agent shall also have the option to proceed by suit or suits at law or in equity to foreclose this Agreement and sell the Pledged Collateral or any portion thereof pursuant to judgment or decree of a court or courts having competent jurisdiction.

(c) In addition to the foregoing, the Collateral Agent shall have all other rights, powers and remedies which are available to it under the laws of the jurisdiction in which the relevant Issuer was organized or created;

(d) The rights and remedies of the Collateral Agent under this Agreement are cumulative and not exclusive of any rights or remedies which it would otherwise have.

SECTION 10. Application of Proceeds of Sale and Cash. The proceeds of any sale of the whole or any part of the Pledged Collateral, together with any other moneys held by the Collateral Agent under the provisions of this Agreement, shall be applied by the Collateral Agent in accordance with Section 6.03 of the Credit Agreement.

Each Pledgor shall remain liable and will pay, on demand, any deficiency remaining in respect of the Secured Obligations.

SECTION 11. Collateral Agent Appointed Attorney-in-Fact. From and after the occurrence and during the existence of an Event of Default, each of the Pledgors hereby constitutes and appoints the Collateral Agent as the attorney-in-fact of such Pledgor with full power of substitution either in the Collateral Agent's name or in the name of such Pledgor to do any of the following with respect to any Securities and the related Pledged Collateral as to which the Effective Date has occurred: (a)  to perform any obligation of such Pledgor hereunder in such Pledgor's name or otherwise; (b) to ask for, demand, sue for, collect, receive, receipt and give acquittance for any and all moneys due or to become due under and by virtue of any Pledged Collateral; (c) to prepare, execute, file, record or deliver notices, assignments, financing statements, continuation statements, applications for registration or like papers to perfect, preserve or release the Collateral Agent's security interest in the Pledged Collateral or any of the documents, instruments, certificates and agreements described in Section 13(b); (d) to verify facts concerning the Pledged Collateral in its own name or a fictitious name; (e) to endorse checks, drafts, orders and other instruments for the payment of money payable to such Pledgor, representing any interest or dividend or other distribution payable in respect of the Pledged Collateral or any part thereof or on account thereof and to give full discharge for the same; (f) to exercise all rights, powers and remedies which such Pledgor would have, but for this Agreement, under the Pledged Collateral; and (g) to carry out the provisions of this Agreement and to take any action and execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, and to do all acts and things and execute all documents in the name of such Pledgor or otherwise, deemed by the Collateral Agent as necessary, proper and convenient in connection with the preservation, perfection or enforcement of its rights hereunder. Nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice, or to take any action with respect to the Pledged Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken by the Collateral Agent or omitted to be taken with respect to the Pledged Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of any Pledgor or to any claim or action against the Collateral Agent. The power or attorney granted herein is irrevocable and coupled with an interest.

SECTION 12. Reimbursement of Collateral Agent. The Pledgors agree to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees disbursements and other charges of its counsel and of any experts or agents, that the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or any sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder, or (iv) the failure by the Pledgors to perform or observe any of the provisions hereof. Any such amounts payable as provided hereunder shall be additional obligations secured hereby and by the other Security Documents.

SECTION 13. Further Assurances. The Pledgors shall, at their sole cost and expense, take all action that may be necessary or desirable in the Collateral Agent's sole discretion, so as at all times to maintain the validity, perfection, enforceability and priority of the Collateral Agent's security interest in the Pledged Collateral, or to enable the Collateral Agent to exercise or enforce its rights hereunder, including without limitation (a) delivering to the Collateral Agent, endorsed or accompanied by such instruments of assignment as the Collateral Agent may specify, any and all chattel paper, instruments, letters of credit and all other advices of guaranty and documents evidencing or forming a part of the Pledged Collateral and (b) executing and delivering financing statements, pledges, designations, notices and assignments, in each case in form and substance satisfactory to the Collateral Agent, relating to the creation, validity, perfection, priority or continuation of the security interest granted hereunder. Subject to the foregoing, each of the Pledgors agrees to take, and authorizes the Collateral Agent to take on such Pledgor's behalf, any or all of the following actions with respect to any Pledged Collateral as the Collateral Agent shall deem necessary to perfect the security interest and pledge created hereby or to enable the Collateral Agent to enforce its rights and remedies hereunder: (i) to register in the name of the Collateral Agent any Pledged Collateral in certificated or uncertificated form; (ii) to endorse in the name of the Collateral Agent any Pledged Collateral issued in certificated form; and (iii) by book entry or otherwise, identify as belonging to the Collateral Agent a quantity of securities that constitutes all or part of the Pledged Collateral registered in the name of the Collateral Agent. Notwithstanding the foregoing each of the Pledgors agrees that Pledged Collateral which is not in certificated form or is otherwise in book-entry form shall be held for the account of the Collateral Agent. Each of the Pledgors hereby authorizes the Collateral Agent to execute and file in all necessary and appropriate jurisdictions (as determined by the Collateral Agent) one or more financing or continuation statements (or any other document or instrument referred to in the immediately preceding clause (b)) in the name of such Pledgor and to sign such Pledgor's name thereto. Each of the Pledgors authorizes the Collateral Agent to file any such financing statement, document or instrument without the signature of such Pledgor to the extent permitted by applicable law. To the extent permitted by Applicable Law, a carbon, photographic, xerographic or other reproduction of this Agreement or any financing statement is sufficient as a financing statement. Any property comprising part of the Pledged Collateral required to be delivered to the Collateral Agent pursuant to this Agreement shall be accompanied by proper instruments of assignment duly executed by the relevant Pledgor and by such other instruments or documents as the Collateral Agent may reasonably request.

SECTION 14. Securities Act. In view of the position of the Pledgors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar Applicable Law hereafter enacted analogous in purpose or effect (such Act and any such similar Applicable Law as from time to time in effect being called the "Federal Securities Laws") with respect to any disposition of the Pledged Collateral permitted hereunder. The Pledgors understand that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral in accordance with the terms hereof, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral in accordance with the terms hereof under applicable Blue Sky or other state securities laws or similar Applicable Law analogous in purpose or effect. The Pledgors recognize that in light of the foregoing restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. The Pledgors acknowledge and agree that in light of the foregoing restrictions and limitations, the Collateral Agent, in its sole and absolute discretion, may, in accordance with Applicable Law, (a) proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) approach and negotiate with a single potential purchaser to effect such sale. The Pledgors acknowledge and agree that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral in accordance with the terms hereof at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section will apply notwithstanding the existence of public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

SECTION 15. Indemnification. Each of the Pledgors agrees to indemnify and hold the Collateral Agent and each of the Secured Parties and any corporation controlling, controlled by, or under common control with, the Collateral Agent or any Secured Party and any officer, attorney, director, shareholder, agent or employee of the Collateral Agent or any Secured Party or any such corporation (each an "Indemnified Person"), harmless from and against any claim, loss, damage, action, cause of action, liability, cost and expense or suit of any kind or nature whatsoever (collectively, "Losses"), brought against or incurred by an Indemnified Person, in any manner arising out of or, directly or indirectly, related to or connected with this Agreement, including without limitation, the exercise by the Collateral Agent of any of its rights and remedies under this Agreement or any other action taken by the Collateral Agent or any Secured Party pursuant to the terms of this Agreement; provided, however, the Pledgors shall not be liable to an Indemnified Person for any Losses to the extent that such Losses result from the gross negligence or willful misconduct of such Indemnified Person. The Pledgors' obligations under this section shall survive the termination of this Agreement and the payment in full of the Secured Obligations.

SECTION 16. Continuing Security Interest. This Agreement shall create a continuing security interest in the Pledged Collateral, continuing the security interest therein granted pursuant to the Original Stock Pledge Agreement, and shall remain in full force and effect until it terminates in accordance with its terms. The Pledgors and the Collateral Agent hereby agree that the security interest created by this Agreement in the Pledged Collateral shall not terminate and shall continue and remain in full force and effect notwithstanding the transfer to any of the Pledgors or any person designated by it of all or any portion of the Pledged Collateral. If acceleration of the time for payment of any amount payable by the Parent under the Credit Agreement is stayed upon the insolvency, bankruptcy or reorganization of any Pledgor, the Security Interests and the obligations of the other Pledgors hereunder may nonetheless be enforced as fully as if such acceleration were effective.

SECTION 17. Security Interest Absolute. All rights of the Collateral Agent hereunder, the grant of a security interest in the Collateral and all obligations of the Pledgors hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement or any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of the payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument relating to any of the foregoing, (c) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Secured Obligations or in respect of this Agreement (other than the indefeasible payment in full of all the Secured Obligations).

SECTION 18. No Waiver. Neither the failure on the part of the Collateral Agent to exercise, nor the delay on its part in exercising any right, power or remedy hereunder, nor any course of dealing between the Collateral Agent and the Pledgors shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy hereunder preclude any other or the further exercise thereof or the exercise of any other right, power or remedy.

SECTION 19. Notices. Notices, requests and other communications required or permitted hereunder shall be given in accordance with the applicable terms of the Credit Agreement and the Subsidiary Guaranty.

SECTION 20. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

SECTION 21. Amendments. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 22. Binding Agreement; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Pledgors shall not be permitted to assign this Agreement or any interest herein or in the Pledged Collateral, or any part thereof, or any cash or property held by the Collateral Agent as collateral under this Agreement.

SECTION 23. Termination. Upon indefeasible payment in full of all of the Secured Obligations, this Agreement shall terminate. Upon termination of this Agreement in accordance with its terms the Collateral Agent agrees to take such actions as the Pledgor may reasonably request, and at the sole cost and expense of the Pledgor, (a) to return the Pledged Collateral to the Pledgor, and (b) to evidence the termination of this Agreement, including, without limitation, the filing of any releases or any termination statements under the Uniform Commercial Code.

SECTION 24. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provisions shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

SECTION 25. Headings. Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

SECTION 26. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute but one agreement.

SECTION 27. Definitions. Terms not otherwise defined herein are used herein with the respective meanings given to them in the Credit Agreement.

[Signatures on Next Page]

IN WITNESS WHEREOF, the Pledgors have executed and delivered this Agreement under seal as of this the date first written above.

GERBER SCIENTIFIC, INC. (SEAL)

a Connecticut corporation

By:

Gary K. Bennett

Senior Vice President-Finance and

Chief Financial Officer

GERBER TECHNOLOGY, INC.

a Connecticut corporation

GERBER SCIENTIFIC PRODUCTS, INC.,

a Connecticut corporation

GERBER COBURN OPTICAL, INC.,

a Delaware corporation

STEREO OPTICAL COMPANY, INC. (SEAL)

By:

Gary K. Bennett

Treasurer

Agreed to, accepted and acknowledged

as of the date first written above.

WACHOVIA BANK, N.A., as Collateral Agent

By:

Name:

Title:

Exhibit L

AMENDED AND RESTATED INTERCOMPANY NOTE PLEDGE AGREEMENT

AMENDED AND RESTATED INTERCOMPANY NOTE PLEDGE AGREEMENT ("Agreement") dated as of March 14, 2001 by and among GERBER SCIENTIFIC, INC., a Connecticut corporation (the "Parent"), GERBER TECHNOLOGY, INC., a Connecticut corporation, GERBER SCIENTIFIC PRODUCTS, INC., a Connecticut corporation, GERBER COBURN OPTICAL, INC., a Delaware corporation and STEREO OPTICAL COMPANY, INC. (each a "Guarantor", and collectively, the "Guarantors", which terms shall include any Domestic Subsidiary which becomes a Guarantor pursuant to Section 15 of the Guaranty and Section 5.24 of the Credit Agreement referred to below) (the Parent and the Guarantors are sometimes referred to individually and collectively, as the context shall require, as "Pledgors") and WACHOVIA BANK, N.A., a national banking association, as Agent under the Credit Agreement referred to below (the "Collateral Agent").

WHEREAS, Wachovia Bank, N.A., as Agent, the Parent and the banks listed on the signature pages thereof have entered into a certain Amended and Restated Credit Agreement dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, the "Credit Agreement"), pursuant to which the Banks have agreed, subject to the terms thereof, to make available to the Parent certain financial accommodations; and

WHEREAS, the Initial Guarantors have executed and delivered the Subsidiary Guaranty; and

WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement and the extension of such financial accommodations under the Credit Agreement that the Pledgors execute and deliver this Agreement;

WHEREAS, in order to induce the Agent and the Banks to enter into the Credit Agreement, the Pledgors have agreed to grant a continuing security interest in and to the Collateral to secure the Secured Obligations; and

WHEREAS, this is an amendment and restatement of the Intercompany Note Pledge Agreement, as defined in the Original Agreement (the "Original Intercompany Note Pledge Agreement"), and it is intended that the Liens and security interests in the Pledged Notes pursuant to the Original Intercompany Note Pledge Agreement continue hereunder without interruption.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions.

Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein. The following additional terms, as used herein, have the following respective meanings:

"Account Debtor" means, with respect to each Pledged Note, the Material Foreign Subsidiary or other Subsidiary which executed and delivered such Pledged Note.

"Collateral" has the meaning set forth in Section 3(A).

"Effective Date" means the date that an Intercompany Note is executed and delivered by the Account Debtor in compliance with Section 5.25 of the Credit Agreement.

"Pledged Notes" means the Intercompany Notes in substantially the form attached hereto as Annex 1 and any instrument required to be pledged to the Collateral Agent pursuant to Section 3(B).

"Security Interests" means the security interests in the Collateral granted hereunder securing the Secured Obligations.

"UCC" means the Georgia Uniform Commercial Code, as amended from time to time.

Unless otherwise defined herein, or unless the context otherwise requires, all terms used herein which are defined in the UCC as in effect on the date hereof shall have the meanings therein stated.

Section 2. Representations and Warranties.

Each of the Pledgors represents and warrants as follows as to the Pledged Notes pledged by it:

a. Title to Pledged Notes. As of the Effective Date for each Pledged Note payable to a Pledgor, each Pledgor owns such Pledged Note, free and clear of any Liens other than the Security Interests. The Pledgors are not and will not become a party to or otherwise bound by any agreement, other than this Agreement and the Credit Agreement, which restricts in any manner the rights of any present or future holder of any of the Pledged Notes with respect thereto.

b. Validity, Perfection and Priority of Security Interests. Upon the delivery of the Pledged Notes to the Collateral Agent in accordance with Section 4 hereof, the Collateral Agent will have valid and perfected security interests in the Collateral, to the extent that a security interest therein may be perfected by possession pursuant to the UCC, subject to no prior Lien. Upon delivery of each Pledged Note of the Security Interests created hereby, the Collateral Agent will have valid and perfected security interests in the Collateral, to the extent that a security interest therein may be perfected by notification to the Account Debtor pursuant to the UCC, subject to no prior Lien. No registration, recordation or filing with any governmental body, agency or official is required in connection with the execution or delivery of this Agreement or necessary for the validity or enforceability hereof or for the perfection or enforcement of the Security Interests. The Pledgors have not performed and will not perform any acts which might prevent the Collateral Agent from enforcing any of the terms and conditions of this Agreement or which would limit the Collateral Agent in any such enforcement.

c. Chief Executive Office Location; Taxpayer Identification Number. The correct corporate name of the Pledgor is set forth in the first paragraph of this Agreement. The chief executive office and principal place of business of the Pledgor and the location of the Pledgor's books and records relating to the Pledged Collateral are located at 83 Gerber Road West, South Windsor, Hartford County, Connecticut. The Pledgor has no offices or places of business other than as set forth in the immediate preceding sentence of this section 3(c). The Social Security number, or the Internal Revenue Service taxpayer identification number, as applicable, of the Pledgors are: (i) for the Parent, 06-0640743; (ii) for Gerber Technology, Inc., 06-0850140, (iii) for Gerber Scientific Products, Inc., 06-1017330, and (iv) for Gerber Coburn Optical, Inc., 58-1977404.

Section 3. The Security Interests.

In order to secure the full and punctual payment of the Secured Obligations in accordance with the terms thereof, and to secure the performance of all the obligations of the Pledgors hereunder:

(A) As of the Effective Date for each of the Pledged Notes, the Pledgor which owns such Pledged Note hereby assigns and pledges to and with the Collateral Agent for the benefit of the Secured Parties and grants to the Collateral Agent for the benefit of the Secured Parties a security interest in the Pledged Notes, and all of its right and privileges with respect to the Pledged Notes, and all income and profits thereon, and all interests, dividends and other payments and distributions with respect thereto, and all proceeds of the foregoing (the "Collateral"), continuing the security interest therein granted pursuant to the Original Intercompany Note Pledge Agreement.

(B) Each Pledgor shall, within 5 Business Days after any Foreign Subsidiary becomes a Material Foreign Subsidiary, obtain the execution and delivery to it of, and deliver to the Collateral Agent pursuant to Section 4, an Intercompany Note of such Material Foreign Subsidiary evidencing all loans and advances which may be made by such Pledgor to such Material Foreign Subsidiary. All such notes and instruments constitute Pledged Notes and are subject to all provisions of this Agreement.

(C) The Security Interests are granted as security only and shall not subject any Secured Party to, or transfer or in any way affect or modify, any obligation or liability of any of the Pledgors with respect to any of the Collateral or any transaction in connection therewith.

Section 4. Delivery of Pledged Notes and Notifications.

Contemporaneously with the execution and delivery of each Intercompany Note to a Pledgor pursuant to Section 3(B), such Pledgor shall deliver such Pledged Note in pledge hereunder. All Pledged Notes shall be delivered to the Collateral Agent by the relevant Pledgor pursuant hereto endorsed to the order of the Collateral Agent, and accompanied by any required transfer tax stamps, all in form and substance satisfactory to the Collateral Agent.

Section 5. Filing; Further Assurances.

(A) Each of the Pledgors agree that it will, at its expense in such manner and form as the Collateral Agent may require, execute, deliver, file and record any notification, financing statement, specific assignment or other paper and take any other action that may be necessary or desirable, or that the Collateral Agent may request, in order to create, preserve, perfect or validate any Security Interest or to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to any of the Collateral. To the extent permitted by applicable law, each Pledgor hereby authorizes the Collateral Agent to execute and file, in the name of such Pledgor or otherwise, Uniform Commercial Code financing statements (which may be carbon, photographic, photostatic or other reproductions of this Agreement or of a financing statement relating to this Agreement) which the Collateral Agent in its sole discretion may deem necessary or appropriate to further perfect the Security Interests. To the extent permitted by applicable law, each of the Pledgors hereby authorizes the Collateral Agent to deliver notification, in the name of such Pledgor or otherwise, to any Account Debtor under the Pledged Notes which the Collateral Agent in its sole discretion may deem necessary or appropriate to further perfect the Security Interests.

(B) Each of the Pledgors agrees that it will not change (i) its name, identity or corporate structure in any manner or (ii) the location of its chief executive office unless it shall have given the Collateral Agent not less than 30 days' prior notice thereof.

Section 6. Right to Receive Distributions on Collateral.

The Pledgors shall have the right to receive and retain all dividends, interest and other payments and distributions made upon or with respect to the Collateral in the absence of a Default. Upon the occurrence and during the continuance of any Default, the Collateral Agent shall have the right to receive and to retain as Collateral hereunder all dividends, interest and other payments and distributions made upon or with respect to the Collateral and the Pledgors shall take all such action as the Collateral Agent may deem necessary or appropriate to give effect to such right. All such dividends, interest and other payments and distributions which are received by any Pledgor with respect to its Pledged Notes shall be received in trust for the benefit of the Collateral Agent and the Secured Parties and, if the Collateral Agent so directs upon the occurrence and during the continuance of a Default, shall be segregated from other funds of such Pledgor and shall, forthwith upon demand by the Collateral Agent during the continuance of a Default, be paid over to the Collateral Agent as Collateral in the same form as received (with any necessary endorsement). After all Defaults that shall have occurred have been cured, the Collateral Agent's right to retain dividends, interest and other payments and distributions under this Section 6 shall cease and the Collateral Agent shall pay over to the relevant Pledgor any such Collateral retained by the Collateral Agent during the continuance of a Default.

Section 7. General Authority.

Each of the Pledgors hereby irrevocably appoints the Collateral Agent its true and lawful attorney, with full power of substitution, in the name of such Pledgor, the Collateral Agent, the Secured Parties or otherwise, for the sole use and benefit of the Collateral Agent and the Secured Parties, but at the expense of such Pledgor, to the extent permitted by law to exercise, at any time and from time to time while an Event of Default has occurred and is continuing, all or any of the following powers with respect to all or any of the Collateral:

(i) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,

(ii) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

(iii) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if the Collateral Agent were the absolute owner thereof, and

(iv) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

provided that the Collateral Agent shall give the relevant Pledgor not less than 10 days' prior written notice of the time and place of any sale or other intended disposition of any of the Collateral except any Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. The Collateral Agent and the Pledgors agree that such notice constitutes "reasonable notification" within the meaning of Section 9-504(3) of the Uniform Commercial Code.

Section 8. Remedies upon Event of Default.

If any Event of Default shall have occurred and be continuing, the Collateral Agent may exercise on behalf of the Secured Parties all the rights of a secured party under the Uniform Commercial Code (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, the Collateral Agent may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, (i) apply the cash, if any, then held by it as Collateral as specified in Section 6 and (ii) if there shall be no such cash or if such cash shall be insufficient to pay all the Secured Obligations in full, sell the Collateral or any part thereof at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices as the Collateral Agent may deem satisfactory. Any Secured Party may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale). The Collateral Agent is authorized, in connection with any such sale, if it deems it advisable so to do, (i) to restrict the prospective bidders on or purchasers of any of the Pledged Notes to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any such Pledged Notes, (ii) to cause to be placed on any or all of the Pledged Notes or on any other securities pledged hereunder a legend to the effect that such security has not been registered under the Securities Act of 1933 and may not be disposed of in violation of the provision of said Act, and (iii) to impose such other limitations or conditions in connection with any such sale as the Collateral Agent deems necessary or advisable in order to comply with said Act or any other law. Each of the Pledgors covenants and agrees that it will execute and deliver such documents and take such other action as the Collateral Agent deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Collateral Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the collateral so sold absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of the relevant Pledgor which may be waived, and the relevant Pledgor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. The notice (if any) of such sale required by Section 7 shall (1) in case of a public sale, state the time and place fixed for such sale, (2) in case of sale at a broker's board or on a securities exchange, state the board or exchange at which such sale is to be made and the day on which the Collateral, or the portion thereof so being sold, will first be offered for sale at such board or exchange, and (3) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may determine. The Collateral Agent shall not be obligated to make any such sale pursuant to any such notice. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the selling price is paid by the purchaser thereof, but the Collateral Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Collateral Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

Section 9. Expenses.

Each of the Pledgors agrees that it will forthwith upon demand pay to the Collateral Agent:

(i) the amount of any taxes which the Collateral Agent may have been required to pay by reason of the Security Interests or to free any of the Collateral from any Lien thereon, and

(ii) The amount of any and all out-of-pocket expenses, including the fees and disbursements of counsel and of any other experts, which the Collateral Agent may incur in connection with (w) the administration or enforcement of this Agreement, including such expenses as are incurred to preserve the value of the Collateral and the validity, perfection, rank and value of any Security Interest, (x) the collection, sale or other disposition of any of the Collateral, (y) the exercise by the Collateral Agent of any of provisions for the protection of such co-agent or separate agent similar to the provisions of Section 12).

Section 10. Termination of Security Interests; Release of Collateral.

Upon the repayment in full of all Secured Obligations and the termination of the Commitments under the Credit Agreement, the Security Interests shall terminate and all rights to the Collateral shall revert to the Pledgors. At any time and from time to time prior to such termination of the Security Interests, the Collateral Agent may release any of the Collateral with the prior written consent of the Secured Parties; provided, that there shall be an automatic release of Collateral of a Subsidiary sold in accordance with Section 5.05 of the Credit Agreement. Upon any such termination of the Security Interests or release of Collateral, the Collateral Agent will, at the expense of the Pledgors, execute and deliver to the Company such documents as the Company shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral, as the case may be.

Section 11. Notices.

All notices, communications and distributions hereunder shall be given in accordance with Section 10.01 of the Credit Agreement and the Subsidiary Guaranty.

Section 12. Waivers; Non-Exclusive Remedies.

No failure on the part of the Collateral Agent to exercise, and no delay in exercising and no course of dealing with respect to, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent of any right under the Credit Agreement, the Subsidiary Guaranty, the Stock Pledge Agreement, any other Loan Document or this Agreement preclude any other or further exercise thereof or the exercise of any other right. The rights in this Agreement, the Subsidiary Guaranty, the Stock Pledge Agreement, the Credit Agreement and the other Loan Documents are cumulative and are not exclusive of any other remedies provided by law.

Section 13. Successors and Assigns.

This Agreement is for the benefit of the Collateral Agent and the other Secured Parties and their successors and assigns, and in the event of an assignment of all or any of the Secured Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Agreement shall be binding on the Pledgors and their respective successors and assigns.

Section 14. Obligations Unconditional; Discharge of Obligations, etc.

(A) All rights of the Collateral Agent hereunder, the grant of the Security Interests in the Collateral and all obligations of the Pledgors hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement or any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of the payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument relating to any of the foregoing, (c) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Secured Obligations or in respect of this Agreement (other than the indefeasible payment in full of all the Secured Obligations).of a surety.

(B) Each of the Pledgors irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any corporation or Person against any other Pledgor or any other corporation or Person.

(C) Each of the Pledgors hereby waives any right or claim of exoneration, reimbursement, subrogation, contribution or indemnity and any other similar right or claim arising out of this Agreement.

(D) If acceleration of the time for payment of any amount payable by the Parent under the Credit Agreement or any Intercompany Note is stayed upon the insolvency, bankruptcy or reorganization of any Pledgor, the Security Interests and the obligations of the other Pledgors hereunder may nonetheless be enforced as fully as if such acceleration were effective.

Section 15. Changes in Writing.

Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by the Pledgors and the Collateral Agent with the consent of the Required Banks (or in the case of Section 14, all of the Banks).

Section 16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

Section 17. Severability.

If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent and the Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

Section 18. Counterparts.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 19. Additional Guarantors.

Section 5.24 of the Credit Agreement provides that Domestic Subsidiaries must become Guarantors by, among other things, executing and delivering to the Agent a counterpart of or joinder agreement with respect to the Guaranty and the other Security Documents, including this Agreement. Any Domestic Subsidiary which executes and delivers to the Agent a counterpart of or joinder agreement with respect to the Guaranty and this Agreement shall be a Guarantor and a Pledgor for all purposes hereunder.

[SIGNATURES CONTAINED ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

GERBER SCIENTIFIC, INC. (SEAL)

a Connecticut corporation

By:

Gary K. Bennett

Senior Vice President-Finance and

Chief Financial Officer

GERBER TECHNOLOGY, INC.

a Connecticut corporation

GERBER SCIENTIFIC PRODUCTS, INC.,

a Connecticut corporation

GERBER COBURN OPTICAL, INC.,

a Delaware corporation

STEREO OPTICAL COMPANY, INC. (SEAL)

By:

Gary K. Bennett

Treasurer

Agreed to, accepted and acknowledged

as of the date first written above.

WACHOVIA BANK, N.A., as Collateral Agent

By:

Name:

Title:

ANNEX 1 TO INTERCOMPANY NOTE PLEDGE AGREEMENT

INTERCOMPANY NOTE

U.S. $         ___ [Place of Execution]

Dated:

For value received, [name of Material Foreign Subsidiary], a              corporation (the "Issuer"), promises to pay to the order of [name of relevant Pledgor] the principal amount referred to above or, if less, the unpaid principal amount of this Intercompany Note, in each case in [United States Dollars][specify other currency in which intercompany loans are to be made] , on the Termination Date (as defined in the Credit Agreement referred to below). From and after an Event of Default under the Credit Agreement, the Issuer promises to pay interest on the unpaid principal amount of this Intercompany Note at the Default Rate (as defined in the Credit Agreement).

All such payments of principal and interest shall be made in lawful money of [the United States] [specify other currency in which intercompany loans are to be made] in Federal or other immediately available funds at the offices of Wachovia Bank, N.A., 191 Peachtree Street, N.E., Atlanta, Georgia 30303-1757, or such other place as Wachovia Bank, N.A. may designate.

This Intercompany Note is issued in connection with the Amended and Restated Credit Agreement dated as of March 14, 2001 among the Borrower, the Banks listed on the signature pages thereof and Wachovia Bank, N.A., as Agent (as the same may be amended and modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. The undersigned hereby acknowledges notification to it that this Intercompany Note shall be assigned and pledged to Wachovia Bank, N.A. as Collateral Agent pursuant to the Intercompany Notes Pledge Agreement referred to in the Credit Agreement, is subject to the Security Interests created thereby, and may be enforced by the Collateral Agent pursuant thereto. The maturity of this Intercompany Note may be accelerated by the Collateral Agent upon the acceleration of the maturity of the Notes pursuant to the Credit Agreement.

This Intercompany Note shall be governed by and construed in accordance with the laws of the State of Georgia.

[Name of Material Foreign Subsidiary]

By:

Name:

Title:

EXHIBIT M

FORM OF MORTGAGE

[THIS MORTGAGE DRAFT WAS DRAFTED TO COMPLY WITH NORTH CAROLINA LAW AND IS SUBJECT TO MODIFICATION TO COMPLY WITH THE LAWS OF THE OTHER STATES IN WHICH IT WILL BE RECORDED. IN MORTGAGE TAX JURISDICTIONS, APPROPRIATE PROVISIONS WILL BE ADDED TO DECREASE THE MORTGAGE TAX IMPACT AS APPROPRIATE]

Prepared By and
After Recording Return To:
Christopher L. Carson, Esq.
Jones, Day, Reavis & Pogue
3500 SunTrust Plaza
303 Peachtree Street
Atlanta, Georgia 30308-3242

DEED OF TRUST AND SECURITY AGREEMENT

THIS INSTRUMENT (this "Instrument") is made and entered into as of this _____ day of _______________, 2001, by ____________________., a _____________ corporation, having a mailing address of _____________________________ ("Obligor"), in favor of _______________, a _________________ corporation ("Trustee"), having an address of _____________________, for the benefit of WACHOVIA BANK, N.A. ("Wachovia"), having a mailing address of 191 Peachtree Street, 30th Floor, Atlanta, Georgia 30303, as collateral agent (together with its successors and assigns, "Collateral Agent"), for itself, and for the Secured Parties, as that term is defined in the Amended and Restated Credit Agreement dated as of March 14, 2001 (as amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings.

W I T N E S S E T H:

That Obligor, in consideration of and as security for the debt hereinafter described, and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the sums advanced to Obligor in hand paid by Collateral Agent, the receipt and sufficiency of which are hereby acknowledged, does hereby irrevocably GRANT, BARGAIN, SELL AND CONVEY AND GRANT the following properties (collectively, the "Property") unto (a) Trustee, its successors and assigns, in trust, with power of sale and right of entry and possession, except to those portions and components of the Property that constitute personal property, and (b) Collateral Agent, its successors and assigns, as secured party, a security interest as to those portions and components of the Property that constitute personal property:

(a) All those tracts or parcels of land and easements more particularly described in Exhibit "A" attached hereto and by this reference made a part hereof (the "Land").

(b) All buildings, structures and improvements of every nature whatsoever now or hereafter situated on the Land, and all gas and electric fixtures, radiators, heaters, engines and machinery, boilers, ranges, elevators and motors, plumbing and heating fixtures, carpeting and other floor coverings, fire extinguishers and any other safety equipment required by governmental regulation or law, washers, dryers, water heaters, mirrors, mantels, air conditioning apparatus, refrigerating plants, refrigerators, cooking apparatus and appurtenances, window screens, awnings and storm sashes, which are or shall be owned by Obligor and attached to said buildings, structures or improvements and all other furnishings, furniture, fixtures, machinery, equipment, appliances, vehicles, building supplies and materials, books and records, chattels, inventory, accounts, farm products, consumer goods, general intangibles and personal property of every kind and nature whatsoever now or hereafter owned by Obligor and located in, on or about, or used or intended to be used with or in connection with the use, operation or enjoyment of the Property, including all extensions, additions, improvements, betterments, after-acquired property, renewals, replacements and substitutions, or proceeds from a permitted sale of any of the foregoing, and all the right, title and interest of Obligor in any such furnishings, furniture, fixtures, machinery, equipment, appliances, vehicles and personal property subject to or covered by any prior security agreement, conditional sales contract, chattel mortgage or similar lien or claim, together with the benefit of any deposits or payments now or hereafter made by Obligor or on behalf of Obligor, all of which are hereby declared and shall be deemed to be fixtures and accessions to the Land and a part of the Property as between the parties hereto and all persons claiming by, through or under them, and which shall be deemed to be a portion of the security for the indebtedness herein described and to be secured by this Instrument.

(c) All easements, rights-of-way, strips and gores of land, vaults, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, minerals, flowers, shrubs, crops, trees, timber and other emblements now or hereafter located on the Land or under or above the same or any part or parcel thereof, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances, reversion and reversions, remainder and remainders, whatsoever, in any way belonging, relating or appertaining to the Land or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Obligor.

(d) All income, rents, issues, profits and revenues of the Property from time to time accruing (including, without limitation, all payments under leases or tenancies, proceeds of insurance, condemnation payments, tenant security deposits whether held by Obligor or in a trust account, and escrow funds), and all the estate, right, title, interest, property, possession, claim and demand whatsoever at law, as well as in equity, of Obligor of, in and to the same; reserving only the right to Obligor to collect the same (other than insurance proceeds and condemnation payments) so long as Obligor is not in default hereunder.

TO HAVE AND TO HOLD the Property and all parts, rights, members and appurtenances thereof, to the use, benefit and behoof of Trustee or Collateral Agent for the ratable benefit of the Secured Parties and their respective successors and assigns, IN FEE SIMPLE forever upon the trust, terms and conditions contained in this Instrument; and Obligor covenants that Obligor is lawfully seized and possessed of the Property as aforesaid, and has good right to convey the same, that the same is unencumbered except for those matters expressly set forth in Exhibit "B" attached hereto and by this reference made a part hereof, and that Obligor does warrant and will forever defend the title thereto against the claims of all persons whomsoever, except as to those matters set forth in said Exhibit "B" attached hereto.

This Instrument is given to secure the following described indebtedness (collectively, the "Secured Obligations"):

(a) All Revolver Obligations, including the debt and interest thereon evidenced by the Notes, including all of the Dollar Loan Notes and Foreign Currency Loan Notes held by the Banks from time to time under the Credit Agreement, in the aggregate original principal amount of ONE HUNDRED NINETY-FIVE MILLION and NO/100 DOLLARS ($195,000,000.00), together with any amendments, supplements, renewals, replacements or substitutions of any of such Dollar Loan Notes and Foreign Currency Loan Notes, and all other indebtedness, liabilities and obligations of the Borrower to the Agent and the Banks under the Credit Agreement, the Notes, the Security Documents and the other Loan Documents and of the Subsidiaries under the Guaranty Agreement, including, without limitation, all principal, interest, fees, costs and indemnification amounts, and any extensions and renewals thereof in whole or in part.

(b) All Hedge Obligations, including all obligations of the Borrower or any Subsidiary to any Bank or Affiliate thereof with respect to Hedging Agreements with such Bank or Affiliate thereof (valued at the termination value thereof computed in accordance with a method approved by the International Swap Dealers Association and agreed to by the Borrower or such Subsidiary in the applicable Hedging Agreement, if any, and in any case net of any benefits of the Borrower or such Subsidiary); limited, however, as to the Hedge Obligations, to a maximum aggregate amount of $5,000,000.

(c) Any and all additional advances made by the Collateral Agent or by any Bank to protect or preserve the Property or the lien and security title hereof in and to the Property, or for taxes, assessments or insurance premiums as hereinafter provided (whether or not the Obligor remains the owner of the Property at the time of such advances).

(d) Any and all other indebtedness now or hereafter owing by Obligor to Collateral Agent or any Bank pursuant to the Credit Agreement, whether now existing or hereafter arising or incurred, however evidenced or incurred, whether express or implied, direct or indirect, absolute or contingent, due or to become due, and all renewals, modifications, consolidations, replacements and extensions thereof.

It is the intention of the parties hereto that this Instrument is made and executed to comply with the provisions of N.C.G.S. 45-67 et seq., and shall secure any and all present and future Secured Obligations which Obligor now or may hereafter owe to Collateral Agent or any of the Banks under the Credit Agreement and the other Secured Obligations described above (but in no event incurred more than fifteen (15) years after the date hereof), including without limitation, any future loans and advances made by Collateral Agent or any of the Banks pursuant to the Notes or the Credit Agreement to or for the benefit of Obligor, up to a maximum aggregate amount of principal Secured Obligations outstanding at any one time of _______________________ Million and No/100 Dollars ($___,000,000.00). The amount of present Secured Obligations of Obligor to Collateral Agent and the Secured Parties secured hereby is in the sum of $___,000,000.00 as of the date hereof, and the amount of all present and future Secured Obligations of Obligor to Collateral Agent and the Secured Parties secured hereby is in the sum of $___,000,000.00 plus interest, costs and advances made by Collateral Agent or any of the Secured Parties to protect or preserve the Property or the lien hereof on the Property, or for taxes, assessments or insurance premiums as herein provided. Pursuant to N.C.G.S. 45-68(2), Obligor, Collateral Agent and the Secured Parties agree that at the time any Secured Obligations are incurred, it shall not be necessary for such Secured Obligations to be evidenced by any of the Notes or any other written instrument or notation signed by Obligor and stipulating that such Secured Obligations is secured by this Instrument.

Should all of the Secured Obligations secured by this Instrument be paid according to the tenor and effect thereof when the same shall become due and payable, and should Obligor perform all covenants herein contained in a timely manner, and should all Commitments and other obligations of Collateral Agent and the Secured Parties to make additional advances or provide other financial accomodations under the Credit Agreement and the Hedging Agreements with the Hedge Providers have been terminated in writing by Collateral Agent and Secured Parties, then this Instrument shall be released, cancelled and surrendered upon the request and at the expense of Obligor.

Obligor hereby further covenants and agrees with Trustee and Collateral Agent as follows:

ARTICLE 1

1.01 Payment of Secured Obligations. Obligor will pay the Secured Obligations according to the tenor thereof and all other sums now or hereafter secured hereby promptly as the same shall become due.

1.02 Taxes, Liens and Other Charges.

(a) Obligor will pay, before the same become delinquent, all taxes, liens, assessments and charges of every character including all utility charges, whether public or private, already levied or assessed or that may hereafter be levied or assessed upon or against the Property; and within ten (10) days of a demand will furnish Collateral Agent receipted bills evidencing such payment. Nothing contained herein shall require the payment or discharge of any such tax, lien, assessment or charge by Obligor for so long as Obligor shall in good faith and at its own expense contest the amount or validity thereof by appropriate legal proceedings and provided such contest shall prevent (i) the collection thereof or other realization thereon and the sale or forfeiture of the Property or any part thereof to satisfy the same, and (ii) the enforcement thereof against Obligor or the Property or any part thereof, and provided Obligor first deposits with Collateral Agent, in escrow such sums or other security as Collateral Agent may reasonably require to assure Collateral Agent of the availability of sufficient funds to pay such tax, lien, assessment or charge if and when same is finally determined to be due.

(b) Obligor will not suffer any mechanic's, materialman's, laborer's, statutory or other lien to be created and to remain outstanding upon all or any part of the Property, except as permitted by Section 5.18(e) of the Credit Agreement.

1.03 Insurance.

(a) Obligor shall procure for, deliver to and maintain for the benefit of Collateral Agent and Secured Parties during the term of this Instrument, insurance policies, which shall at all times be kept in full force and effect, issued by insurance companies, in amounts, in form and substance, and with expiration dates acceptable to Collateral Agent and containing non-contributory standard mortgagee clauses, their equivalent or a satisfactory mortgagee loss payable endorsement in favor of Collateral Agent, providing the following types of insurance on the Property:

(i) insurance against loss or damage by fire, lightning, vandalism, malicious mischief and flood (if the Land is in an area which is considered a flood risk area by the U.S. Department of Housing and Urban Development), and against such other hazards as are presently included in so-called "all risk replacement cost insurance" and against such other insurable hazards as, under good insurance practices, from time to time are insured against for properties of similar character and location; the amount of which insurance shall be not less than one hundred percent (100%) of the full replacement cost of the Property without deduction for depreciation; and which policies of insurance shall contain satisfactory replacement cost endorsements;

(ii) business interruption insurance against loss of income arising out of damage or destruction by fire, lightning, vandalism, malicious mischief and flood and such other hazards as are presently included in so-called "all risk replacement cost insurance" in the amount equal to the gross annual income derived by Obligor from the Property; and

(iii) such other insurance on the Property or any replacements or substitutions therefor and in such amounts as may from time to time be reasonably required by Collateral Agent against other insurable casualties which at the time are commonly insured against in the case of premises similarly situated, due regard being given to the height and type of the improvements, their construction, location, use and occupancy, or any replacements or substitutions therefor.

Insurance policies shall name as the insured parties Obligor and Collateral Agent, as collateral agent for itself and the Secured Parties, as their interests may appear.

(b) Except in connection with insurance claims made by Obligor prior to the date of the Credit Agreement, Collateral Agent is hereby authorized and empowered, at its option, to adjust or compromise any loss under any insurance policies maintained pursuant to this Paragraph 1.03, and to collect and receive the proceeds from any such policy or policies. Each insurance company is hereby authorized and directed to make payment for all such losses directly to Collateral Agent, instead of to Obligor and Collateral Agent jointly. In the event any insurance company fails to disburse directly and solely to Collateral Agent but disburses instead either solely to Obligor or to Obligor and Collateral Agent jointly, Obligor agrees immediately to endorse and transfer such proceeds to Collateral Agent. Upon the failure of Obligor to endorse and transfer such proceeds as aforesaid, Collateral Agent may execute such endorsements or transfers for and in the name of Obligor and Obligor hereby irrevocably appoints Collateral Agent as Obligor's agent and attorney-in-fact so to do. After deducting from said insurance proceeds all of its expenses incurred in the collection and administration of such sums, including attorneys' fees, Collateral Agent may apply the net proceeds or any part thereof, at its option, (i) to the payment of the Secured Obligations hereby secured, whether or not due and in whatever order Collateral Agent elects, (ii) to the repair and/or restoration of the Property, or (iii) for any other purposes or objects for which Collateral Agent is entitled to advance funds under this Instrument; all without affecting the lien of this Instrument. Collateral Agent shall not be held responsible for any failure to collect any insurance proceeds due under the terms of any policy regardless of the cause of such failure. Notwithstanding the foregoing, if there is not then existing an Event of Default, Obligor may itself adjust and collect for any losses arising out of a single occurrence aggregating not in excess of $1,000,000.00.

(c) All required policies of insurance, together with evidence of the payment of current premiums therefor, shall be delivered to Collateral Agent and shall provide that Collateral Agent shall receive at least thirty (30) days advance written notice prior to cancellation, amendment or termination of any such insurance policy. At least ten (10) days prior to the expiration date of each policy maintained pursuant to this Paragraph 1.03, a renewal or replacement thereof or evidence verifying the renewal or replacement of such insurance policy, satisfactory to Collateral Agent shall be delivered to Collateral Agent. Obligor shall deliver to Collateral Agent receipts evidencing the payment for all such insurance policies and renewals or replacements. The delivery of any insurance policies hereunder shall constitute an assignment of all unearned premiums as further security hereunder. In the event of the foreclosure of this Instrument or any other transfer of title to the Property in extinguishment of the Secured Obligations secured hereby, all right, title and interest of Obligor in and to all insurance policies then in force shall pass to the purchaser or Collateral Agent.

1.04 Condemnation. If all or any portion of the Property shall be damaged or taken through condemnation (which term when used in this Instrument shall include any damage or taking by any governmental authority or any transfer by private sale in lieu thereof), either temporarily or permanently, and if a Default or Event of Default is in existence, then Collateral Agent shall be entitled to receive all compensation, awards and other payments or relief thereof, and Collateral Agent is hereby authorized, at its option, to commence, appear in and prosecute, in its own or in Obligor's name, any action or proceeding relating to any condemnation, and to settle or compromise any claim in connection therewith. All such compensation, awards, damages, claims, rights of action and proceeds and the right thereto are hereby assigned by Obligor to Collateral Agent. After deducting from said condemnation proceeds all of its expenses incurred in the collection and administration of such sums, including attorney's fees, Collateral Agent may apply the net proceeds or any part thereof, at its option, (a) to the payment of the Secured Obligations hereby secured, whether or not due and in accordance with the terms of Section 7.03 of the Credit Agreement, (b) to the repair and/or restoration of the Property or (c) for any other purposes or objects for which Collateral Agent is entitled to advance funds under this Instrument, all without affecting the lien of this Instrument; and any balance of such monies then remaining shall be paid to Obligor. Obligor agrees to execute such further assignment of any compensation, awards, damages, claims, rights of action and proceeds as Collateral Agent may require. Notwithstanding the foregoing, if there is not then existing an Event of Default and if the aggregate of net condemnation proceeds arising out of a single occurrence of condemnation is not in excess of $1,000,000.00, the Collateral Agent shall disburse the net condemnation proceeds to Obligor for the repair and/or restoration of the Property.

1.05 Care, Use and Management of Property.

(a) Obligor will keep the buildings, roads and walkways, landscaping and all other improvements of any kind now or hereafter erected on the Land or any part thereof in good condition and repair, ordinary wear and tear excepted, will not commit or suffer any waste that materially and adversely affects the Property and will not do or suffer to be done anything which will increase the risk of fire or other hazard to the Property or any part thereof.

(b) Obligor will not remove or demolish nor materially alter the structural character of any building located on the Land without the written consent of Collateral Agent.

(c) If the Property or any part thereof is materially damaged by fire or any other cause, Obligor will give immediate written notice thereof to Collateral Agent.

(d) Each Secured Party or its representative is hereby authorized to enter upon and inspect the Property at any time during normal business hours upon reasonable prior notice.

(e) Obligor will promptly comply in all material respects with all present and future laws, ordinances, rules and regulations of any governmental authority affecting the Property or any part thereof.

(f) If all or any part of the Property shall be damaged by fire or other casualty, and if the amount of such damage is equal to or in excess of $1,000,000, Obligor will promptly restore the Property to the equivalent of its original condition; and if a part of the Property shall be damaged through condemnation, Obligor will promptly restore, repair or alter the remaining portions of the Property in a manner reasonably satisfactory to the Required Banks. Notwithstanding the foregoing, Obligor shall not be obligated to so restore unless in each instance, Collateral Agent agrees to make available to Obligor (pursuant to a procedure satisfactory to Collateral Agent) any net insurance or condemnation proceeds actually received by Collateral Agent hereunder in connection with such casualty loss or condemnation, to the extent such proceeds are required to defray the expense of such restoration; provided, however, that the insufficiency of any such insurance or condemnation proceeds to defray the entire expense of restoration shall in no way relieve Obligor of its obligation to restore.

1.06 Leases and Other Agreements Affecting Property.

(a) Obligor will duly and punctually perform in all material respects all terms, covenants, conditions and agreements binding upon it under any lease or any other agreement of any nature whatsoever which involves or affects the Property or any part thereof. Obligor will, at the request of Collateral Agent, furnish Collateral Agent with executed copies of all leases now or hereafter created upon the Property or any part thereof and, subject to Section 5.05 of the Credit Agreement, all leases now or hereafter entered into will be in form and substance subject to the prior approval of Collateral Agent. Subject to Section 6.05 of the Credit Agreement, Obligor will not, without the express written consent of the Required Banks, modify in any manner which could reasonably be determined to be materially disadvantageous to the Collateral Agent of the Secured Parties, surrender or terminate, either orally or in writing, any lease now existing or hereafter created upon the Property or any part thereof, nor will Obligor permit an assignment or a subletting (except as contemplated pursuant to the terms thereof) by any tenant without the prior express written consent of Collateral Agent. In order to further secure payment of the Secured Obligations and the observance, performance and discharge of Obligor's obligations, Obligor hereby assigns, transfers and sets over under Collateral Agent all of Obligor's right, title and interest in, to and under all leases affecting the Property or any part thereof and in and to all of the rents, issues, profits, revenues, awards and other benefits now or hereafter arising from the use and enjoyment of the Property or any part thereof; reserving only the right to Obligor to collect the same so long as Obligor is not in default hereunder.

(b) All leases on the Property must be subordinate to the lien of this Instrument unless Collateral Agent otherwise specifies, in which case such specific leases shall be made superior to this Instrument. Collateral Agent shall be entitled to reasonably require that certain leases be made superior to this Instrument but that certain provisions of such superior leases be made subject to this Instrument. Collateral Agent shall also be entitled to require, and Obligor shall use commercially reasonable efforts to obtain, the execution of subordination and attornment agreements from any tenants specified by Collateral Agent. Any form lease hereafter used by Obligor shall be first submitted to and approved by Collateral Agent, which approval shall not be unreasonably withheld or delayed. Obligor hereby authorizes and directs each present and future tenant of the Property to pay to Collateral Agent all rents and any other sums due Obligor as landlord and to perform for the direct benefit of Collateral Agent any other obligations of such tenant to Obligor as landlord, as if Collateral Agent were the landlord under such tenant's lease, immediately upon receipt of a written demand by Collateral Agent to make such payment or perform such obligation during the existence of a Default or Event of Default. No such demand by Collateral Agent shall constitute or be deemed to constitute any assumption by Collateral Agent of any obligations of the landlord under such tenant's lease. Subject only to compliance by Collateral Agent with the provisions of Paragraph 2.01, no such demand by Collateral Agent shall constitute or be deemed to constitute any wrongful interference by Collateral Agent in the affairs or business relationships for ascertaining whether any such demand by Collateral Agent is authorized or whether a default by Obligor has occurred under this Instrument. Obligor hereby waives any right, claim or action Obligor may now or hereafter have against any such tenant by reason of such tenant's payment to or performance for Collateral Agent as described above, and any such payment to or performance for Collateral Agent shall discharge the obligation of such tenant to make such payment to, or perform such obligation for, Obligor.

1.07 Security Agreement. Insofar as the machinery, apparatus, equipment, fittings, fixtures, building supplies and materials, and articles of personal property either referred to or described in this Instrument, or directly connected with the use and enjoyment of the Property is concerned, this Instrument is hereby made and declared to be a security agreement, encumbering each and every item of personal property included herein, in compliance with the provisions of the Uniform Commercial Code as enacted in the state wherein the Land is situated. A financing statement or statements reciting this Instrument to be a security agreement, affecting all of said personal property aforementioned, shall be executed by Obligor and Collateral Agent and appropriately filed. The remedies for any violation of the covenants, terms and conditions of the security agreement herein contained shall be (i) as prescribed herein, or (ii) as prescribed by general law, or (iii) as prescribed by the specific statutory consequences now or hereafter enacted and specified in said Uniform Commercial Code, all at Collateral Agent's sole election. Obligor and Collateral Agent agree that the filing of such financing statement(s) in the records normally having to do with personal property shall never be construed as in any way derogating from or impairing this declaration and hereby stated intention of Obligor and Collateral Agent that everything used in connection with the production of income from the Property and/or adapted for use therein and/or which is described or reflected in this Instrument, is, and at all times and for all purposes herein contained and in all proceedings both legal or equitable shall be, regarded as part of the real estate irrespective of whether (i) any such item is physically attached to the improvements, (ii) serial numbers are used for the better identification of certain items capable of being thus identified in a recital contained herein, or (iii) any such item is referred to or reflected in any such financing statement(s) so filed at any time. Similarly, the mention in any such financing statement(s) of the rights in and to (1) the proceeds of any fire and/or hazard insurance policy, or (2) any award in eminent domain proceedings for a taking or for loss of value, or (3) Obligor's interest as lessor in any present or future lease or rights to income growing out of the use and/or occupancy of the Property, whether pursuant to lease or otherwise, shall never be construed as in anyway altering any of the rights of Collateral Agent as determined by this Instrument or impugning the priority of Collateral Agent's lien granted hereby or by any other recorded document, but such mention in such financing statement(s) is declared to be for the protection of Collateral Agent in the event any court shall at any time hold with respect to the foregoing (1), (2) or (3), that notice of Collateral Agent's priority of interest to be effective against a particular class of persons, must be filed in the Uniform Commercial Code records.

1.08 Further Assurances; After-Acquired Property. At any time, and from time to time, upon request by Collateral Agent, Obligor will make, execute and deliver or cause to be made, executed and delivered, to Collateral Agent and, where appropriate, cause to be recorded and/or filed and from time to time thereafter to be rerecorded and/or refiled at such time and in such offices and places as shall be deemed desirable by Collateral Agent, any and all such other and further deeds to secure debt, deeds of trust, security agreements, financing statements, continuation statements, instruments of further assurance, certificates and other documents as may, in the opinion of Collateral Agent, be necessary or desirable in order to effectuate, complete, or perfect, or to continue and preserve (a) the obligation of Obligor under the Transaction Documents and under this Instrument and (b) the lien of this Instrument as a first and prior lien upon and security title in and to all of the Property (except for Permitted Encumbrances), whether now owned or hereafter acquired by Obligor. Upon any failure by Obligor so to do, Collateral Agent may make, execute, record, file, re-record and/or refile any and all such deeds to secure debt, deeds of trust, security agreements, financing statements, continuation statements, instruments, certificates, and documents for and in the name of Obligor and Obligor hereby irrevocably appoints Collateral Agent the agent and attorney-in-fact of Obligor so to do. The lien hereof will automatically attach, without further act, to all after acquired property attached to and/or used in the operation of the Property or any part thereof.

1.09 Expenses. Obligor will pay or reimburse Trustee or Collateral Agent, upon demand therefor, for all attorney's fees, costs and expenses incurred by Trustee or Collateral Agent in any suit, action, legal proceeding or dispute of any kind in which Trustee, Secured Parties or Collateral Agent is made a party or appears as party plaintiff or defendant, affecting or arising in connection with the Secured Obligations secured hereby, this Instrument or the interest created herein, or the Property, including, but not limited to, the exercise of the power of sale contained in this Instrument, any condemnation action involving the Property or any action to protect the security hereof; and any such amounts paid by Trustee, the Secured Parties or Collateral Agent shall be added to the Secured Obligations secured by the lien of this Instrument.

1.10 Subrogation. Collateral Agent shall be subrogated to the claims and liens of all parties whose claims or liens are discharged or paid with the proceeds of the Secured Obligations secured hereby.

1.11 Limit of Validity. If from any circumstances whatsoever fulfillment of any provision of this Instrument or of the Notes, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Instrument or under the Note that is in excess of the current limit of such validity, but such obligation shall be fulfilled to the limit of such validity. The provisions of this Paragraph 1.11 shall control every other provision of this Instrument and of the Notes.

1.12 Use of Property. Obligor shall not be permitted to materially alter or change the use of the Property or to abandon the Property without the prior written consent of Collateral Agent.

1.13 Conveyance of Property. Obligor hereby acknowledges to Collateral Agent that (a) the identity and expertise of Obligor was and continues to be a material circumstance upon which Collateral Agent has relied in connection with, and which constitute valuable consideration to Collateral Agent for, the extending to Obligor of the loan evidenced by the Notes, and (b) any change in such identity or expertise could materially impair or jeopardize the security for the payment of the Secured Obligations granted to Collateral Agent by this Instrument. Obligor therefore covenants and agrees with Collateral Agent, as part of the consideration for the extending to Obligor of the loans evidenced by the Notes, that, subject to the Credit Agreement, Obligor shall not convey, transfer, assign, further encumber or pledge any or all of its interest in the Property without the prior written consent of Collateral Agent.

ARTICLE 2

2.01 Events of Default. The terms "Default", "Event of Default" or "Events of Default", wherever used in this Instrument, shall have the meaning provided for in the Credit Agreement and shall include the failure of Obligor to perform any of its obligations under this Instrument, which failure (except in the event of a violation of the provisions set forth in Section 1.13 hereof) shall not have been cured within thirty (30) days after the earlier to occur of (i) written notice thereof given to Obligor by Collateral Agent or any Secured Party, or (ii) a responsible officer of Obligor otherwise becoming aware of any such failure; provided, however, immediately upon the occurrence of an Event of Default, and without regard to any time periods or opportunities to cure described herein or in the Credit Agreement or any of the Security Documents, Collateral Agent may make written demand upon any and all tenants of the Property to pay to Collateral Agent all rents and other sums and to perform for the direct benefit of Collateral Agent all obligations of such tenants, as provided in Paragraph 1.06.

2.02 Acceleration of Maturity. If an Event of Default shall have occurred and be continuing, then the entire Secured Obligations secured hereby shall immediately become due and payable without notice or demand, time being of the essence of this Instrument.

2.03 Right to Enter and Take Possession.

(a) If an Event of Default shall have occurred and be continuing, Obligor upon demand of Collateral Agent, shall forthwith surrender to Collateral Agent the actual possession of the Property and if, and to the extent, permitted by law, Collateral Agent itself, or by such officers or agents as it may appoint, may enter and take possession of all the Property without the appointment of a receiver, or an application therefor, and may exclude Obligor and its agents and employees wholly therefrom, and may have joint access with Obligor to the books, papers and accounts of Obligor.

(b) If Obligor shall for any reason fail to surrender or deliver the Property or any part thereof after such demand by Collateral Agent, Collateral Agent may obtain a judgment or decree conferring upon Collateral Agent the right to immediate possession or requiring Obligor to deliver immediate possession of the Property to Collateral Agent. Obligor will pay to Collateral Agent, upon demand, all expenses of obtaining such judgment or decree, including reasonable compensation to Collateral Agent, its attorneys and agents; and all such expenses and compensation shall, until paid, be secured by the lien of this Instrument.

(c) Upon every such entering upon or taking of possession, Collateral Agent may hold, store, use, operate, manage and control the Property and conduct the business thereof, and, from time to time (i) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personalty and other property; (ii) insure or keep the Property insured; (iii) manage and operate the Property and exercise all the rights and powers of Obligor to the same extent as Obligor could in its own name or otherwise with respect to the same; and (iv) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted Collateral Agent, all as Collateral Agent from time to time may determine to be necessary. Collateral Agent may collect and receive all the rents, issues, profits and revenues from the Property, including those past due as well as those accruing thereafter, and, after deducting (1) all reasonable expenses of taking, holding, managing and operating the Property (including compensation for the services of all persons employed for such purposes); (2) the cost of all such maintenance, repairs, renewals, replacements, additions, betterments, improvements, purchases and acquisitions; (3) the cost of such insurance; (4) such taxes, assessments and other similar charges as Collateral Agent may at its option pay; (5) other proper charges upon the Property or any part thereof; and (6) the reasonable compensation, expenses and disbursements of the attorneys and agents of Collateral Agent, Collateral Agent shall apply the remainder of the monies and proceeds so received by Collateral Agent, first to the payment of accrued interest; second to the payment of deposits (as may be required in Paragraph 1.04); and third to the payment of overdue installments of principal. Collateral Agent shall have no obligation to discharge any duties of a landlord to any tenant or to incur any liability as a result of any exercise by Collateral Agent of any rights under this Instrument or otherwise. Collateral Agent shall not be liable for any failure to collect rents, issues, profits and revenues from the Property, nor shall Collateral Agent be liable to account for any such rents, issues, profits or revenues unless actually received by Collateral Agent.

(d) Whenever all that is due upon the Secured Obligations and under any of the terms, covenants, conditions and agreements of this Instrument, shall have been paid and should all Commitments and other obligations of Collateral Agent and the Secured Parties to make additional advances or provide other financial accomodations under the Credit Agreement and the Hedging Agreements with the Hedge Providers have been terminated in writing by Collateral Agent and Secured Parties, then this Instrument shall be released, cancelled and surrendered upon the request and at the expense of Obligor, Collateral Agent shall surrender possession of the Property to Obligor, its successors or assigns. The same right of taking possession, however, shall exist if any subsequent Event of Default shall occur and be continuing.

2.04 Performance by Collateral Agent. If Obligor shall Default in the payment, performance or observance of any term, covenant or condition of this Instrument, Collateral Agent may, so long as such Default continues, at its option, pay, perform or observe the same, and all payments made or costs or expenses incurred by Collateral Agent in connection therewith, shall be secured hereby and shall be, upon demand, immediately repaid by Obligor to Collateral Agent with interest thereon at the Default Rate. Collateral Agent shall be the sole judge of the necessity for any such actions and of the amounts to be paid. Collateral Agent is hereby empowered to enter and to authorize others to enter upon the Land or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without thereby becoming liable to Obligor or any person in possession holding under Obligor.

2.05 Receiver. If an Event of Default shall have occurred and be continuing, Collateral Agent, upon application to a court of competent jurisdiction, shall be entitled as a matter of strict right without notice and without regard to the occupancy or value of any security for the Secured Obligations secured hereby or the solvency of any party bound for its payment, to the appointment of a receiver to take possession of and to operate the Property and to collect and apply the rents, issues, profits and revenues thereof. The receiver shall have all of the rights and powers permitted under the laws of the State of North Carolina. Obligor will pay to Collateral Agent upon demand all expenses, including receiver's fees, attorney's fees, costs and agent's compensation, incurred pursuant to the provisions of this Paragraph 2.05; and all such expenses shall be secured by this Instrument.

2.06 Foreclosure. If an Event of Default shall have occurred, Trustee shall, upon being so requested to do by Collateral Agent, sell any or all of the Property at public auction for cash, on the Property or at the courthouse door in the county in which the Property is located, having first given notice of the time and place of such sale in accordance with the statute in such case provided, and convey the Property so sold to the purchaser in fee. Out of the proceeds of said sale, Trustee shall pay all costs, charges, expenses, commissions, unpaid taxes, and fees of advertising, selling and conveying the Property and such other assessments, insurance or other fees or costs as may have been incurred; a commission based on Trustee's usual hourly rates for services rendered based on time actually incurred, which amount shall not exceed two percent (2%) of the outstanding Secured Obligations, to Trustee, or his successor, in payment of his services hereunder and of collecting the monies secured by this Instrument; a sum sufficient to pay the entire balance owing on the Secured Obligations; and the surplus, if any, to Obligor or the person entitled thereto.

2.07 Purchase by Collateral Agent. Upon any foreclosure sale, Collateral Agent, on behalf of the Secured Parties, may bid for and purchase the Property and shall be entitled to apply all or any part of the Secured Obligations secured hereby as a credit to the purchase price.

2.08 Application of Proceeds of Sale. In the event of a foreclosure sale of the Property, the proceeds of said sale which is payable on the principal balance of the Secured Obligations and applicable interest shall be applied as provided in Section 7.03 of the Credit Agreement.

2.09 Obligor as Tenant Holding Over. In the event of any such foreclosure sale by Collateral Agent, Obligor shall be deemed a tenant holding over and shall forthwith deliver possession to the purchaser or purchasers at such sale or be summarily dispossessed according to provisions of law applicable to tenants holding over.

2.10 Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws. Obligor agrees to the full extent permitted by law, that in case of a Default or Event of Default on the part of Obligor hereunder, neither Obligor nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension, homestead, exemption or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Instrument, or the absolute sale of the Property, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereat, and Obligor, for itself and all who may at any time claim through or under it, hereby waives to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprised in the security intended to be created hereby marshaled upon any foreclosure of the lien hereof.

2.11 Waiver of Homestead. Obligor hereby waives and renounces all homestead and exemption rights provided for by the Constitution and the laws of the United States and of any state, in and to the Property as against the collection of the Secured Obligations, or any part hereof.

2.12 Leases. Trustee, at the option of Collateral Agent, is authorized to foreclose this Instrument subject to the rights of any tenants of the Property, and the failure to make any such tenants parties to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted to be by Obligor, a defense to any proceedings instituted by Collateral Agent to collect the sums secured hereby.

2.13 Discontinuance of Proceedings and Restoration of the Parties. In case Trustee or Collateral Agent shall have proceeded to enforce any right, power or remedy under this Instrument by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to Collateral Agent, then and in every such case Obligor and Collateral Agent shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Collateral Agent shall continue as if no such proceeding had been taken.

2.14 Remedies Cumulative. No right, power or remedy conferred upon or reserved to Collateral Agent by this Instrument is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute.

2.15 Waiver.

(a) No delay or omission of Collateral Agent or of any Secured Party to exercise any right, power or remedy accruing upon any Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such Default, or acquiescence therein; and every right, power and remedy given by this Instrument to Collateral Agent may be exercised from time to time and as often as may be deemed expedient by Collateral Agent. No consent or waiver, expressed or implied, by Collateral Agent to or of any breach or Default by Obligor in the performance of the obligations thereof hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or Default in the performance of the same or any other obligations of Obligor hereunder. Failure on the part of the Secured Parties to complain of any act or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by any Secured Party of its rights hereunder or impair any rights, powers or remedies consequent on any breach or Default by Obligor.

(b) If the Secured Parties (i) grant forbearance or an extension of time for the payment of any sums secured hereby; (ii) take other or additional security for the payment of any sums secured hereby; (iii) waive or do not exercise any right granted herein or in the Notes, the Credit Agreement or any other "Security Documents", as defined in the Credit Agreement; (iv) release any part of the Property from the lien of this Instrument or otherwise changes any of the terms, covenants, conditions or agreements of the Note or this Instrument; (v) consent to the filing of any map, plat or replat affecting the Property; (vi) consent to the granting of any easement or other right affecting the Property; or (vii) make or consent to any agreement subordinating the lien hereof, any such act or omission shall not release, discharge, modify, change or affect the original liability under any of the Transaction Documents, this Instrument or any other obligation of Obligor or any subsequent purchaser of the Property or any part thereof, or any maker, co-signer, endorser, surety or guarantor; nor shall any such act or omission preclude Collateral Agent from exercising any right, power or privilege herein granted or intended to be granted in the event of any Default then made or of any subsequent Default; nor, except as otherwise expressly provided in an instrument or instruments executed by Collateral Agent, shall the lien of this Instrument be altered thereby. In the event of the sale or transfer by operation of law or otherwise of all or any part of the Property, Collateral Agent, without notice, is hereby authorized and empowered to deal with any such vendee or transferee with reference to the Property or the Secured Obligations secured hereby, or with reference to any of the terms, covenants, conditions or agreements hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any liabilities, obligations or undertakings.

2.16 Suits to Protect the Property. Collateral Agent shall have power (a) to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Property by any acts which may be unlawful or in violation of this Instrument, (b) to preserve or protect its interest in the Property and in the rents, issues, profits and revenues arising therefrom, and (c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order would impair the security hereunder or be prejudicial to the interest of the Secured Parties.

2.17 Collateral Agent May File Proofs of Claim. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Obligor, its creditors or its property, Collateral Agent, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Collateral Agent allowed in such proceedings for the entire amount due and payable by Obligor under this Instrument at the date of the institution of such proceedings and for any additional amount which may become due and payable by Obligor hereunder after such date.

2.18 WAIVER OF OBLIGOR'S RIGHTS. BY EXECUTION OF THIS INSTRUMENT AND BY INITIALING THIS PARAGRAPH 2.18, OBLIGOR EXPRESSLY: (A) ACKNOWLEDGES THE RIGHT OF COLLATERAL AGENT AND/OR THE SECURED PARTIES TO ACCELERATE THE SECURED OBLIGATIONS SUBJECT TO THE TERMS OF THIS INSTRUMENT; (B) WAIVES ANY AND ALL RIGHTS WHICH OBLIGOR MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES (INCLUDING, WITHOUT LIMITATION, THE FIFTH AND FOURTEENTH AMENDMENTS THEREOF), THE VARIOUS PROVISIONS OF THE CONSTITUTIONS FOR THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAW, TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY COLLATERAL AGENT OF ANY RIGHT OR REMEDY HEREIN PROVIDED TO COLLATERAL AGENT, EXCEPT SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE PROVIDED IN THIS INSTRUMENT; (C) ACKNOWLEDGES THAT OBLIGOR HAS READ THIS INSTRUMENT AND ANY AND ALL QUESTIONS REGARDING THE LEGAL EFFECT OF THIS INSTRUMENT AND ITS PROVISIONS HAVE BEEN EXPLAINED FULLY TO OBLIGOR AND OBLIGOR HAS CONSULTED WITH COUNSEL OF OBLIGOR'S CHOICE PRIOR TO EXECUTING THIS INSTRUMENT; AND (D) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF OBLIGOR HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY OBLIGOR AS PART OF A BARGAINED FOR LOAN TRANSACTION.

INITIALED BY OBLIGOR:

_______________

2.19 Application of Monies by Collateral Agent.

(a) Upon the occurrence of an Event of Default, Collateral Agent shall be entitled to sue for and to recover judgment against Obligor for the whole amount of the Secured Obligations due and unpaid together with costs and expenses, including without limitation, the reasonable compensation, expenses and disbursements of Collateral Agent's agents, attorneys and other representatives, either before, after or during the pendency of any proceedings for the enforcement of this Instrument, and the right of Collateral Agent to recover such judgment shall not be affected by any taking possession or foreclosure sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the terms of this Instrument, or the foreclosure of the lien hereof.

(b) In case of a foreclosure sale of all or any part of the Property and the application of the proceeds of sale to the payment of the Secured Obligations secured hereby, Collateral Agent shall be entitled to enforce payment from Obligor of all Secured Obligations then remaining due and unpaid and to recover judgment against Obligor for any portion thereof remaining unpaid, with interest.

(c) Obligor hereby agrees, to the extent permitted by law, that no recovery of any such judgment by Collateral Agent and no attachment or levy of any execution upon any of the Property or any other property shall in any way affect the lien of this Instrument upon the Property or any part thereof or any lien, rights, powers or remedies of Collateral Agent hereunder, but such lien, rights, powers and remedies shall continue unimpaired as before.

(d) Any monies collected or received by Collateral Agent under this Paragraph 2.19 shall be applied as provided in Section 6.03 of the Credit Agreement.

(e) The provisions of this paragraph shall not be deemed to limit or otherwise modify the provisions of any guaranty of the Secured Obligations of Obligor to Collateral Agent and any Secured Parties.

ARTICLE 3

3.01 Indemnification of Trustee. Except for gross negligence or willful misconduct, Trustee shall not be liable for any act or omission or error of judgment. Trustee may rely on any document believed by it in good faith to be genuine. All money received by Trustee shall, until used or applied as herein provided, be held in trust, but need not be segregated (except to the extent required by law), and Trustee shall not be liable for interest thereon. Obligor shall protect, indemnify and hold harmless Trustee against all liability and expenses which Trustee may incur in the performance of its duties hereunder.

3.02 Substitution of Trustee. Trustee may resign by an instrument in writing addressed to Collateral Agent, or Trustee may be removed at any time with or without cause by an instrument in writing in recordable form executed by Collateral Agent. In case of the death, resignation, removal or disqualification of Trustee or if for any reason Collateral Agent shall deem it desirable to appoint a substitute or successor trustee to act instead of the herein named Trustee or any substitute or successor trustee, then Collateral Agent shall have the right and is hereby authorized and empowered to appoint a successor trustee, or a substitute trustee, without other formality than appointment and designation in writing executed by Collateral Agent and the proper recording of that instrument in the Public Registry of the county in which the Property is located, and the authority hereby conferred shall extend to the appointment of other successor and substitute trustees successively until the Secured Obligations has been paid in full, or until the Property is sold hereunder. In the event the Secured Obligations is owed by more than one person or entity, the holder or holders of not less than a majority of the amount of such Secured Obligations shall have the right and authority to make the appointment of a successor or substitute trustee provided for in the preceding sentence. Such appointment and designation by Collateral Agent shall be full evidence of the right and authority to make the same and of all facts therein recited. Upon the making of any such appointment and designation, all of the estate and title of Trustee in the Property shall vest in the named successor or substitute trustee and he shall thereupon succeed to and shall hold, possess and execute all the rights, powers, privileges, immunities and duties herein conferred upon Trustee; but nevertheless, upon the written request of Collateral Agent or of the successor or substitute trustee the trustee ceasing to act shall execute and deliver an instrument transferring to such successor or substitute trustee all of the estate and title in the Property of the trustee so ceasing to act, together with all the rights, powers, privileges, immunities and duties herein conferred upon Trustee, and shall duly assign, transfer and deliver any of the properties and money held by said Trustee hereunder to said successor or substitute trustee. All references herein to Trustee shall be deemed to refer to the trustee (including any successor or substitute appointed and designated as herein provided) from time to time acting hereunder. Obligor hereby ratifies and confirms any and all acts which the herein named Trustee or his successor or successors, substitute or substitutes, in this trust, shall do lawfully by virtue hereof.

3.03 Actions By Trustee. At any time, or from time to time, without liability therefor and without notice, upon written request of Collateral Agent and presentation of this Instrument and the Notes for endorsement, and without affecting the personal liability of any person for payment of the Secured Obligations or the effect of this Instrument upon the remainder of the Property, Trustee may take such actions as Collateral Agent may request and which are permitted by this Instrument or by applicable law.

ARTICLE 4

4.01 Successors and Assigns. This Instrument shall inure to the benefit of and be binding upon Obligor, Trustee, Collateral Agent and their respective heirs, executors, legal representatives, successors and assigns. Whenever a reference is made in this Instrument to Obligor, Trustee or Collateral Agent such reference shall be deemed to include a reference to the heirs, executors, legal representatives, successors and assigns of Obligor, Trustee or Collateral Agent.

4.02 Terminology. All personal pronouns used in this Instrument whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa. Titles and Articles are for convenience only and neither limit nor amplify the provisions of this Instrument itself, and all references herein to Articles, Paragraphs or subparagraphs thereof, shall refer to the corresponding Articles, Paragraphs or subparagraphs thereof, of this Instrument unless specific reference is made to such Articles, Paragraphs or subparagraphs thereof of another document or instrument.

4.03 Severability. If any provision of this Instrument or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Instrument and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

4.04 Applicable Law. The rights and obligations of the parties under this Instrument shall be governed by and construed and interpreted in accordance with the internal law of the State of Georgia without giving effect to the conflicts of law rules and principles of such state; provided, however, that notwithstanding the foregoing, the parties agree that:

(a) The procedures governing the enforcement by Collateral Agent of provisional remedies against Obligor directly relating to the real property encumbered hereby shall be governed by the laws of the State of North Carolina; and

(b) North Carolina law shall apply to the extent, but only to the extent, necessary in order to create, to perfect and to foreclose the security interests and liens created hereby; provided, however, that nothing in this paragraph shall in any event be construed to provide that the substantive law of the State of North Carolina shall apply to the Secured Obligations, which are and shall continue to be governed by the substantive law of the State of Georgia.

4.05 Notices. Except as otherwise provided herein, any notice or other communication required hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered the next succeeding Domestic Business Day after timely delivery to the courier, if sent by overnight courier; at the time delivered by hand, if personally delivered; or when receipt is acknowledged, if (i) telecopied (followed by delivery of written copy thereof sent by overnight courier on the same day as such notice is given), or (ii) sent by registered or certified mail, return receipt requested, addressed to Obligor or Collateral Agent as follows:

If to Obligor:

[Name of Obligor]
83 Gerber Road West

South Windsor, Connecticut 06074

Attention: Chief Financial Officer

Telecopier number: 860-644-7948

Confirmation number: 860-648-8004

with a copy to:

Cummings & Lockwood
Four Stamford Plaza

107 Elm Street

Stamford, Connecticut 06902
Attn: Robert W. Reeves, Esq.
Telecopy Number: (203 351-4535
Telephone Number: (203) 327-1700

\ If to Collateral Agent:

Wachovia Bank, N.A.

191 Peachtree Street, N.E.

Atlanta, Georgia 30303-1757

Attention: Christa P. Holland

Telecopier number: 404-332-4168

Confirmation number: 404-332-6898

with a copy to:

Jones, Day, Reavis & Pogue
3500 SunTrust Plaza
303 Peachtree Street, Suite 3500
Atlanta, Georgia 30308
Attn: Christopher L. Carson, Esq.
Telecopy Number: (404) 581-8868
Telephone Number: (404) 581-8035

or to such other address as any party may designate for itself by like notice.

4.06 Assignment. This Instrument is assignable by Collateral Agent, and any assignment hereof by Collateral Agent shall operate to vest in the assignee all rights and powers herein conferred upon and granted to Collateral Agent.

4.07 Time of the Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of Obligor under this Instrument.

4.08 General Indemnification. Obligor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties (defined below) from and against any and all Losses (defined below) imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following, except for those Losses caused by the willful misconduct or gross negligence of any of the Indemnified Parties: (a) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (b) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (d) any failure of the Property to be in compliance with any applicable laws; or (e) any and all claims and demands whatsoever which may be asserted against any Indemnified Party by reason of any alleged obligations or undertakings on the part of Obligor or any Indemnified Party to perform or discharge any of the terms, covenants, or agreements contained in any lease now or hereafter created upon the Property. Any amounts payable to any Indemnified Parties by reason of the application of this section shall become immediately due and payable. The term "Losses" shall mean any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, expenses, judgments, awards, and amounts paid in settlement of whatever kind or nature (including but not limited to attorneys' fees and other costs of defense). The term "Indemnified Parties" shall mean (a) Collateral Agent and each of the Secured Parties, (b) the officers, directors, shareholders, partners, members, employees and trustees of any of the foregoing, and (c) the heirs, legal representatives, successors and assigns of each of the foregoing.

4.09 Entire Agreement. This Instrument and the other Transaction Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Obligor has executed this Instrument under seal, as of the day and year first above written.

_________________________., a _________ corporation
By: Printed Name: Printed Title:
Attest: Printed Name: Printed Title: [CORPORATE SEAL]

STATE OF ______________
COUNTY OF ____________

I, ______________________, a Notary Public of the State and County aforesaid, certify that _____________________ personally appeared before me this day and acknowledged that ___he is the ___________________ President of _____________., a __________ corporation, and that __he, as such _______________ President being authorized to do so, executed the foregoing on behalf of the corporation.

Witness my hand and notarial seal this _____ day of _______________, 2001.

NOTARY PUBLIC
[NOTARIAL SEAL]
My Commission Expires:

EXHIBIT "A" to Mortgage

Description of Land

EXHIBIT "B" to Mortgage

Permitted Encumbrances

The lien of all taxes and assessments for the year 2001 and subsequent years, not yet due and payable.

Such title exceptions as may be hereafter agreed to by Collateral Agent in writing.

EXHIBIT N

FORM OF SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this "Agreement") is made as of ______________, 2001, by and among GERBER SCIENTIFIC, INC., a Connecticut corporation (the "Company"), each of the undersigned corporations respectively organized under the laws of the states set forth on the signature pages below their names (collectively, the "Debtor Subsidiaries", which term shall refer to any Subsidiary of the Company which becomes a Debtor pursuant to Section 5.12 hereof and Section 5.24 of the Credit Agreement; the Company and the Debtor Subsidiaries being collectively referred to as the "Debtors") and WACHOVIA BANK, N.A., a national banking association (in its individual capacity, "Wachovia") organized under the laws of the United States of America, as collateral agent (in such capacity, together with its successors and assigns, "Collateral Agent") for itself, and for the Secured Parties, as that term is defined in the Amended and Restated Credit Agreement dated as of March 14, 2001, among the Borrower, the Banks listed on the signature pages thereof and Wachovia Bank, N.A., as (as the same may be amended and modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings.

RECITALS:

A. In order to secure the Secured Obligations, pursuant to the provisions of Section 5.26 of the Credit Agreement, the Debtors have executed this Agreement, which grants to the Collateral Agent a perfected and first priority security interest in the Collateral (except for Permitted Encumbrances) owned by them, subject to the terms of this Agreement and of the Credit Agreement; and

B. Pursuant to the Credit Agreement, the Secured Parties have agreed that the Secured Obligations shall be equally and ratably secured pursuant to this Agreement and any other Security Documents; the Secured Parties have appointed Wachovia as the Collateral Agent to act on behalf of all Secured Parties regarding the Collateral, all as more fully provided in the Credit Agreement.

AGREEMENTS:

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which the parties hereto hereby acknowledge, the parties hereto agree as follows:

DEFINITIONS

In addition to the definitional provisions contained in Section 5.10 hereof, as used in this Agreement, the terms defined in the Preamble and Recitals hereto shall have the respective meanings specified therein, and the following terms shall have the following meanings:

"Account Debtor" means the Person who is obligated with respect to payment on any of the Collateral.

"Approved Depositary" means either (a) the Collateral Agent or (b) another depositary bank which is acceptable to the Collateral Agent, with whom the Collateral Agent has entered into an agreement satisfactory to it and pursuant to which, among other things, the Approved Depositary: (i) agrees to waive any right of setoff with respect to the Collateral, the Cash Collections and the Cash Deposits; (ii) acknowledges and agrees that the Collateral Agent has a security interest in the Collateral, and that it is the bailee of the Collateral Agent with respect thereto; and (iii) agrees that, upon notice from the Collateral Agent of an Event of Default, it will act strictly in accordance with the instructions of the Collateral Agent with respect to deposit balances of the Debtors held by it, including, without limitation, any instructions of the Collateral Agent to remit such balances to it, and not in accordance with any instructions of any of the Debtors, or any other Person.

"Cash Collections" means all cash, checks, drafts, items and other instruments for the payment of money received by the Debtors from proceeds of Collateral.

"Cash Deposits" means all deposits of Cash Collections with depository banks, including with the Approved Depositaries.

"Collateral" means and includes, with respect to the Debtors, all of their presently existing or hereafter acquired or created accounts, accounts receivable, contract rights, notes, letters of credit, drafts, instruments, acceptances, chattel paper, general intangibles (including, without limitation, all trade names, patents, trademarks and permits), investment property, leases, writings evidencing a monetary obligation or a security interest in or a lease of goods, equipment, inventory, documents and all other goods and personal property of all items and types; all rights to receive the payment of money or other consideration under present or future contracts (including, without limitation, all rights to receive payments under presently existing or hereafter acquired or created letters of credit), or by virtue of merchandise sold, leased, licensed, assigned or otherwise disposed of, services rendered or to be rendered, loans and advances made or other considerations given, by or set forth in or arising out of any present or future chattel paper, note, draft, lease, acceptance, writing, bond, insurance policy, instrument, document or general intangible, and all extensions and renewals of any thereof; all rights under or arising out of present or future contracts, agreements or general interests in merchandise which gave rise to any or all of the foregoing, including all goods; all claims (including commercial tort claims) or causes of action now existing or hereafter arising in connection with or under any agreement or document or by operation of law or otherwise; all collateral security of any kind (including real property) given by any person with respect to any of the foregoing; all returned, rejected or repossessed goods, the sale or lease of which shall have given or shall give rise to any of the foregoing and together with all returned or repossessed goods and all books, records, computer tapes, computer programs, computer hardware, and ledger books arising therefrom or relating thereto, all whether now owned or hereafter acquired or arising; and all cash and non-cash proceeds and products of the foregoing. The term "Collateral" also includes all deposit accounts maintained by any of the Debtors with the Agent or any of the Banks, all as set forth in and required by Section 9.05 of the Credit Agreement.

"Collateral Agent" has the meaning set forth in the Recitals.

"Collateral Reserve Account" means any non-interest bearing, demand deposit account which the Debtors may be required to open and maintain with the Collateral Agent pursuant to the requirements of Section 3.1.11.

"Debtor" has the meaning set forth in the Recitals.

"Enforcement Costs" means all reasonable expenses, charges, costs and fees whatsoever (including, without limitation, reasonable attorneys' fees and expenses) of any nature whatsoever paid or incurred by or on behalf of the Collateral Agent in connection with (a) the collection or enforcement of any or all of the Secured Obligations or this Agreement (including, without limitation, reasonable attorneys fees incurred prior to the institution of any suit or other proceeding), (b) the creation, perfection, collection, maintenance, preservation, defense, protection, realization upon, disposition, sale or enforcement of all or any part of the Collateral, (c) the preparation of this Agreement, the Security Documents, and the preparation and review of lien and record searches, reports, certificates, and/or other documents or information relating from time to time to the taking, perfection, inspection, preservation, protection and/or release of a Lien on the Collateral, the value of the Collateral, or otherwise relating to the Collateral Agent's or any Secured Party's rights, powers and remedies under this Agreement or with respect to the Collateral, and (d) all filing and/or recording taxes or fees and all stamp and other similar taxes and fees payable or determined to be payable in connection with the execution and delivery of this Agreement and any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees, the Debtors hereby agreeing to indemnify and save the Collateral Agent and the Secured Parties harmless from and against such liabilities.

"Enforcement Event" means the occurrence of any of the following events described in Section 7.01 of the Credit Agreement, at the direction of the Required Banks: (i) the termination of the Commitments; (ii) the acceleration of the maturity of the Notes, or (iii) the Agent commences the exercise of any rights, powers or remedies under any of the Security Documents.

"Governmental Authority" means any nation or government, any state or other political subdivision or agency thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

"Laws" means all ordinances, statutes, rules, regulations, orders, injunctions, writs, or decrees of any Governmental Authority.

"Lien" means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest or encumbrance, or encumbrance or servitude of any kind in respect of such asset to secure or assure payment of any indebtedness or any guarantee, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing. For the purposes of this Agreement, each Debtor shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

"Material Adverse Effect" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business or properties of the Company and its Subsidiaries, taken as a whole, (b) the rights and remedies of the Secured Parties or the Collateral Agent under any of the Transaction Documents or the ability of any Debtor to perform its respective obligations under any of the Transaction Documents, or (c) the legality, validity or enforceability of any of the Transaction Documents.

"Person" means and includes an individual, a corporation, a limited liability company, a partnership, an unincorporated association, a trust or any other entity or organization, including, but not limited to, a Governmental Authority.

"Recording Expenses" has the meaning set forth in the Credit Agreement.

"Subsidiary" has the meaning set forth in the Credit Agreement.

"UCC" means the Georgia Uniform Commercial Code.

ARTICLE 1

SECTION 1.1 Grant of Security Interest. As security for the Secured Obligations, each of the Debtors hereby assigns, pledges and grants to the Collateral Agent, for the ratable benefit of the Secured Parties, and agrees that the Collateral Agent shall have a first priority (except as expressly provided herein or under the Transaction Documents or other Security Documents) perfected and continuing security interest in, all of the Collateral.

SECTION 1.2 Delivery of Letters of Credit. Contemporaneously with the execution and delivery of this Agreement, each Debtor which is a beneficiary of a letter of credit shall deliver such letter of credit to the Collateral Agent in pledge hereunder.

SECTION 1.3 Pledge of Notes. (a) As further security for the Secured Obligations, each of the Debtors which owns any promissory notes in a principal amount of $100,000 or more (other than Intercompany Notes which have been pledged pursuant to the Intercompany Note Pledge Agreement) hereby assigns and pledges to and with the Collateral Agent, for the ratable benefit of the Secured Parties, and grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in the promissory notes owned by it, and all of such Debtor's respective rights and privileges with respect to the promissory notes, and all income and profits thereon, and all interests, dividends and other payments and distributions with respect thereto, and all proceeds of the foregoing.

(b) Contemporaneously with the execution and delivery of each promissory notes to a Debtor subsequent to the date hereof, such Debtor shall deliver such promissory notes to the Collateral Agent in pledge hereunder. All promissory notes shall be delivered to the Collateral Agent by the relevant Debtor pursuant hereto endorsed to the order of the Collateral Agent and accompanied by any required transfer tax stamps, all in form and substance satisfactory to the Collateral Agent.

SECTION 1.4 Release. The Collateral Agent will not release Collateral from the Liens created by this Agreement or the other Security Documents except that the Collateral Agent shall (i) release Collateral disposed of pursuant to and in accordance with Section 3.1.10 hereof, (ii) release amounts from the Collateral Reserve Account expressly authorized by Section 3.1.11 hereof, (iii) release Collateral as expressly authorized by or any of provision of any of the Credit Agreement or the Security Documents, (iv) release any of the Collateral with the consent, or upon the direction, of all of the Banks, pursuant to the Credit Agreement and (v) when all of the Secured Obligations have been paid according to the tenor and effect thereof when the same shall become due and payable, and provided that all Commitments and other obligations of Collateral Agent and the Secured Parties to make additional advances or provide other financial accommodations under the Credit Agreement and the Hedging Agreements with the Hedge Providers have been terminated in writing by Collateral Agent and Secured Parties, the Collateral Agent shall release and terminate its security interest in all of the Collateral granted pursuant hereto, upon the request and at the expense of the Debtor. Upon any release of Collateral pursuant to this Agreement or any Loan Document, the Collateral Agent will deliver appropriate UCC-3's or other appropriate documents to the Debtor confirming the release of such Collateral.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

SECTION 2.1 Representations and Warranties. Each Debtor, jointly and severally, represents and warrants to the Collateral Agent as follows:

2.1.1 Place(s) of Business and Location of Collateral. Set forth on Exhibit A attached hereto and made a part hereof are (i) the address of each of the Debtor's chief executive office and principal place of business, (ii) each of the Debtor's other places of business, (iii) each place owned or leased by any Debtor where the Collateral or any books or records relating thereto are located, and (iv) each Debtor's Federal Identification number.

2.1.2 Corporate Existence and Power. Each Debtor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, except where the failure to qualify would not have or reasonably be expected to cause a Material Adverse Effect, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have any such licenses, authorizations, consents and approvals could not have or reasonably be expected to cause a Material Adverse Effect .

2.1.3 Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by each Debtor of this Agreement (i) are within each Debtor's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of or filing with any Governmental Authority, other than the filing of UCC-1 financing statements and any similar filings required to perfect or protect the Lien granted hereunder, (iv) do not contravene, or constitute a material default under, any provision of applicable Laws or of the certificate or articles of incorporation or by-laws of any Debtor or of any agreement, judgment, injunction, order, decree or other instrument binding upon any Debtor, and (v) do not result in the creation or imposition of any Lien on any asset of any Debtor, other than under this Agreement or any of the Security Documents.

2.1.4 Binding Agreements. This Agreement constitutes the valid and binding agreement of each Debtor enforceable in accordance with its terms provided that the enforceability hereof is subject to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

2.1.5 Title to Collateral. Each Debtor has good and marketable title to its respective properties and assets which are included among or give rise to the Collateral. Each Debtor has legal, enforceable and uncontested rights to use freely such respective properties and assets, and such properties and assets are subject to no Lien of any kind, except for (i) the Liens of the Collateral Agent pursuant to this Agreement and the Security Documents, and (ii) Permitted Encumbrances described in the Credit Agreement and Liens set forth on Exhibit B attached hereto; provided that such Exhibit B is based on lien search reports received by the Collateral Agent as of the date hereof, and, to the extent lien search reports ordered on behalf of the Collateral Agent have not been received as of the date hereof, Exhibit B shall be modified after all such lien search reports have been received to include additional permitted Liens reasonably acceptable to the Collateral Agent based on such additional lien search reports.

2.1.6 Bona Fide Rights of Payment. Each right of payment in the nature of an account constituting a part of the Collateral arises or will arise under a contract between one of the Debtors and an Account Debtor, or from the bona fide sale or delivery of goods to or performance of services for, such Account Debtor. No Governmental Authority is an Account Debtor with respect to any portion of the Collateral.

2.1.7 Title to Promissory Notes. For each promissory note payable to a Debtor, each Debtor owns such promissory notes, free and clear of any Liens except for Liens of the Collateral Agent pursuant to this Agreement and the Security Documents. None of the Debtors is or will become a party to or otherwise bound by any agreement, other than this and the Credit Agreement, which restricts in any manner the rights of any present or future holders of any of the promissory notes with respect thereto.

2.1.8 Recitals. The Recitals to this Agreement are true, accurately reflect the matters set forth herein and are hereby incorporated into and made a part of this Agreement.

SECTION 2.2 Survival of Representations and Warranties. All representations and warranties contained in or made under or in connection with this Agreement shall survive the execution of this Agreement and the incurring of any particular Secured Obligations.

ARTICLE 3

COVENANTS AND AGREEMENTS OF THE DEBTORS

SECTION 3.1 Covenants. So long as any of the Secured Obligations (or Commitments therefor or other agreements to make advances or provide other financial accomodations with respect thereto) shall be outstanding, each Debtor agrees with the Collateral Agent, for itself and the Secured Parties, as follows:

3.1.1 Conduct of Business and Maintenance of Existence, Compliance with Laws, Etc. Except as otherwise permitted under the Credit Agreement, each Debtor will (i) do or cause to be done all things necessary to preserve and to keep in full force and effect its corporate existence and material rights and its franchises, trade names, patents, trademarks and permits which are necessary for the continuance of its business, and (ii) comply with all applicable Laws and observe the valid requirements of Governmental Authorities, the noncompliance with or the nonobservance of which would materially interfere with the performance of its obligations hereunder or the Collateral Agent's interest in the Collateral.

3.1.2 Business Names and Addresses. Within the previous 5 years, no Debtor has conducted business under or been legally known by any name and, except as permitted in Section 3.1.3, will not change its name to any other name other than those disclosed on Exhibit A attached hereto and made a part hereof.

3.1.3 Certain Notices. The Company will notify the Collateral Agent and each Secured Party: (a) not less than 30 days prior to (i) any change in the name or corporate structure under which any Debtor conducts its business, and (ii) the opening of any new place of business or any change in any of the places where the books and records concerning the Collateral, or any part thereof, are kept (and will provide to the Collateral Agent prior to any such change all financing statements requested by it in connection with such new place of business or location of books and records, as well as any other security instrument that the Collateral Agent may reasonably require be executed by any Debtor in order to constitute a Lien upon any new Collateral that may be located (as permitted under Section 3.1.9 hereof) in said new place of business or books and records); and (b) promptly, of (i) the commencement of any litigation affecting any of the Collateral or the title thereto or rights therein, if it arises out of disputes pertaining to the Collateral in an aggregate amount in excess of $200,000 not covered by insurance, or (ii) the occurrence of any material casualty or other loss affecting any material portion of the Collateral.

3.1.4 Maintenance of the Collateral; Insurance. Each Debtor will maintain the Collateral in good working order, saving and excepting ordinary wear and tear, and will not permit anything to be done to the Collateral which may materially impair the value or use thereof. The Collateral Agent and each Secured Party, or representatives designated by the Collateral Agent or such Secured Party, respectively, shall be permitted to enter the premises of any Debtor and examine, audit and inspect the Collateral at any reasonable time and from time to time with reasonable prior notice; provided that such visits shall not occur more than once in any Fiscal Year, unless a Default has occurred and is in existence. Each Debtor will promptly furnish to the Collateral Agent and each Secured Party all such additional information regarding the Collateral as the Collateral Agent or such Secured Party may from time to time reasonably request. Each Debtor shall maintain insurance on the Collateral consisting of goods with reputable companies, in such amounts and against such risks as are consistent with industry standards, with loss payable to the Collateral Agent as its interests may appear. Such insurance shall not be cancelable by any Debtor, unless with the prior written consent of the Collateral Agent, or by such Debtor's insurer, unless with at least (i) 10 Domestic Business Days advance written notice to the Collateral Agent in the event of a cancellation for nonpayment of premiums or other amounts, or (ii) 30 days advance written notice to the Collateral Agent in all other events.

3.1.5 Recordings and Filings. Each Debtor shall: (a) execute and deliver all financing documents (including, without limitation, UCC-1 and UCC-3 statements) required to be filed, registered or recorded in order to create, in favor of the Collateral Agent, a first priority (except for Permitted Encumbrances), perfected Lien in the Collateral, to the extent such Lien can be perfected under the UCC, in form and in sufficient number for filing, registration, and recording in each office in each jurisdiction in which such filings, registrations and recordations are required, and (b) deliver such evidence as the Collateral Agent may deem satisfactory that all necessary filing fees and all recording and other similar fees, and all taxes and other expenses related to such filings, registrations and recordings will be or have been paid in full.

3.1.6 Defense of Title and Further Assurances. At its own expense, each of the Debtors will defend the title to the Collateral (or any part thereof), and promptly upon request execute, acknowledge and deliver any financing statement, renewal, affidavit, assignment, continuation statement, security agreement, certificate, or other document the Collateral Agent may reasonably require in order to perfect, preserve, maintain, continue, protect and/or extend the Lien granted to the Collateral Agent under this Agreement and its priority under the UCC. Each Debtor will (i) comply in all material respects with all license agreements relating to any Collateral and, upon the request of the Collateral Agent, use commercially reasonable efforts to obtain and furnish to the Collateral Agent any consents from licensors to effect the purposes of this Agreement, (ii) deliver to the Collateral Agent in pledge all instruments evidencing the obligation to pay any of the Collateral not maintained or pledged with the Collateral Agent, and (iii) from time to time do whatever the Collateral Agent may reasonably request by way of obtaining, executing, delivering, and/or filing financing statements, and other notices and amendments and renewals thereof, and will take any and all steps and observe such formalities as the Collateral Agent may reasonably request, in order to create and maintain a valid Lien upon the Collateral, subject to no other Liens, except as permitted hereby or by the Transaction Documents or other Security Documents. Each Debtor agrees that a photocopy of a fully executed financing statement shall be sufficient to satisfy for all purposes the requirements of a financing statement as set forth in Article 9 of the applicable Uniform Commercial Code. Each Debtor will comply in all material respects with all federal, state and local laws and regulations affecting the Collateral.

3.1.7 Security, etc. Each Debtor agrees that the Collateral Agent may at any time take such steps as the Collateral Agent deems reasonably necessary to protect the Collateral Agent's Lien upon and interest in, and to preserve the Collateral, whether at the business premises of any Debtor or elsewhere.

3.1.8 Other Liens. None of the Debtors will permit any Liens on or with respect to all or any part of the Collateral, except as expressly permitted hereby and by the Transaction Documents.

3.1.9 Location of Collateral. Except as expressly permitted elsewhere in this Agreement or except as may be permitted by the Transaction Documents, without prior written consent of the Collateral Agent, none of the Debtors will transfer or permit the transfer of any of the Collateral except (i) to a location for which the security interest in favor of the Collateral Agent therein shall remain perfected, (ii) to any other location so long as such Debtor shall give the Collateral Agent written notice thereof and deliver executed financing statements as reasonably requested by the Collateral Agent in connection therewith within 30 days of such transfer, (iii) for Collateral with a book value of less than $50,000 to another location, or (iv) for relocation of "demonstration" inventory (which may be sold) to trade shows and facilities of the Debtor or any of its Affiliates outside the locations described in clause s (i) and (ii) hereof in the ordinary course of business in accordance with historical practices in existence on the Closing Date, so long as the aggregate book value of all such demonstration inventory at such outside locations does not at any time exceed $300,000.

3.1.10 Disposition of Collateral. Without the prior written consent of the Collateral Agent, acting at the direction of the Required Banks (or all of the Banks, as required by the Credit Agreement), none of the Debtors will sell, discount, allow credits or allowances, transfer, assign, extend the time for payment on, convey, lease, assign, transfer or otherwise dispose of the Collateral, or any part thereof, except, prior to an Event of Default, (i) sales of inventory, discounts, co-op advertising, credits or credit allowances and payment extensions in the ordinary course of business in accordance with the customary business practices of such Debtor in effect on the date hereof, and (ii) as otherwise expressly permitted by the Transaction Documents. Upon the permitted sale, exchange or other disposition of any of the Collateral, the Lien created and provided for herein, without break in continuity and without further formality or act, shall continue in and attach to any proceeds thereof, including, without limitation, any accounts, contract rights, general intangibles, shipping documents, documents of title, bills of lading, warehouse receipts, dock warrants, dock receipts, equipment and cash or non-cash proceeds, and in the event of any unauthorized sale, shall continue in the Collateral itself.

3.1.11 Depository Accounts; Collections. (a) Promptly after receipt of notice from the Collateral Agent following the occurrence and during the continuance of an Event of Default, each Debtor will use its best efforts to cause all depositary banks in which Cash Collections are deposited to become Approved Depositaries.

(b) With respect to all Account Debtors, promptly after receipt of notice from the Collateral Agent following the occurrence and during the continuance of an Event of Default: (i) each Debtor shall (x) deposit all Cash Collections either with the Collateral Agent or an Approved Depositary and (y) cause each Account Debtor to remit all cash, checks, drafts, items and other instruments for the payment of money which it now has or may at any time hereafter receive as proceeds of the Collateral to the Collateral Agent; and (ii) the Collateral Agent shall have the right in its sole discretion to direct all Approved Depositaries to remit all Cash Deposits held by them to the Collateral Agent as often as the Collateral Agent may require and the Approved Depositaries are hereby authorized and directed to do so by each of the Debtors upon the Collateral Agent's direction. All amounts received by the Collateral Agent under this Section 3.1.11(b) shall be deposited in a Collateral Reserve Account established by the respective Debtor upon the request of the Collateral Agent. During the existence of an Event of Default, none of the Debtors shall be entitled to draw on the funds held by any Approved Depositary without the prior written consent of the Collateral Agent. Any Cash Collections received by any of the Debtors after receipt of the notices set forth in this Section 3.1.11(b) shall be deemed to be held in trust for the benefit of the Collateral Agent and the Secured Parties as a part of the Collateral until forwarded to the Collateral Agent for deposit in the Collateral Reserve Accounts as required above. Unless an Enforcement Event has occurred and is continuing under the Credit Agreement, the Collateral Agent will transfer on each Business Day collected amounts in the Collateral Reserve Accounts to the respective Debtor's operating account. Following an Enforcement Event (1) the Collateral Agent will apply collected amounts in the Collateral Reserve Accounts to the Secured Obligations pursuant to Section 7.03 of the Credit Agreement, and (2) the Collateral Agent may, additionally, at any time in its sole discretion or if requested in writing by the Required Banks, direct Account Debtors to make payments on the Collateral, or portions thereof, directly to the Collateral Agent, and such Account Debtors are hereby authorized and directed to do so by each of the Debtors upon the Collateral Agent's direction, and the funds so received shall be also deposited in the respective Collateral Reserve Account, or, at the election of the Collateral Agent, upon its receipt thereof, be applied directly to repayment of the Secured Obligations as set forth in Section 7.03 of the Credit Agreement.

ARTICLE 4

RIGHTS AND REMEDIES UPON DEFAULT

SECTION 4.1 Rights and Remedies, etc.

4.1.1 General Rights and Remedies. If an Enforcement Event occurs, then, in each and every such case, the Collateral Agent may, at its option exercised from time to time, and at the written direction of the Required Banks will at any time thereafter, exercise any rights, powers and remedies available to the Collateral Agent under this Agreement, the Credit Agreement and applicable Laws.

4.1.2 Enforcement Costs; Application of Proceeds. The Company agrees to pay to the Collateral Agent all Enforcement Costs paid or incurred by the Collateral Agent. This agreement in this Section 4.1.2 shall survive the termination of this Agreement and the Lien on the Collateral. All Enforcement Costs, together with interest thereon from the date of any demand therefor until paid in full at a per annum rate of interest equal at all times to the Default Rate, shall be paid by the Company to the Collateral Agent whenever demanded by the Collateral Agent.

Any proceeds of the collection of the sale or other disposition of the Collateral will be applied by the Collateral Agent in accordance with the terms of Section 7.03 of the Credit Agreement. If the sale or other disposition of the Collateral fails to satisfy all of the Secured Obligations, the Debtors shall remain liable to the Collateral Agent and the Secured Parties for any deficiency. Any surplus from the sale or disposition of the Collateral shall be paid to the respective Debtor or to any other party entitled thereto or shall otherwise be paid over in a manner permitted by law after payment in full of all Secured Obligations and the Enforcement Costs related to any such payment.

4.1.3 Uniform Commercial Code and Other Remedies. Upon the occurrence of an Event of Default (and in addition to all of its rights, powers and remedies under this Agreement), the Collateral Agent shall have all of the rights, powers and remedies of a secured party under the New York Uniform Commercial Code, the Uniform Commercial Code in effect in any other applicable State, and other applicable laws. Upon such occurrence and demand by the Collateral Agent, each Debtor shall assemble the Collateral and make it available to the Collateral Agent, at a place reasonably convenient for such purpose as designated by the Collateral Agent. Upon the occurrence and during the existence of an Event of Default, the Collateral Agent or its agents may enter upon each Debtor's premises to take possession of the Collateral, to remove it, to render it unusable, or to sell or otherwise dispose of it. Any written notice of the sale, disposition or other intended action by the Collateral Agent with respect to the Collateral which is sent by regular mail, postage prepaid, to the Debtors at the addresses set forth for notices herein, or such other address of the Debtors which may from time to time be shown on the Collateral Agent's records, at least 10 days prior to such sale, disposition or other action, shall constitute reasonable notice to each such Debtor.

4.1.4 Power of Attorney. Each Debtor hereby irrevocably designates and appoints the Collateral Agent its true and lawful attorney either in the name of the Collateral Agent or in the name of each respective Debtor, effective upon the occurrence and during the existence of an Enforcement Event, to ask for, demand, sue for, collect, compromise, compound, receive, receipt for and give acquittance for any and all sums owing or which may become due upon any part of the Collateral or under any insurance maintained in accordance with the Security Documents and, in connection therewith, to take any and all actions as the Collateral Agent may deem necessary or desirable in order to realize upon the Collateral or under any insurance maintained in accordance with the Security Documents, including, without limitation, power to endorse in the name of each Debtor on any checks, drafts, notes or other instruments received in payment of or on account of the Collateral or under any insurance maintained in accordance with the Security Documents, or to sign each Debtor's name on any invoice or bill of lading relating to the Collateral, on notices of assignment, on public records, on verifications of Collateral and on notices to Account Debtors, or on any proof of claim in bankruptcy proceeding against an Account Debtor and any other obligor with respect to the Collateral, to send requests for verification from Account Debtors, to notify the post office authorities to change the address for delivery of each Debtor's mail to an address designated by the Collateral Agent and to receive, open and dispose of all mail addressed to each Debtor. Notwithstanding the foregoing, the Collateral Agent shall not be under any duty to any Debtor to exercise any such authority or power or in any way be responsible for the collection of the Collateral or under any insurance maintained in accordance with the Security Documents. The foregoing power of attorney, being coupled with an interest, is irrevocable until the Secured Obligations have been fully satisfied and any commitments therefor terminated. The Collateral Agent may file one or more financing statements disclosing its Lien in any or all of the Collateral without any Debtor's signature appearing thereon. Each Debtor also hereby grants to the Collateral Agent a power of attorney to execute any such financing statement, or amendments and supplements to financing statements, on behalf of such Debtor without notice thereof to such Debtor, which power of attorney is coupled with an interest and is irrevocable until the Secured Obligations have been fully satisfied and this Agreement terminated.

ARTICLE 5

MISCELLANEOUS

SECTION 5.1 Course of Dealing; Amendment. No course of dealing between any Debtor and the Collateral Agent shall be effective to amend, modify or change any provision of this Agreement, and this Agreement may not be amended, modified, or changed in any respect except by an agreement in writing signed by the Collateral Agent (at the direction of the Required Banks (or all of the Banks, as may be required by the Credit Agreement) and each Debtor. The Collateral Agent shall have the right at all times, subject to the rights of the Secured Parties under the Credit Agreement, to enforce the provisions of this Agreement in strict accordance with the terms hereof and thereof, notwithstanding any conduct or custom on the part of the Collateral Agent in refraining from so doing at any time or times. The failure or delay of the Collateral Agent at any time or times to enforce the rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of this Agreement or as having in any way or manner modified or waived the same.

SECTION 5.2 Waiver, Cumulative Remedies. Subject to the rights of the Secured Parties under the Credit Agreement and the applicable Debtor under the Security Documents and the Transaction Documents, the Collateral Agent may, on behalf of the Secured Parties:

(a) at any time and from time to time, execute and deliver to the Debtors a written instrument waiving, on such terms and conditions as the Collateral Agent may specify in such written instrument, any of the requirements of this Agreement or any Event of Default hereunder and its consequences, provided, that any such waiver shall be for such period and subject and limited to such conditions as shall be specified in any such instrument and to the instance for which the waiver is given. In the case of any such waiver, each of the Debtor and the Collateral Agent shall be restored to their former positions prior to such Event of Default and shall have the same rights as they had hereunder. The rights, powers and remedies provided in this Agreement are cumulative, may be exercised concurrently or separately, may be exercised from time to time and in such order as the Collateral Agent shall determine, and are in addition to, and not exclusive of, rights, powers and remedies provided by applicable Laws.

(b) proceed against any of the Collateral without proceeding against the Debtors or other Persons obligated under any of the Secured Obligations;

(c) without reducing or impairing the Secured Obligations of the Debtors and without notice, release or compromise with any guarantor or other Person liable for all or any part of the Secured Obligations;

(d) without reducing or impairing the Secured Obligations of the Debtors and without notice thereof: (i) fail to perfect the Lien in any or all Collateral or to release any or all the Collateral or to accept substitute Collateral, (ii) allow all or any of the Secured Obligations to arise after the date of this Agreement, (iii) waive any provision of this Agreement, (iv) exercise or fail to exercise rights of set-off or other rights, (v) accept partial payments or extend from time to time the maturity of all or any part of the Secured Obligations, and (vi) take or fail to take any action under this Agreement or against any one or more Persons obligated under the Secured Obligations.

Each of the Debtors hereby waives and releases all claims and defenses against the Collateral Agent and the Secured Parties and/or with respect to the payment of or the enforcement of the Secured Obligations and the Collateral Agent's rights in the Collateral on account of any of the foregoing, except as to the Collateral Agent's and the Secured Parties' gross negligence or willful misconduct.

SECTION 5.3 Notices. All notices, requests and demands to or upon the parties to this Agreement shall be deemed to have been given or made when so given or made in accordance with the Credit Agreement.

SECTION 5.4 Management and Administration by Collateral Agent. The Collateral Agent shall not have any duty to any of the Debtors to pay for insurance, taxes, or other charges incurred in the custody, preservation, use or operation of, or in connection with the management of, any Collateral on which a Lien is granted in connection with this Agreement; provided, however, that the Collateral Agent may (in its sole discretion) pay such expenses. All such payments shall be part of the Secured Obligations and shall bear interest payable on demand by the Company from the date of any demand therefor until paid in full at the Default Rate.

SECTION 5.5 Waiver of Jury Trial; Consent to Jurisdiction. EACH OF THE DEBTORS (A) AND THE COLLATERAL AGENT IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THIS AGREEMENT TO THE EXTENT PERMITTED BY LAW, (B) SUBMITS TO THE NONEXCLUSIVE PERSONAL JURISDICTION IN FULTON COUNTY, GEORGIA, OF THE COURTS THEREOF AND THE UNITED STATES DISTRICT COURTS FOR THE NORTHERN DISTRICT OF GEORGIA, FOR THE ENFORCEMENT OF THIS AGREEMENT, (C) WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAW OF ANY JURISDICTION TO OBJECT ON ANY BASIS (INCLUDING, WITHOUT LIMITATION, INCONVENIENCE OF FORUM) TO JURISDICTION OR VENUE WITHIN THE STATE OF GEORGIA FOR THE PURPOSE OF LITIGATION TO ENFORCE THIS AGREEMENT, AND (D) AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN THE MANNER PRESCRIBED IN THE CREDIT AGREEMENT FOR THE GIVING OF NOTICE TO THE COMPANY. NOTHING HEREIN CONTAINED, HOWEVER, SHALL PREVENT THE COLLATERAL AGENT FROM BRINGING ANY ACTION OR EXERCISING ANY RIGHTS AGAINST ANY COLLATERAL AND AGAINST ANY OF THE DEBTORS PERSONALLY, AND AGAINST ANY ASSETS OF THE DEBTORS, WITHIN ANY OTHER STATE OR JURISDICTION.

SECTION 5.6 Severability. In case one or more provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any Laws, the validity, legality and enforceability of the remaining provisions contained herein shall remain effective and binding on the parties thereto and shall not be affected or impaired thereby.

SECTION 5.7 Assignment, Etc. Subject to Section 9.09 of the Credit Agreement, the Collateral Agent shall have the right to divulge to any actual or potential purchaser, assignee, transferee or participant of the Collateral and/or the Secured Obligations, or any part thereof, all information, reports, financial statements and documents obtained in connection with this Agreement or otherwise. Notwithstanding anything contained herein, any confidentiality restriction agreed to by any person shall continue to be binding upon such person.

SECTION 5.8 Binding Effect. This Agreement shall be binding upon and inure to the benefit of each of the Debtors and the Collateral Agent and their respective successors and assigns, except that the none of the Debtors shall have the right to assign its rights or obligations hereunder or any interest herein without the prior written consent of the Collateral Agent.

SECTION 5.9 APPLICABLE LAW. EACH OF THE DEBTORS ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF GEORGIA.

SECTION 5.10 Definitional Provisions. Unless otherwise defined herein, as used in this Agreement and in any certificate, report or other document made or delivered pursuant hereto, accounting terms not otherwise defined herein, and accounting terms only partly defined herein, to the extent not defined, shall have the respective meanings given to them under generally accepted United States accounting principles consistently applied to the Debtors. Unless otherwise defined herein, all terms used herein which are defined by the Georgia Uniform Commercial Code shall have the same meanings as assigned to them by the Georgia Uniform Commercial Code unless and to the extent varied by this Agreement. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references are references to articles, sections or subsections of, or schedules or exhibits to, as the case may be, this Agreement unless otherwise specified. The captions, headings and titles to this Agreement and its sections, subsections and other parts are only for the convenience of the parties and are not part of this Agreement. As used herein, the singular number shall include the plural, the plural the singular and the use of the masculine, feminine or neuter gender shall include all genders, as the context may require. Reference to this Agreement or to any one or more of the instruments, agreements or documents previously, simultaneously or hereafter executed and delivered by any of the Debtors, any guarantor and/or any other Person, singly or jointly with another Person or Persons, evidencing, securing, guarantying or otherwise in connection with any of the Secured Obligations and/or in connection with this Agreement shall mean the same as the foregoing may from time to time be amended, restated, substituted, extended, renewed, supplemented or otherwise modified.

SECTION 5.11 Continuing Enforcement of the Transaction Documents. If, after receipt of any payment of all or any part of the Secured Obligations of the Debtors to the Collateral Agent or any of the Secured Parties, the Collateral Agent is or any such Secured Parties are compelled or agree, for settlement purposes, to surrender such payment to any person or entity for any reason, then this Agreement and the other Security Documents, and the applicable Transaction Documents shall continue in full force and effect or be reinstated, as the case may be. The provisions of this Section 5.11 shall survive the termination of this Agreement, the other Security Documents and the Transaction Documents and shall be and remain effective notwithstanding the payment of the Secured Obligations, the cancellation of the Security Agreement, any other Security Documents or the Transaction Documents, the release of any security interest, lien or encumbrance securing the Secured Obligations or any other action which the Collateral Agent or any of the Secured Parties may have taken in reliance upon its receipt of such payment.

SECTION 5.12 Additional Debtors. Section 5.26 of the Credit Agreement provides that Domestic Subsidiaries which are acquired or created after the Closing Date must, among other things, execute and deliver to the Collateral Agent a counterpart of or a joinder agreement with respect to this Agreement. Any Subsidiary which executes and delivers to the Collateral Agent a counterpart of or joinder agreement with respect to this Agreement shall be a Debtor for all purposes hereunder.

[SIGNATURES COMMENCE ON THE NEXT PAGE]

IN WITNESS WHEREOF, each of the Debtors has executed and delivered this Agreement as of the day and year first written above. GERBER SCIENTIFIC, INC.(SEAL)

By:__________________________

Gary K. Bennett

Senior Vice President-Finance and

Chief Financial Officer

GERBER TECHNOLOGY, INC.

a Connecticut corporation

GERBER SCIENTIFIC PRODUCTS, INC.,

a Connecticut corporation

GERBER COBURN OPTICAL, INC.,

a Delaware corporation (SEAL)

STEREO OPTICAL COMPANY, INC.,

an Illinois corporation

By: ___________________________

Gary K. Bennett

Treasurer

ACCEPTED AND AGREED TO AS OF
THE DATE FIRST WRITTEN ABOVE:

WACHOVIA BANK, N.A., (SEAL)
as Collateral Agent for the Secured Parties

By:
Name:
Title:

EXHIBIT A TO SECURITY AGREEMENT

I. Chief Executive Office/Principal Place of Business of the Debtors

GERBER SCIENTIFIC, INC.

83 Gerber Road West
South Windsor
Hartford County
Connecticut

GERBER tecHnology, INC.

24 Industrial Park Road West
Tolland
Tolland County
Connecticut

GERBER SCIENTIFIC products, INC.

83 Gerber Road West
South Windsor
Hartford County
Connecticut

GERBER coburn optical, INC.

55 Gerber Road
South Windsor
Hartford County
Connecticut

STEREO OPTICAL COMPANY, INC.

55 Gerber Road
South Windsor
Hartford County
Connecticut

II. Places of Business and Collateral Locations

GERBER SCIENTIFIC, INC.

Location	County	Facility
83 Gerber Road West, South Windsor, Connecticut	Hartford	Corporate headquarters

GERBER TECHNOLOGY, INC.

Location	County	Facility
24 Industrial Road, Tolland, Connecticut	Tolland	Corporate offices and manufacturing
1200-1250 No. Bowser, Richardson, Texas		Sales and service
21 Lime Street Marblehead, Massachusetts		Manufacturing
1359 Broadway, Suite 1703, New York, New York		Sales and service
3567 Parkway Lane, Suite 100, Norcross, Georgia		Sales and service
6135 East Washington Blvd, Los Angeles, California		Sales and service

GERBER SCIENTIFIC PRODUCTS, INC.

Location	County	Facility
83 Gerber Road West, South Windsor, Connecticut	Hartford	Corporate offices and manufacturing
151 Batson Drive, Manchester, Connecticut	Hartford	Manufacturing
425 Sullivan Avenue, South Windsor, Connecticut	Hartford	Vacant

GERBER COBURN OPTICAL, INC.

Location	County	Facility
55 Gerber Road West, South Windsor, Connecticut	Hartford	Corporate offices, sales, and service
1701 South Cherokee, Muskogee, Oklahoma		Manufacturing
3639 North Kenton Street, Chicago, Illinois		Manufacturing and administration
6980 NW 46th Street, Miami, Florida		Sales and service

STEREO OPTICAL COMPANY, INC.

Location	County	Facility
55 Gerber Road West, South Windsor, Connecticut	Hartford	Corporate offices, sales, and service
3539 North Kenton Street	Chicago, Illinois	offices and assembly
[any others to follow]

    Social Security or Federal Identification Numbers

Gerber Scientific, Inc.
Tax I.D. 06-0640743

Gerber Technology, Inc.
Tax I.D. 06-0850140

Gerber Scientific Products, Inc.
Tax I.D. 06-1017330

Gerber Coburn Optical, Inc.
Tax I.D. 58-1977404

Stereo Optical Company, Inc.
Tax I.D. 36-2660807

IV. Other Business Names

[TO BE SUPPLIED BY BORROWER]

EXHIBIT B TO SECURITY AGREEMENT

Permitted Liens

(Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Security Agreement to which this Exhibit is attached.)

[TO BE COMPLETED AFTER RECEIPT OF LIEN SEARCHES]

Gerber Scientific, Inc.:
LOCATION	UCC - SECURED PARTY	UCC DATE FILED/ FILE NUMBER	UCC COLLATERAL

Gerber Technology, Inc.:
LOCATION	UCC - SECURED PARTY	UCC DATE FILED/ FILE NUMBER	UCC COLLATERAL

Gerber Scientific Products, Inc.:
LOCATION	UCC - SECURED PARTY	UCC DATE FILED/ FILE NUMBER	UCC COLLATERAL

Gerber Coburn Optical, Inc.:
LOCATION	UCC - SECURED PARTY	UCC DATE FILED/ FILE NUMBER	UCC COLLATERAL

Stereo Optical Company, Inc.:
LOCATION	UCC - SECURED PARTY	UCC DATE FILED/ FILE NUMBER	UCC COLLATERAL

EXHIBIT O

FORM OF HAZARDOUS MATERIALS INDEMNITY AGREEMENT

(to be modified for compliance with state law)

1. The undersigned _______________________, a ______________ corporation ("Obligor") (i) to induce WACHOVIA BANK, NA. (together with its successors and assigns, "Collateral Agent"), as collateral agent for itself and, and for the Secured Parties, as that term is defined in the Amended and Restated Credit Agreement dated as of March 14, 2001, among the Borrower, the Banks listed on the signature pages thereof, and Wachovia Bank, N.A., as Agent (as the same may be amended and modified from time to time, the "Credit Agreement"; terms defined in the Credit Agreement are used herein with the same meanings), and (ii) to accept the Instrument (as hereinafter defined) as collateral for the Secured Obligations (as defined in the Instrument), and with knowledge that Collateral Agent and Secured Parties intend to rely upon the certifications and undertakings set forth herein, agrees to indemnify Collateral Agent and the Secured Parties and hold Collateral Agent and the Secured Parties harmless from and against any and all loss, liability, damage and expense, including reasonable attorneys' fees and costs, suffered or incurred by Collateral Agent or the Secured Parties, whether as holder of any of the Secured Obligations secured by the Instrument encumbering the land (the "Premises") described on Exhibit "A" hereto, as mortgagee in possession or as successor-in-interest to Obligor by foreclosure deed or deed in lieu of foreclosure, in connection with or arising out of Hazardous Materials upon the Premises, including any loss of value of the Premises as a result of the foregoing. So long as Obligor is the owner of the Premises, Obligor shall have the right to participate with Collateral Agent in any settlement or other negotiations with respect to any Indemnified Claim (as hereinafter defined), but in no event shall Obligor enter into any agreement related to such settlement or negotiations that may affect Collateral Agent's and/or any of the Secured Parties' interests without the consent of Collateral Agent. In the event Obligor no longer owns the Premises, Obligor shall have the right to participate with Collateral Agent in any settlement or other negotiations with respect to any Indemnified Claim, so long as Obligor admits such Indemnified Clam is subject to this Agreement and demonstrates, to the reasonable satisfaction of Collateral Agent, that Obligor will honor its obligations under this Agreement and has the financial ability to do so; provided, however, that in no event shall Obligor enter into any agreement related to such settlement or negotiations that may affect Collateral Agent's and/or any of the Secured Parties' interests without the consent of Collateral Agent and in the event Obligor and Collateral Agent disagree as to the resolution of any settlement or other negotiations, Collateral Agent shall control such resolution.

2. It is understood and agreed that the foregoing undertaking to indemnify and hold harmless Collateral Agent and the Secured Parties shall arise (a) upon the assertion against Collateral Agent and/or any Secured Party of any claim relating to the presence of Hazardous Materials upon the Premises (unless Obligor proves that such materials were introduced onto the Premises after acquisition of title by Collateral Agent and/or any of the Secured Parties), or (b) if the claim arises because Obligor has failed to comply with any law applicable to Hazardous Materials ((a) and (b), collectively, the "Indemnified Claims"), and shall continue in full force and effect as long as Collateral Agent or any of the Secured Parties retains an estate or interest in the Premises pursuant to the Instrument or holds any indebtedness secured by a purchase money mortgage, deed to secure debt or deed of trust given by a purchaser at foreclosure or trustee's sale or from the Secured Parties, or pursuant to a foreclosure or acceptance of a deed in lieu or under threat of foreclosure in regard to any thereof or so long as any of the Secured Parties shall have liability by reason of having held such estate or interest in the Premises, and such undertaking shall in no event be limited, terminated or extinguished by, or merged into, the exercise of any of the Secured Parties' remedies under the Credit Agreement or any of the Security Documents, or otherwise. Except as may be otherwise expressly agreed in writing, the liability of any party under this Agreement shall in no way be limited or impaired by any amendment or modification of any of the Transaction Documents. In addition, the liability of any party under this Agreement shall in no way be limited or impaired by (i) any extensions of time for performance required by any of Transaction Documents, (ii) any sale, assignment or foreclosure of or pursuant to any of the Transaction Documents, or any sale or transfer of all or any part of the Premises, (iii) any exculpatory provision in any of the Transaction Documents limiting the Collateral Agents' recourse to property encumbered by or pursuant to Transaction Documents or to any other security, or limiting any of the Secured Parties' rights to a deficiency judgment against Obligor, except as otherwise expressly provided in the Transaction Documents, (iv) the release of Obligor or any other person from performance or observance of any of the agreements, covenants, terms or conditions contained in any Transaction Documents, Collateral Agent's or any of the Secured Parties' voluntary act, or otherwise, (v) the release or substitution in whole or in part of any security for the Secured Obligations, (vi) Collateral Agent's or any of the Secured Parties' failure to record or file any Loan Document (or any improper recording or filing of any thereof) or Collateral Agent's or any of the Secured Parties' failure otherwise to perfect, protect, secure or insure any security interest or lien given as security for the Secured Obligations; and, in any such case, whether with or without notice to Obligor and with or without consideration, (vii) any limitation of liability language in any Transaction Documents, unless such limitation of liability language expressly limits liability hereunder or with respect hereto, or (viii) repayment of the Secured Obligations.

3. No provision of this Agreement may be changed, waived, discharged or terminated verbally or by any other means except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

4. Except as herein provided, this Agreement shall be binding upon Obligor and Obligor's successors and assigns and shall inure to the benefit of Collateral Agent and the Secured Parties and Collateral Agent's or the Secured Parties' respective successors and assigns owning the Transaction Documents, or any interest therein. The indemnity agreement of Obligor hereunder shall be binding on all successors in interest of Obligor and on each and every transferee and purchaser of the Premises or any part thereof or interest therein.

5. This Agreement and the rights and obligations of the parties hereunder shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of Georgia.

6. The capitalized terms used in this Agreement shall, unless the context otherwise requires, have the same meanings as terms defined in the Deed of Trust and Security Agreement (the "Instrument") of even date herewith, recorded or intended to be recorded in the Office of the ______________________ of ___________________ County, North Carolina.

7. Any notices required to be given hereunder shall be given in the manner set forth for notices in the Instrument.

IN WITNESS WHEREOF, Obligor has executed this Agreement under seal as of _______________, 2001.

OBLIGOR:
_______________., a ___________ corporation
By: Printed Name: Printed Title:
Attest: Printed Name: Printed Title:
[CORPORATE SEAL]

EXHIBIT "A" TO HAZARDOUS MATERIALS INDEMNITY AGREEMENT

Legal Description

[TO FOLLOW]

EXHIBIT P

SUBORDINATED INDEMNIFICATION AGREEMENT

SUBORDINATED INDEMNIFICATION AGREEMENT dated March ___, 2001, by GERBER SCIENTIFIC, INC., a Connecticut corporation ("Gerber") and GERBER SCIENTIFIC UK LTD ("UK Holdco").

WHEREAS, contemporaneously herewith, Gerber is transferring to Gerber Venture Capital Corp. ("GVCC") all of the capital stock (the "Spandex Stock") of Spandex PLC subject to a certain Existing Spandex Stock Pledge (as defined in the Credit Agreement (hereinafter defined)) in favor of Wachovia Bank, N.A., as Collateral Agent for certain financial institutions (the "Banks") from time to time a party to a certain Amended and Restated Credit Agreement dated of even date herewith (the "Credit Agreement");

WHEREAS, contemporaneously herewith, GVCC is transferring the Spandex Stock to UK Holdco, subject to the Existing Spandex Liens; and

WHEREAS, it is a condition to UK Holdco entering into the transactions detailed above that Gerber agree to indemnify UK Holdco as set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION Indemnification.

Gerber hereby agrees to indemnify, defend and save UK Holdco forever harmless from and against, and to promptly pay to UK Holdco or reimburse UK Holdco for the fair market value ("Stock Value") of the Spandex Pledged Stock (as defined in the Credit Agreement) disposed of in the event of a Spandex Pledged Stock Foreclosure (as defined in the Credit Agreement), determined as of the date of the Spandex Pledged Stock Foreclosure. Gerber shall in no event be liable to UK Holdco hereunder for any fees, expenses, damages, costs or liabilities (including without limitation attorney's fees relating to the defense of any action subject to indemnification hereunder) in an amount in excess of such Stock Value.

SECTION Notice of Claims for Indemnification.

      In the case of a claim for indemnification under this Agreement, upon determination by UK Holdco that it has a claim for indemnification, it shall deliver notice of such claim to Gerber, setting forth in reasonable detail the basis and amount of such claim for indemnification (each, an "Indemnification Notice"). Upon the Indemnification Notice having been given to Gerber, Gerber shall have thirty (30) days in which to notify UK Holdco in writing (the "Dispute Notice") that the basis of or the amount of the claim for indemnification is in dispute, setting forth in reasonable detail the grounds of such dispute. In the event that a Dispute Notice is not given to UK Holdco within the required thirty (30) day period, Gerber shall be obligated to pay to UK Holdco the amount set forth in the Indemnification Notice within thirty (30) days after the date that the Indemnification Notice had been given to the Indemnifying Party.
      In the event that a Dispute Notice is timely given to UK Holdco, the parties hereto shall have thirty (30) days to resolve any such dispute. In the event that such dispute is not resolved by such parties within such period, the parties hereto shall have the right to pursue all available legal remedies to resolve such dispute.

SECTION 3. Miscellaneous.

(a) Neither party shall be deemed as a consequence of any act, delay, failure, omission, forbearance or other indulgence granted from time to time by such party: (i) to have waived, or to be estopped from exercising, any of its rights or remedies under this Agreement; or (ii) to have modified, changed, amended, terminated, rescinded, or superseded any of the terms of this Agreement, unless such waiver, modification, amendment, change, termination, rescission, or suppression is set forth in writing and signed by the party to be bound thereby. No single or partial exercise by either party of any right or remedy will preclude any other right or remedy, and a waiver expressly made in writing on one occasion will be effective only in that specific instance and only for the precise purpose for which given, and will not be construed as a consent to or a waiver of any right or remedy on any future occasion or a waiver of any right or remedy against any other party.

(b) If any provision of this Agreement or the application of any such provision to any party hereto or any circumstances relating hereto shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such party or circumstances, other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

(c) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, expressed or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

(d) All notices and other communications hereunder shall be in writing and shall be deemed given upon the earlier to occur of delivery thereof if by hand or upon receipt if sent by mail (registered or certified mail, postage prepaid, return receipt requested) or on the second next business day after deposit if sent by a recognized overnight delivery service or upon transmission if sent by telecopy or facsimile transmission (in each case with receipt verified) to the addresses set forth on the signature page hereto; provided that each of the parties hereto shall promptly notify the other parties hereto of any change of address, which address shall become such party's address for the purposes of this Section 3(d).

(e) This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut, without regard to the conflicts-of-laws principles thereof. Each of the parties hereby irrevocably (a) submits to the exclusive jurisdiction of, and agrees that any action, suit or other proceeding may be brought in, the courts of the State of Connecticut for the purpose of any such suit, action or other proceeding arising out of or based upon this Agreement or the transactions contemplated hereby, (b) waives to the extent not prohibited by applicable law, rule or regulation, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or other proceeding any claim that any such person is not subject personally to the jurisdiction of the aforementioned courts, that its respective property is exempt or immune from attachment or execution, that any such suit, action or other proceeding brought in one of the aforementioned courts is brought in an inconvenient forum, that the venue of any such suit, action or other proceeding brought in one of the aforementioned courts is improper, or that this Agreement, or the transactions contemplated hereby may not be enforced in or by such court, and (c) consents to service of process in any such suit, action or other proceeding by registered or certified mail. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party or its directors, officers, employees, agents or affiliates to bring a suit, action or other proceeding in the courts of any other jurisdiction.

(f) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

(g) The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement or understanding of the parties hereto and shall not affect in any way the meaning or interpretation of this Agreement.

(h) This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein or therein. There are no agreements, representations, warranties or covenants other than those expressly set forth or referred to herein or therein.

(i) This Agreement shall not be assigned by operation of law or otherwise. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

SECTION 4. Subordination.

(a) The parties agree that this Agreement and the indemnification obligations contained herein (the "Junior Obligations") are and shall be subordinate in right of payment to the prior payment in full of all of the Secured Obligations (as such term is defined in the Credit Agreement). In extension of the foregoing, UK Holdco agrees not to ask, demand, sue for, take or receive from Gerber, and Gerber agrees not to make, directly or indirectly, in cash or other property or by setoff or in any other manner (including, without limitation, from or by way of collateral), payment of all or any of the Junior Obligations, unless and until the Secured Obligations shall have been paid indefeasibly in full and all Commitments (as defined in the Credit Agreement) have been terminated. UK Holdco further agrees (i) that any and all of its right, title and interest in and to the Spandex Pledged Stock is subject to the Existing

Spandex Stock Pledge, and (ii) that it will not sell, pledge, assign or otherwise transfer any interest in the Spandex Pledged Stock without the prior written consent of the Collateral Agent.

(b) All payments or distributions upon or with respect to the Junior Obligations which are received by UK Holdco contrary to the provisions of this Agreement shall be received in trust for the benefit of the Agent (for the benefit of the Banks), shall be segregated from other funds and property held by UK Holdco and shall be forthwith paid over to the Agent in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to or held as collateral (in the case of noncash property or securities) for the payment or prepayment of the Secured Obligations in accordance with the terms of the Secured Obligations.

(c) Upon any distribution of all or any of the assets of Gerber to creditors of Gerber upon the dissolution, winding up, liquidation, arrangement, reorganization, adjustment, protection, relief or composition of Gerber or its/their debts, whether in any bankruptcy, insolvency, arrangement, reorganization, receivership, relief or similar proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of Borrower or otherwise (any of the foregoing, an "Insolvency Proceeding"), any payment or distribution of any kind (whether in cash, property or securities) which otherwise would be payable or deliverable upon or with respect to the Junior Obligations shall be paid or delivered directly to the Agent (in the case of cash) to or as collateral (in the case of noncash property or securities) for the payment or prepayment of the Secured Obligations until the Secured Obligations shall have been paid in full.

(d) UK Holdco agrees that, so long as any of the Secured Obligations shall remain unpaid, it will not commence, or join with any creditor other than the Agent and the Banks in commencing, any Insolvency Proceeding.

(e) UK Holdco agrees that no payment or distribution to Agent (for the Banks) pursuant to the provisions of this Agreement shall entitle UK Holdco to exercise any rights of subrogation in respect thereof until the Secured Obligations shall have been paid in full.

(f) This Agreement shall be applicable both before and after the commencement of any insolvency case by or against Gerber under the Bankruptcy Code and all converted and succeeding cases in respect thereof, and the term "Secured Obligations", as used herein, shall include all interest, fees, costs, expenses and indemnification amounts accruing, incurred or arising on and after the commencement of any such case, whether or not enforceable against Gerber in such case. The relative rights, as provided for in this Agreement, shall continue after the commencement of any such case on the same basis as prior to the date of the commencement of any such case, as provided in this Agreement, subject to any court order approving the financing of or use of cash collateral by Gerber, as debtor-in-possession.

(g) Without the prior written consent of the Required Banks (as defined in the Credit Agreement) UK Holdco shall not:

(i) Cancel or otherwise discharge any of the Junior Obligations (except upon payment in full thereof paid to the Agent (for the benefit of the Banks)) or subordinate any of the Junior Obligations to any indebtedness of Gerber other than the Secured Obligations;

(ii) Sell, assign, pledge, encumber or otherwise dispose of any of the Junior Obligations; or

(iii) Permit any change in the terms of any of the Junior Obligations.

(h) All rights and interests of the Agent and the Banks hereunder, and all agreements and obligations of UK Holdco and Gerber under this Agreement, shall remain in full force and effect irrespective of:

(i) any lack of validity or enforceability of the Credit Agreement, any other Loan Documents (as defined in the Credit Agreement) or any other document or instrument evidencing the Secured Obligations (collectively, the "Financing Documents" );

(ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to departure from any Financing Document;

(iii) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations; or

(iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Gerber or UK Holdco.

This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by Agent upon the insolvency, bankruptcy or reorganization of Gerber or otherwise, all as though such payment had not been made.

SECTION 5. Agent and Banks as Third-Party Beneficiaries.

The Agent and each Bank are hereby expressly made third party beneficiaries of this Agreement and shall be entitled to rely hereupon.

SECTION 6. Set-Off Rights.

The parties agree that, subject to the rights of the Agent, if any, UK Holdco grants to Gerber a right of setoff for all liabilities hereunder upon and against all obligations of UK Holdco to Gerber and Gerber may at any time apply or set off the same, or any part thereof, to any liability of Gerber hereunder. In extension of the foregoing and without limitation, the parties agree that in the event any indemnification liability exists hereunder, Gerber may set-off all sums owing under that certain ________ note (the "Note") made by UK Holdco in favor of Gerber, dated as of _______, in the original principal amount of $__________. In the event Gerber exercises such set-off right with respect to the Note, the parties agree that the maximum amount set-off shall be (i) the principal balance outstanding of the Note plus (ii) regularly scheduled interest payments for the remaining term discounted to present-day value, plus (iii) all other fees, costs and expenses payable under the Note.

IN WITNESS WHEREOF, each of the parties hereto has signed this document, as of the __ day of March, 2001.

GERBER SCIENTIFIC, INC.

_________________________

BY:

ITS:

Address for Notices:

_________________________

_________________________

_________________________

GERBER SCIENTIFIC UK LTD

_________________________

BY:

ITS:

Address for Notices:

_________________________

_________________________

_________________________

Schedule 1.01

Material Subsidiaries

The Initial Guarantors, other than Stereo Optical Company, Inc.

Schedule 4.08

Subsidiaries

Name Jurisdiction of Incorporation

Gerber Technology, Inc. Connecticut

Gerber Technology, Ltd. Canada

Gerber Technology Pty., Ltd. Australia7

Gerber Technology, Ltd. Hong Kong7

GGT International de Mexico, SA de CV Mexico

Gerber Technology GmbH Germany7

Gerber Technology S.R.L. Italy

Gerber Technology NV/SA Belgium7

Gerber Technology SARL France

Gerber Technology AB Sweden

Gerber Technology, Ltd. United Kingdom7

Gerber Technology A/S Denmark7

Gerber Technology LDA Portugal

Gerber Technology Venture Company Connecticut

Shanghai Gerber Technology Service, Inc. China

Gerbertec Maroc SARL Morocco

Gerber Scientific Products, Inc. Connecticut

Gerber Coburn Optical, Inc. Connecticut

Gerber Coburn Optical (Australia) Pty., Ltd. Australia

Gerber Coburn Optical (Singapore) Pte., Ltd. Singapore

Gerber Coburn Optical (U.K.), Ltd. United Kingdom

Stereo Optical Company, Inc. Illinois

Gerber Coburn Optical International, Inc. Delaware

Gerber Coburn Optical of Canada, Ltd. Canada

Spandex PLC United Kingdom7

H. Brunner GmbH Germany

Ultramark Adhesive Products Ltd. United Kingdom

Spandex Benelux NV SA Belgium

Spandex France SA France

Spandex AG Switzerland

Spandex Kft Hungary

Spandex Syndicut Sro Czech Republic

Spandex GmbH Germany

Spandex Benelux BV Holland

Spandex Espana SA Spain

Spandex Srl Italy

ND Graphic Products Ltd. Canada

ND Graphics Ltd. Canada

928395 Ontario, Inc. Canada

Spandex GmbH Austria

Spandex Unifol Sro Slovakia

Spandex Asia Pacific Pty. Ltd. Australia

Spandex Asia Pacific Ltd. New Zealand

R&D Marketing Aktiebolag Sweden

Lars Lindquist Trading AB Sweden

Spandex Finland Ltd. Finland

SD Trading OY Finland

Gerber Venture Capital Corporation Delaware

Gerber Scientific, UK Ltd. United Kingdom

Gerber Foreign Sales Corporation Barbados

Schedule 4.14

Environmental Matters

1. There is soil and groundwater contamination at the Coburn Optical Industries, Inc. ("Coburn") property in Muskogee, Oklahoma. The Company has completed an investigation of these conditions. No remediation activities on the property are believed to be necessary at this time.

2. The Coburn property in Muskogee, Oklahoma has been operating without permits for certain air emissions sources. Coburn filed an application to obtain the required permits in January 1998 with the Oklahoma Department of Environmental Quality ("ODEQ"), and those permits have now been granted.

3. Pursuant to an order of the Connecticut Department of Environmental Protection ("CTDEP"), the Company is conducting quarterly groundwater monitoring relating to the removal of septic systems and surrounding soils at its property at 83 Gerber Road, West in South Windsor, Connecticut. Although residual groundwater contamination remains and residual soil contamination may remain at this property the Company anticipates that CTDEP will determine in Spring 2001 that no further remediation is required at the property.

4. There may be soil and groundwater contamination relating to disposal activities conducted by the Connecticut Department of Transportation ("CTDOT") that is associated with certain property that the Company purchased from the State of Connecticut. The Company believes that prior CTDOT removal and cleanup activities on this property may not satisfy current CTDEP requirements. CTDOT previously has advised the Company that it intends to conduct additional work on the property, but CTDOT's current intentions and the scope of the work it might undertake are unclear at this time.

Schedule 5.16

Existing Loans and Advances

Gerber Technology, Inc.

GGT Garment Internationa (Australia) Pty. Ltd. $2,172,533

Gerber International de Mexico, S.A. de C.V. 596,512

Gerber Garment Technology Systems

Computorizados Lda. 26,291

Gerber Garment Technology SA/NV 3,229,398

GGT Garment Technology GmbH 644,074

GGT Garment Technology SARL 45,855

GGT Garment Technology AB 494,711

GGT Garment Technology SRL 402,845

GGT Garment Technology Ltd. 1,082,000

GGT-Niebuhr A/S 2,333,787

GGT Canada Ltd. 341,805

GGT International (Far East) Ltd.   2,135,694

13,505,505

Gerber Coburn Optical, Inc.

Coburn Optical Industries (Singapore) Pte. Ltd. 267,184

Coburn Optical Industries (U.K.) Ltd. 53,029

Coburn Optical International, Inc. 1,209,303

Coburn Optical Industries of Canada, Ltd. 1,811,919

3,341,435

Spandex PLC

Brunner 1,786,068

Ultramark 660,284

Spandex USA 1,244,635

Clarke Signs 868,273

ND Graphics 2,467,811

Spandex Hungary 74,282

Syndicut 113,899

7,215,252

Schedule 5.17

Existing Investments

Investments as of May 12, 1998:

Bank	Investment Type	Principal Amount	Date Invested	Rate	Maturing Term	Amount

Fleet Bank	Eurodollar	$4,800,000.00	05/12/98	5.125%	1 day	$4,800,683.33

Wachovia Bank	Eurodollar	$6,006,276.67	05/11/98	5.350%	7 days	$6,012,524.87

Wachovia Bank	Eurodollar	$8,008,400.00	05/06/98	5.350%	7 days	$8,016,730.96

Schedule 5.18(a)

Existing Liens

Connecticut Development Authority Loans:

Original Date of Loan:	December 19, 1984
Due Date:	December 1, 2014
Unpaid Balance:	Land & Buildings at 24 Industrial Park West, Tolland, CT

Schedule 5.23

Existing Subsidiary Debt

Nominal foreign overdraft loans for Gerber Technology, Inc., Gerber Coburn and Spandex

Schedule 5.26

Designated Real Property
Gerber Scientific
Real Estate Listing United States
January-01

Owned Properties

Owner	Location		SQ. FT	Use	Subject to Lien Securing Debt	Third Party Consent Required

Gerber Scientific, Inc.	83 Gerber Road [OFFERED FOR SALE]	So. Windsor, CT.	48,000	corporate offices	No	No
Gerber Scientific, Inc.	83 Gerber Road [OFFERED FOR SALE]	So. Windsor, CT.	146,000	corporate offices & manufacturing for Gerber Scientific Products, Inc.	No
Gerber Scientific, Inc.	151 Batson Drive [OFFERED FOR SALE]	Manchester, CT.	93,500	manufacturing facility for Gerber Scientific Products, Inc.	No	No
Gerber Scientific, Inc.	425 Sullivan Ave. [OFFERED FOR SALE]	So. Windsor, CT.	97,000	vacant-for sale	No	No
Gerber Scientific, Inc.	55 Gerber Road [OFFERED FOR SALE]	So. Windsor, CT	60,000	corporate offices & sales	No	No
Gerber Scientific, Inc.	Spencer Street [OFFERED FOR SALE]	Manchester, CT	none-20 acres +/- of vacant land	vacant for sale	No	No

Gerber Technology, Inc.	1200-1250 No. Bowser[OFFERED FOR SALE]	Richardson, TX	68,000	sales & service and corporate offices	No	No

Gerber Coburn Optical, Inc.	1701 S. Cherokee	Muskogee, OK	144,000	manufacturing	to be determined	to be determined
Gerber Coburn Optical, Inc.	3539 North Kenton Street	Chicago, Illinois	13,000	offices and assembly for Stereo Optical Company, Inc.	No.	No.
		.

Gerber Scientific

Leased Properties

Group	Location		SQ. FT	Use	Subject to Lien Securing Debt	Third Party Consent Required	Termination Date	Annual Rent	Name and Address of Landlord
Gerber Technology, Inc..	21 Lime Street	Marblehead, MA	31,250	manufacturing	No	to be determine	January 31, 2006	$236,400	to be determined
Gerber Technology, Inc..	1359 Broadway, Suite 1703	New York, New York	6,131	regional office/sales & service	No	to be determine	June 30, 2005	$183,600	to be determined
Gerber Technology; Inc.	3567 Parkway Lane, Suite 100	Norcross, GA.	9,179	regional office/sales & service	No	to be determined	August 31, 2004	$163,200	to be determined

APPENDIX 1 TO CREDIT AGREEMENT

JOINDER AGREEMENT

THIS JOINDER AGREEMENT is dated as of ____________, 2001 by and between WACHOVIA BANK, N.A., as Agent under the Credit Agreement referred to below, and GERBER VENTURE CAPITAL CORP. ("GVCC");

WHEREAS, Gerber Scientific, Inc. (the "Borrower"), Wachovia Bank, N.A., as Agent, and the Banks parties thereto executed and delivered that certain Amended and Restated Credit Agreement, dated as of March 14, 2001 (the "Credit Agreement"; capitalized terms used herein without definition have the meanings set forth in the Credit Agreement);

WHEREAS, the Borrower proposes to accomplish the UK Reorganization;

WHEREAS, the Borrower, the Agent and the Banks have consented to the UK Reorganization, subject to the satisfaction of the UK Reorganization Conditions, one of which is the execution and delivery of this Joinder; and

WHEREAS, GVCC will receive material direct and indirect benefits from the financial accomodations made by the Banks in favor of the Borrower pursuant to the Credit Agreement and the other Loan Documents and from the UK Reorganization;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Joinder of GVCC to Subsidiary Guaranty. GVCC is hereby joined as a party to the Subsidiary Guaranty as a Guarantor, shall have all of the rights and assumes all of the obligations of a Guarantor under the Subsidiary Guaranty as if it had been an original party thereto and for all purposes shall be a Guarantor under the Credit Agreement and the other Loan Documents.

2. Joinder of GVCC to Contribution Agreement. GVCC is hereby joined as a party to the Contribution Agreement as a Contributing Party and shall have all of the rights and assumes all of the obligations of a Contributing Party under the Contribution Agreement as if it had been an original party thereto.

3. Joinder of GVCC to Stock Pledge Agreement; Delivery of Pledged Stock. GVCC is hereby joined as a party to the Stock Pledge Agreement as a Pledgor with respect to 65% of the capital stock in UK Holdco and shall have all of the rights and assumes all of the obligations of a Pledgor under the Stock Pledge Agreement as if it had been an original party thereto. GVCC further agrees that promptly after the issuance of the capital stock in UK Holdco, it shall deliver to the Agent the certificates evidencing 65% of such shares as Pledged Stock under the Stock Pledge Agreement and blank stock powers pertaining thereto (or shall cause the making of such registration or other arrangements as shall be necessary to perfect under applicable law a security interest in such Pledged Stock in favor of the Agent, for the ratable benefit of the Banks).

4. Joinder of GVCC to Intercompany Note Pledge Agreement; Delivery of Pledged Note. GVCC is hereby joined as a party to the Intercompany Note Pledge Agreement as a Pledgor with respect to the UK Holdco Note and shall have all of the rights and assumes all of the obligations of a Pledgor under the Intercompany Pledge Agreement as if it had been an original party thereto. GVCC further agrees that it shall cause the UK Holdco Note to be issued in the form of an Intercompany Note and promptly after the issuance of the UK Holdco Note, it shall deliver to the Agent the UK Holdco Note as a Pledged Note pursuant to the Intercompany Note Pledge Agreement.

4. Counterparts. This Joinder Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

5. Governing Law. This Joinder Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Georgia.

[SIGNATURES CONTAINED ON NEXT PAGE]

IN WITNESS WHEREOF the parties hereto have entered into this Joinder Agreement as of the date and year first written above.

WACHOVIA BANK, N.A., as Agent.

By:_____________________

Name:

Title:

GERBER VENTURE CAPITAL CORP.

By:_____________________

Name:

Title:

APPENDIX 2 TO CREDIT AGREEMENT

OPINION OF COUNSEL FOR THE BORROWER AND GVCC

________________, 2000

To the Banks and the Agent

Referred to Below

c/o Wachovia Bank, N.A.,

191 Peachtree Street, N.E.

Atlanta, Georgia 30303-1757

Attn: Christa P. Holland

Dear Sirs:

I am General Counsel of Gerber Scientific, Inc, a Connecticut corporation (the "Borrower"), and Gerber Venture Capital Corp. ("GVCC"), a Delaware corporation, in connection with Amended and Restated Credit Agreement dated as of March 14, 2001 among Gerber Scientific, Inc. , as the Borrower, Wachovia Bank, N.A., as Agent, and the Banks (the "Credit Agreement"; capitalized terms used herein without definition have the meanings set forth in the Credit Agreement), the GVCC Joinder Agreement, the Subsidiary Guaranty and the Pledge Agreements.

I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

Upon the basis of the foregoing, I am of the opinion that:

1. GVCC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers required to carry on its business as now conducted.

2. The execution, delivery and performance by GVCC of the GVCC Joinder Agreement and the performance by GVCC of the Subsidiary Guaranty and the Pledge Agreements (i) are within GVCC's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of, or filing with, any governmental body, agency or official, except such as have been obtained or made and are in full force and effect, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of GVCC or of any agreement, judgment, injunction, order, decree or other instrument which to my knowledge is binding upon GVCC and (v) to my knowledge, except as provided in the Credit Agreement and the Pledge Agreements, do not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

3. Each of the GVCC Joinder Agreement, the Subsidiary Guaranty and the Pledge Agreements constitutes a valid and binding agreement of GVCC, enforceable against GVCC in accordance with its terms, except as such enforceability may be limited by: (i) bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity, regardless of whether considered in a proceeding in equity or at law.

4. To my knowledge, there is no action, suit or proceeding pending, or threatened, against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole, or which in any manner questions the validity or enforceability of the Credit Agreement, the GVCC Joinder Agreement or any other Loan Documents.

5. GVCC is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

6. GVCC is not a "holding company" as defined in the Public Utility Holding Company Act of 1935, as amended.

The foregoing opinions expressed in paragraph 3 are subject to the following qualifications: (i) certain provisions of the GVCC Joinder Agreement, the Subsidiary Guaranty and the Pledge Agreements are or may be unenforceable in whole or part under the laws of the State of Connecticut, but the inclusion of such provisions does not affect the validity of the GVCC Joinder Agreement, the Subsidiary Guaranty and the Pledge Agreements, and each of the GVCC Joinder Agreement, the Subsidiary Guaranty and the Pledge Agreements contains adequate provisions for the practical realization of the principal rights and benefits intended to be afforded thereby, (ii) insofar as provisions contained in the GVCC Joinder Agreement, the Subsidiary Guaranty and the Pledge Agreements provide for indemnification, the enforceability thereof may be limited by public policy considerations and (iii) I express no opinion as to the effect of the laws of any jurisdiction other than the State of Connecticut where any Bank may be located or where enforcement of GVCC Joinder Agreement, the Subsidiary Guaranty and the Pledge Agreements may be sought that limits the rates of interest legally chargeable or collectible.

I am a member of the bar of the State of Connecticut and the foregoing opinion is limited to the laws of the State of Connecticut and the Federal laws of the United States of America. I note that the GVCC Joinder Agreement, the Subsidiary Guaranty and the Pledge Agreements are governed by the laws of the State of Georgia and, for purposes of the opinions expressed in paragraph 3 above, I have assumed that (i) each of the GVCC Joinder Agreement, the Subsidiary Guaranty and the Pledge Agreements conforms to the requirements of the laws of the State of Georgia and (ii) the laws of the State of Georgia do not differ from the laws of the State of Connecticut in any manner that would render such opinion incorrect.

This opinion is delivered to you in connection with the transaction referenced above and may only be relied upon by you, any Transferee under the Credit Agreement, and Jones, Day, Reavis & Pogue without my prior written consent.

Very truly yours,